SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary  Proxy  Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive  Proxy  Statement
[ ]     Definitive  Additional  Materials
[ ]     Soliciting  Material  Under  Rule  14a-12

                       SAFEGUARD HEALTH ENTERPRISES, INC.
     ---------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No  fee  required.
[ ]  Fee  computed  on  table  below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)   Title  of  each  class  of  securities  to  which transaction applies:

     2)   Aggregate  number  of  securities  to  which  transaction  applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed  maximum  aggregate  value  of  transaction:

     5)   Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount  previously  paid:

     2)   Form,  Schedule  or  Registration  Statement  No.:

     3)   Filing  Party:

     4)   Date  Filed:

PROXY

                       SAFEGUARD HEALTH ENTERPRISES, INC.


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                    FOR THE
      ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 30, 2002


The undersigned hereby nominates, constitutes and appoints James E. Buncher and/or Ronald I. Brendzel, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to represent and vote all shares of capital stock of SAFEGUARD HEALTH ENTERPRISES, INC. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company at 95 Enterprise, Suite 100, Aliso Viejo, California, 92656-2605, on Thursday, May 30, 2002, at 4:00 p.m. Pacific Daylight Time, and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FOLLOWING THE
PROCEDURES  STATED  IN  THE  PROXY  STATEMENT  FOR  THE  ANNUAL  MEETING.

1. The election of the following nominees to the Board of Directors: Jack R. Anderson, Steven J. Baileys, Stephen J. Blewitt, Ronald I. Brendzel, James
     E.  Buncher,  Leslie  B.  Daniels,  and  Dennis  L.  Gates.

                  [ ] FOR             [ ]   WITHHOLD AUTHORITY TO VOTE FOR ALL
          (EXCEPT AS INDICATED TO           NOMINEES LISTED
             THE CONTRARY BELOW)

     Instruction: to withhold authority to vote for any individual nominee, mark the FOR box and strike a line through the nominee's name below:

NOMINEES TO BE ELECTED BY  NOMINEES TO BE ELECTED BY SERIES  NOMINEE TO BE ELECTED BY SERIES
COMMON STOCK                      A PREFERRED STOCK             B, C, & D PREFERRED STOCK
-------------------------  --------------------------------  -------------------------------
Steven J. Baileys          Jack R. Anderson                  Stephen J. Blewitt
Ronald I. Brendzel         James E. Buncher
                           Leslie B. Daniels
                           Dennis L. Gates

2. To consider and vote upon a proposal to amend the Certificate of Incorporation of the Company, as amended, to (i) increase the number of authorized shares of Common Stock of the Company from 40,000,000 shares to 42,500,000 shares and (ii) increase the number of authorized shares of Preferred Stock of the Company from 1,000,000 shares to 31,000,000 shares, as further described in the accompanying Proxy Statement; and

3. To consider and vote upon a proposal to amend the SafeGuard Health Enterprises, Inc. Stock Option Plan to increase the number of shares of Common Stock subject to the Plan by 600,000, as further described in the accompanying Proxy Statement.

4. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.

IMPORTANT-PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR WHICH YOU ARE ENTITLED TO VOTE ON FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1, FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION LISTED IN PROPOSAL 2 AND FOR THE AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN LISTED IN PROPOSAL 3. THE PROXIES NAMED HEREIN ARE EACH AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS THEREOF.



                               Date                ,  2002
                                    ---------------

                              --------------------------------------------------

                              --------------------------------------------------
                                                      (Signature of stockholder)

                              Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such. When joint tenants own shares, both should sign. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized partner or other person.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 30, 2002


TO  THE  STOCKHOLDERS  OF  SAFEGUARD  HEALTH  ENTERPRISES,  INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of SafeGuard Health Enterprises, Inc. (the "Company") will be held at its executive offices located at 95 Enterprise, Suite 100, Aliso Viejo, California 92656-2605 on Thursday, May 30, 2002, at 4:00 p.m., Pacific Daylight Time, for the following purposes:

     1.   To  elect  seven  (7)  directors  to  serve  for  the  ensuing  year;

     2. To consider and vote upon a proposal to amend the Certificate of Incorporation of the Company, to (i) increase the number of authorized shares of Common Stock of the Company from 40,000,000 shares to 42,500,000 shares and (ii) increase the number of authorized shares of Preferred Stock of the Company from 1,000,000 shares to 31,000,000 shares, as further described in the accompanying Proxy Statement;

     3. To consider and vote upon a proposal to amend the SafeGuard Health Enterprises, Inc. Stock Option Plan to increase the number of shares of Common Stock subject to the Plan by 600,000, as further described in the accompanying Proxy Statement; and

     4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.


The close of business on April 1, 2002, has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from May 1, 2002, to the date of the Annual Meeting, at the Company's executive offices located at 95 Enterprise, Suite 100, Aliso Viejo, California 92656-2605. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and return the enclosed proxy card to ensure your participation.


                                           By order of the Board of Directors,

                                           /s/  James E. Buncher

                                           JAMES E. BUNCHER
                                           President and Chief Executive Officer


May  12,  2002


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED
STATES HAS BEEN PROVIDED FOR YOUR USE. RETURNING THE ENCLOSED PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING.

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON THURSDAY, MAY 30, 2002
                                AT 4:00 P.M. PDT


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SafeGuard Health Enterprises, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders, to be held on Thursday, May 30, 2002, at 4:00 p.m., Pacific Daylight Time, at the Company's principal executive offices, located at 95 Enterprise, Suite 100, Aliso Viejo, California 92656-2605, and any and all adjournments thereof (the "Annual Meeting"). The purpose of the Annual Meeting and the matters to be voted upon, are set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy are first being mailed to all stockholders of the Company on or about May 12, 2002.

The Board of Directors urges you to complete, sign, date and return the enclosed proxy card in the accompanying envelope. If your shares are held in the name of a bank, broker or other nominee, only your bank, broker or nominee as the record holder can vote your shares and only upon your specific instructions. Please contact the person responsible for your account and instruct him or her to vote the enclosed proxy card as soon as possible.

RECORD  DATE;  SHARES  OUTSTANDING;  QUORUM

Only holders of record of the Company's capital stock at the close of business on April 1, 2002 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding (a) 4,820,832 shares of Common Stock beneficially owned by approximately 500 stockholders, including approximately 400 stockholders of record, (b) 80,000 shares of Series A Preferred Stock held of record by eight (8) stockholders, (c) 80,000 shares of Series B Preferred Stock held of record by 20 stockholders, (d) 30,000 shares of Series C Preferred Stock held of record by 17 stockholders, and (e) 110,000 shares of Series D Preferred Stock held of record by four (4) stockholders. Each share of Common Stock is entitled to one (1) vote on all matters to come before the meeting. Each share of Preferred Stock is entitled to one (1) vote for each share of Common Stock into which the Preferred Stock is convertible, currently 100 shares of Common Stock per share of Preferred Stock, on all matters to come before the meeting, with the exception of the election of directors. With respect to the election of directors, the Common Stock and each series of Preferred Stock vote by classes, and, in such class vote, each share of Preferred Stock is entitled to one (1) vote per share.

The holders of shares of Common Stock and Preferred Stock representing a majority of the total number of votes entitled to be cast by all stockholders at the Annual Meeting must be present in person or represented by a proxy at the Annual Meeting in order to have a quorum. Directors will be elected at the Annual Meeting by a plurality of the votes of the shares of each class of stock present in person or represented by a proxy at the Annual Meeting and entitled to vote on the election of the respective Directors. Accordingly, the nominees for Director receiving the highest number of affirmative votes cast on the election of respective Directors at the Annual Meeting will be elected as Directors. The affirmative vote of a majority of the votes of Common Stock and Preferred Stock, voting together as a single class, which are actually present in person or represented by a proxy at the Annual Meeting, is required to approve all other matters to be acted upon at the Annual Meeting. Abstentions will be counted for the purposes of determining the presence or absence of a quorum, but will not be voted. Abstentions will, therefore, have the same effect as votes against any proposal requiring the affirmative vote of a majority of the shares present and entitled to vote thereon. Broker non-votes will be counted only for the purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the matters to be acted upon at the Annual Meeting.

VOTING  OF  PROXIES;  REVOCABILITY  OF  PROXIES

If the accompanying proxy card is properly signed and received by the Company prior to the Annual Meeting and not revoked, it will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, FOR the election of the nominees for Director listed below, FOR the amendment to the Company's Certificate of Incorporation and FOR the amendment to the Company's Stock Option Plan. Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering to the Secretary of the Company, by any means, including facsimile, a written notice, bearing a date later than the proxy, stating that the proxy is revoked, addressed to Corporate Secretary at the principal executive offices of the Company: SafeGuard Health Enterprises, Inc., 95 Enterprise, Suite 100, Aliso Viejo, California, 92656-2605, telephone number
(949) 425-4300; facsimile number (949) 425-4586, (ii) signing and delivering a proxy relating to the same shares and bearing a later date than the earlier proxy, or (iii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. If a quorum is not obtained at the Annual Meeting, the Board of Directors expects to adjourn the Annual Meeting in order to permit additional time for soliciting and obtaining additional proxies or votes, and at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original Annual Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn.

SOLICITATION  OF  PROXIES  AND  EXPENSES

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, the directors, officers and employees of the Company may solicit proxies from stockholders in person or by telephone, telegram, letter or facsimile. These individuals will not receive additional compensation for such solicitation services. The Company will reimburse brokers, fiduciaries, custodians, and other nominees for reasonable out-of-pocket expenses incurred in forwarding proxy solicitation materials to, and obtaining instructions and authorizations relating to such materials from, beneficial owners of the Company's Common Stock.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

INTRODUCTION

The Company is incorporated under the laws of the State of Delaware. The Company's Restated Certificate of Incorporation provides that the Company's Board of Directors shall be elected at each annual meeting of stockholders for a one (1) year term and until their respective successors are elected and qualified. There is no cumulative voting in connection with the election of Directors.

The Company's Board of Directors recommends that you vote FOR the election of each of the nominees named below. Shares represented by proxies will be voted FOR the election to the Board of Directors of each of the nominees named below. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director. However, if any nominee is unable or declines to serve, proxies will be voted for any substitute nominee designated by the Board of Directors in accordance with the classes of Preferred and Common Stock described above.

Pursuant to the Company's Bylaws, any stockholder entitled to vote for the election of directors at the Annual Meeting is entitled to nominate a person or persons for election as directors at the Annual Meeting only if written notice of the stockholder's intent to make such nomination was given, either by personal delivery or by United States mail, postage prepaid and addressed to:
Corporate Secretary, SafeGuard Health Enterprises, Inc., 95 Enterprise, Suite 100, Aliso Viejo, California 92656-2605, not later than March 29, 2002. Such notice is required to set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") if such nominee had been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if elected. The Company did not receive any stockholder notices regarding any nominations to be made at the Annual Meeting. Accordingly, the Chairman of the Annual Meeting will not acknowledge the nomination of any person made by a stockholder at the Annual Meeting since such nomination would not be in compliance with the foregoing procedure. The Board of Directors is presently comprised of seven (7) members. All Directors of the Company are elected annually. Pursuant to the Company's Certificate of Incorporation, (a) the holders of the Common Stock are entitled to elect two (2) Directors voting as a separate class, (b) the holders of the Series A Preferred Stock are entitled to elect four (4) Directors voting as a separate class, and (c) the holders of the Series B, C, and D Preferred Stock are entitled to elect one (1) Director voting together as a separate class. The Board of Directors has nominated seven (7) persons for election as Directors at the Annual Meeting, two (2) of whom will be elected by the holders of the Common Stock, four (4) of whom will be elected by the holders of the Series A Preferred Stock, and one (1) of whom will be elected by the holders of the Series B, C, and D Preferred Stock. All of the nominees named below are currently serving as Directors of the Company with terms expiring at the Annual Meeting.

NOMINEES  FOR  ELECTION  BY  HOLDERS  OF  COMMON  STOCK

The names of, and certain information relating to, the two (2) nominees to be elected by the holders of the Common Stock are as follows:

NAME                AGE            PRINCIPAL POSITION             DIRECTOR SINCE
------------------  ---  ---------------------------------------  --------------
Steven J. Baileys    48  Chairman of the Board of Directors                 1982

Ronald I. Brendzel   52  Senior Vice President, General Counsel,            1989
                         Secretary, and Director

NOMINEES  FOR  ELECTION  BY  HOLDERS  OF  SERIES  A  PREFERRED  STOCK

The names of, and certain information relating to, the four (4) nominees to be elected by the holders of the Series A Preferred Stock are as follows:

NAME               AGE             PRINCIPAL POSITION             DIRECTOR SINCE
-----------------  ---  ----------------------------------------  --------------
Jack R. Anderson    77  Director(1)                                         2000
James E. Buncher    65  President, Chief Executive Officer, and
                        Director                                            2000
Leslie B. Daniels   54  Director (1)                                        2000
Dennis L. Gates     46  Senior Vice President, Chief Financial
                        Officer, and Director                               2000

---------------
(1) Member of the Audit Committee, and the Compensation and Stock Option Committee.

NOMINEE  FOR  ELECTION  BY  HOLDERS  OF  SERIES  B,  C,  AND  D  PREFERRED STOCK

The name of, and certain information relating to, the nominee to be elected by the holders of the Series B, C, and D Preferred Stock is as follows:

NAME                AGE  PRINCIPAL POSITION   DIRECTOR SINCE
------------------  ---  -------------------  --------------
Stephen J. Blewitt   42  Director(1)                    2001

---------------
(1) Member of the Audit Committee, and the Compensation and Stock Option Committee.

INFORMATION  REGARDING  NOMINEES

Dr. Baileys has been Chairman of the Board of Directors since September 1995. He joined the Company in 1975 and served as President of the Company from 1981 to March 1997, and Chief Executive Officer from May 1995 to February 2000. Dr. Baileys is licensed to practice dentistry in the state of California. Dr. Baileys currently serves on the board of directors of SunLink Health Systems, Inc.

Mr. Buncher has been President and Chief Executive Officer, and a director of the Company, since March 2000. From July 1998 to February 2000, he was a private investor. Mr. Buncher was President and Chief Executive Officer of Community Dental Services, Inc., a corporation operating dental practices in California, from October 1997 until July 1998. Mr. Buncher was President of the Health Plans Group of Value Health, Inc., a national specialty managed care company, from September 1995 to September 1997. He served as Chairman, President and Chief Executive Officer of Community Care Network, Inc., a Value Health subsidiary, from August 1992 to September 1997, when Value Health was acquired by a third party and Mr. Buncher resigned his positions with that company. Mr. Buncher currently serves on the board of directors of Horizon Health Corporation and two other non-public health care companies.

Mr. Brendzel has been Senior Vice President, General Counsel, Secretary and a director of the Company since 1989. He joined the Company in 1978 and was Chief Financial Officer from April 1988 to May 1996. Mr. Brendzel is licensed to practice law in the state of California. Mr. Brendzel is the brother-in-law of Dr. Baileys.

Mr.  Gates  has  been  Senior  Vice  President and Chief Financial Officer since
November 1999, when he joined the Company, and has been a director of the Company since March 2000. From June 1995 to February 1999, he was Chief Financial Officer, then Treasurer, of Sheridan Healthcare, Inc., a physician practice management company.

Mr. Anderson has been President of Calver Corporation, a health care consulting and investment firm, and a private investor, since 1982. Mr. Anderson currently serves on the board of directors of Horizon Health Corporation.

Mr. Blewitt is a Senior Managing Director in the Bond & Corporate Finance Group of John Hancock Life Insurance Company and has been employed by John Hancock since 1982. Mr. Blewitt is also President & Portfolio Manager of Hancock Mezzanine Investments LLC, the General Partner of Hancock Mezzanine Partners, L.P., a fund that invests primarily in mezzanine debt securities. Mr. Blewitt is currently a director of John Hancock Capital Growth Management, Inc., Learning Curve International, NSP Holdings L.L.C., and Medical Resources, Inc.

Mr. Daniels was a founder of CAI Advisors & Co., an investment management firm, in 1989 and has been a principal of that entity and its related investment fund vehicles since then. Mr. Daniels is currently a director of Pharmakinetics Laboratories, Inc. and Mylan Laboratories, Inc. He was a past Chairman of Zenith Laboratories, Inc. and has been a director of several other public and private companies.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors conducted six (6) meetings during fiscal year 2001. All of the persons who were directors of the Company during fiscal year 2000, and who are currently directors of the Company, attended at least seventy-five percent (75%) of the aggregate of: (i) the total number of meetings of the Board of Directors during fiscal year 2001, and (ii) the total number of meetings held by the committee on which they served during fiscal year 2001.

Audit Committee. The Audit Committee is currently composed of Mr. Anderson, Mr. Blewitt and Mr. Daniels, and is chaired by Mr. Daniels. All members of the Audit Committee are non-employee directors of the Company. The Audit Committee met six (6) times during fiscal year 2001. The functions performed by the Audit Committee included recommendations to the Board of Directors regarding the selection of independent auditors to serve the Company for the ensuing year, the review of the Company's quarterly financial results after review by the Company's independent auditors, and review with the independent auditors and management the general scope and results of the Company's annual audit, the fees charged by the independent auditors, and various matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's independent auditors and for recommending the engagement or discharge of the Company's independent auditors. The Board of Directors has not adopted a written charter for the Audit Committee.

Compensation and Stock Option Committee. The Compensation and Stock Option Committee is currently composed of Mr. Anderson, Mr. Blewitt and Mr. Daniels, and is chaired by Mr. Anderson. All members of this Committee are non-employee directors of the Company. The Committee met six (6) times during fiscal year 2001. The Committee is responsible for reviewing the performance of the officers of the Company and establishing the annual compensation for all officers, including salary, bonuses and perquisites, and is also responsible for making stock option grants under the Company's Employee Stock Option Plan.

The  Board  of  Directors  does  not  currently  have  a  nominating  committee.

COMPENSATION  OF  DIRECTORS

Directors who were not otherwise employed by the Company were not paid any fees during fiscal year 2001. The Board of Directors has determined that there will be no compensation paid to non-employee directors during fiscal year 2002 and thereafter, until that policy is changed in the future by the Board, and that there will be no automatic stock option grant pursuant to the Company's non-employee Automatic Option Grant program for non-employee Directors during fiscal year 2002 and thereafter, until that policy is changed in the future by the Board. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors.

BOARD  RECOMMENDATION  AND  VOTE  REQUIRED

SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE EXCEPT TO THE EXTENT AUTHORITY TO VOTE FOR ONE (1) OR MORE NOMINEES IS WITHHELD. AS INDICATED IN THE PROXY CARD,
STOCKHOLDERS MAY (I) VOTE FOR THE ENTIRE SLATE OF NOMINEES FOR WHOM THEY ARE ENTITLED TO VOTE, (II) WITHHOLD AUTHORITY TO VOTE FOR THE ENTIRE SLATE OF NOMINEES FOR WHOM THEY ARE ENTITLED TO VOTE, OR (III) BY MARKING A LINE THROUGH THE NAME OF ONE (1) OR MORE NOMINEES ON THE PROXY CARD, WITHHOLD AUTHORITY TO VOTE FOR SUCH SPECIFIED NOMINEE OR NOMINEES FOR WHOM THEY ARE ENTITLED TO VOTE. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES OF THE SHARES OF EACH CLASS OF STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE ELECTION OF THE RESPECTIVE DIRECTORS.

                                PROPOSAL NUMBER 2

                  AMENDMENT TO CERTIFICATE OF INCORPORATION TO
         INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

DESCRIPTION OF THE PROPOSED AMENDMENT

The Board of Directors of the Company has adopted and declared it to be advisable that the stockholders of the Company approve an amendment (the "Amendment") to the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation") to (i) increase the number of shares of Common Stock authorized for issuance from 40,000,000 shares to 42,500,000 shares, and (ii) increase the number of shares of Preferred Stock authorized for issuance from 1,000,000 shares to 31,000,000 shares, and has directed that the proposed Amendment be submitted to the stockholders of the Company at the Annual Meeting for their approval.

REASONS FOR THE PROPOSED AMENDMENT - COMMON STOCK

The primary reasons for the proposed increase in the number of authorized shares of Common Stock are (i) to provide sufficient shares for issuance both under the Company's Stock Option Plan after the increase in the shares available for issuance under such Plan as proposed in Proposal 3 below and (ii) in the proposed transaction described below. See "Paramount Transaction."

The number of authorized shares of Common Stock of the Company is currently 40,000,000 shares. As of March 31, 2002, 4,820,832 shares of Common Stock were issued and outstanding, which includes 611,741 shares issued pursuant to the exercise of stock options that have been exercised and for which shares of Common Stock have been issued and are outstanding, 30,000,000 shares were reserved for issuance upon conversion of the Company's Preferred Stock presently outstanding, and 2,388,259 shares are reserved for issuance pursuant to the Company's Stock Option Plan and leaving 2,790,909 authorized and unissued shares of Common Stock available for issuance in the future. The Company currently has outstanding 2,637,834 stock options, of which 2,000,000 were granted subject to approval of the Amendment increasing the number of shares subject to the Stock Option Plan. As such, taking all of such options into account, there are 2,541,334 authorized and unreserved shares of Common Stock available for issuance currently. As described below, such 2,541,334 shares of Common Stock will be insufficient for both the proposed increase in the number of shares subject to the Stock Option Plan and the proposed Paramount Transaction.

AMENDMENT  EFFECTIVENESS

Approval of the Amendment to the Restated Certificate of Incorporation is not a condition to the Paramount Transaction and is not a condition to Proposal Number 3, the proposed amendment to the Stock Option Plan. However, if the Amendment is not approved, then the effectiveness of the Amendment to the Stock Option Plan will be effectively delayed if the Paramount Transaction is consummated since there will not be sufficient authorized shares for issuance upon the exercise of options. Approval of Proposal Number 3 is not a condition to the effectiveness of the Amendment.

STOCK  OPTION  PLAN  AMENDMENT

For a more detailed description of the proposed amendment to the Stock Option Plan, please see Proposal Number 3 below.

PARAMOUNT  TRANSACTION

The Company has entered into a Stock Purchase Agreement dated April 24, 2002, with Nicholas M. Kavouklis, DMD, ("Dr. Kavouklis" or the "Owner") to acquire all the capital stock (the "Paramount Stock") of Paramount Dental Plan, Inc., a Florida dental health maintenance organization ("Paramount") (the "Transaction"). The terms of the Transaction are described in the Stock Purchase Agreement among the parties which is subject only to appropriate regulatory approval and there being no material adverse change in either party, and not to any conditions concerning due diligence, financing, board approval, or other matters. However, there is no assurance that the Transaction will be completed.

The following description of the Transaction is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2002.

Terms of the Transaction. Pursuant to the Transaction, the Company would acquire from Dr. Kavouklis 100% of the Paramount Stock in a taxable stock acquisition transaction.

Upon the closing of the Transaction, the Company would pay for the Paramount Stock total consideration of $6,625,000 (the "Purchase Price") in the following manner:

     1.   $3,000,000  cash,  payable  at  closing;

     2. The execution and delivery of a convertible promissory note (the "Note") in the principal amount of $2,625,000, which would bear interest at the rate of seven percent (7.0%) per annum, payable in full in equal monthly installments of principal and interest over three years, convertible into shares of Common Stock of the Company at a conversion price of $1.625 per share, secured by a pledge of the stock and a security interest in all the assets of the combined Paramount/Company Florida subsidiary. All outstanding principal and interest on the Note, at Dr. Kavouklis' option, would be due and payable upon a sale or change in control of the Company, or its Florida subsidiary or after one year following a termination without cause of Dr. Kavouklis' employment with the Company; and

     3. The issuance to Dr. Kavouklis at closing of 769,231 shares of Common Stock of the Company with demand registration rights exercisable immediately for both this stock and the stock issuable on conversion of the Note. The number of these shares of Common Stock was determined by dividing $1,000,000 by the average closing bid price for the Common Stock of the Company in the over-the-counter market for the 30 trading days immediately preceding the date of the Stock Purchase Agreement ($1.30 per share).

If the Paramount Transaction is closed, and if the convertible note is converted into Company Common Stock in full, the Company will need to increase its authorized shares of Common Stock by at least 430,769 shares in order to reserve Common Shares for all possible future issuance related to the Stock Option Plan, the convertible Preferred Stock, and the convertible note. In that case, if the proposed Amendment is not approved, there would be insufficient authorized shares of Common Stock for all the options that could be granted under the Plan if the Amendment to the Plan is approved. The Paramount Transaction is not contingent upon passage of the Amendment to the restated Certificate of Incorporation or the Amendment to the Plan.

As a part of the Transaction and concurrent with the closing of the Transaction, the Company has agreed to enter into a three (3) year Employment Agreement with Dr. Kavouklis, to serve as President and a Director of the Company's Florida subsidiary at an annual salary of $230,000 plus an incentive bonus of up to $270,000 depending upon the financial performance of the combined Paramount/SafeGuard Florida business. At that same time, the Company has also agreed to enter into a three (3) year lease with Dr. Kavouklis for the office space in which the principal executive offices of the Company's Florida subsidiary will be located in Tampa, Florida beginning in late 2002.

Paramount Contact Information. Paramount's principal executive office is currently located at 10627 Rivercrest Drive, Riverview, Florida 33569, and its telephone number is (813) 221-5431.

Regulatory Approvals. Before the Transaction is completed, the approval of the Florida Department of Insurance must be obtained, in addition to satisfaction of certain other conditions stated in the Stock Purchase Agreement.

The Company anticipates the Transaction will be completed in the third quarter of 2002, but there can be no assurance that the Transaction will be completed.

Paramount Business Conducted. Paramount operates a prepaid dental health maintenance organization in the state of Florida licensed as a Prepaid Limited Health Service Organization. Paramount offers prepaid dental plans in the state of Florida for health maintenance organizations, individuals, and employer groups in Florida. In addition, Paramount offers indemnity dental plans underwritten by an unrelated insurance company. Paramount has established a network of licensed dentists in the state of Florida who have contracted with Paramount to provide dental services to enrollees. Paramount currently has approximately 200,000 members in its plans and a dental provider network of approximately 1,500 contracting dentists. In 2001, Paramount had total revenue of approximately $6 million and a net loss of approximately $123,000. The Paramount statement of operations for the year ended December 31, 2001, reflects $1.423 million of compensation expense paid by Paramount to Dr. Kavouklis, Paramount's sole stockholder, who served as Paramount's President and Chief Executive Officer. Following the closing of the Transaction, the compensation to be paid to Dr. Kavouklis will be reduced to $230,000 per year plus a potential bonus as described above. Please see Exhibit 1 for pro forma financial information for the Company.

Reports, Opinions, Appraisals. No report, opinion or appraisal relating to the Transaction has been received from an outside party.

Past Contracts, Transactions, Negotiations. Except for the Transaction described in this Proxy Statement, no material transactions have occurred between the Company and Paramount or the Owner, nor does the Owner hold any capital stock of the Company.

PRO  FORMA  FINANCIAL  INFORMATION

A pro forma balance sheet of the Company as of December 31, 2001, which is based on the assumption that the Transaction occurred on December 31, 2001, and a pro forma income statement of the Company for the year ended December 31, 2001, which is based on the assumption that the transaction occurred January 1, 2001, are attached hereto as Exhibit 1.

AUTHORIZATION  FOR  ADDITIONAL  PREFERRED  STOCK/  REASON  FOR  AMENDMENT

The Amendment relating to the increase in the number of authorized shares of Preferred Stock will have no effect to the holders of the Common Stock or Preferred Stock. If the Amendment is approved, the Company intends to exchange the 300,000 shares of Preferred Stock currently outstanding for 30,000,000 shares of Preferred Stock with the identical attributes except as described below. Holders of the Preferred Stock already vote on Company matters on an "as converted" basis, except as to the Election of Directors. This exchange would result in a one share of Preferred Stock to one share of Common Stock conversion ratio. There would be no net changes to all voting, redemption, conversion or liquidation rights of the holders of the Preferred Stock as a result of this exchange because of the adjustments described below. Except as described below, there will be no material differences between the rights and preferences of the shares of Preferred Stock being exchanged and the rights and preferences of the new shares Preferred Stock to be issued.

The new shares of Preferred Stock will have the following different rights, preferences and limitations:

     1.   A liquidation preference of $1.00 per share instead of $100 per share;
          and

     2. A redemption price of $1.00 per share by the Company at any time on or after 10 years after the original date of issuance, instead of a redemption price of $100.00 per share.

The new shares of Preferred Stock will still be convertible into 30,000,000 shares of Common Stock of the Company, at a conversion price of $1.00 per share, the same as the currently outstanding shares of Preferred Stock.

The Board of Directors recommends this increase in authorized Preferred Stock and the exchange because it will result in reduced franchise tax expense for the Company.

TERMS  OF  ADDITIONAL  AUTHORIZED  SHARES

The additional shares of Common Stock to be authorized by the Amendment would, if and when issued, have rights identical to the currently outstanding shares of Common Stock. The additional shares of Preferred Stock will have the rights described above. If the Amendment is approved, the Company's authorized capital stock will include 31,000,000 shares of Preferred Stock. The 300,000 shares of Preferred Stock outstanding as of the date of this Proxy Statement will be exchanged for 30,000,000 shares of the new Preferred Stock as described above. The Board of Directors of the Company will have the authority to authorize the issuance of the remaining 1,000,000 shares of Preferred Stock in one or more series and to fix the rights, including the voting rights, if any, preferences, privileges and restrictions granted to or imposed upon any such series, without any further vote or action by stockholders. Any future issuance of Common Stock will be subject to the rights of holders of any outstanding shares of Preferred Stock that the Company may issue in the future.

POSSIBLE  EFFECTS  OF  THE  PROPOSED  AMENDMENT

If the proposed Amendment to the Restated Certificate of Incorporation and the proposed Amendment to the Stock Option Plan are approved, the Company will have 2,330,769 shares of authorized and unissued and unreserved shares of Common Stock, and 1,000,000 shares of authorized and unissued shares of Preferred Stock available for issuance. The Board of Directors may authorize the issuance of such shares of Common Stock or Preferred Stock without further vote or action by the stockholders of the Company, except as may be required by applicable laws or the rules of any national securities exchange or market on which shares of Common Stock of the Company are then listed. Current holders of Common Stock do not have any preemptive or cumulative voting rights. The increase in authorized Common Stock and Preferred Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, for example, to optionees in the Company's Stock Option Plan or to the Owner in the Transaction, except in the case of a stock split or stock dividend, such issuances will decrease existing stockholders' percentage equity ownership.

In addition, the additional authorized shares of Common Stock and Preferred Stock could create impediments to a takeover or change in control of the Company. Shares of authorized and unissued Common Stock and Preferred Stock could be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the then current market price. The Amendment was not approved by the Board of Directors of the Company in response to any threatened or perceived takeover threat, and the Company has no knowledge of such a threat as of the date of this Proxy Statement. The Amendment is not part of a plan by management to adopt a series of anti-takeover measures. The Board of Directors has no current plans or intention to issue shares of Common Stock or Preferred Stock except for the issuance of the Common Stock in the Paramount Transaction. However, the Amendment could have the effect of deterring takeovers or changes in control of the Company. Also, the Company already has in place certain charter and Bylaw provisions that may be deemed to render more difficult, or discourage, takeovers or changes in control of the Company. At present, management does not intend to propose other anti-takeover measures in future proxy solicitations.

THE  PROPOSED  AMENDMENT

The following resolution will be submitted for approval by the stockholders at the Annual Meeting:

      NOW, THEREFORE, it is hereby RESOLVED, that the first paragraph of Article Fourth of the Company's Restated Certificate of Incorporation dated as of October 25, 2000, be amended to read as follows:

      "FOURTH. The total number of shares of stock that the corporation shall have authority to issue is Seventy-Three Million Five Hundred Thousand (73,500,000), of which Forty-Two Million Five Hundred Thousand (42,500,000) shares are Common Stock, one cent ($.01) par value per share, and Thirty-One Million (31,000,000) shares are Preferred Stock, one cent ($.01) par value per share."

All other terms of the Company's Restated Certificate of Incorporation dated as of October 25, 2000, shall remain the same.

If the Amendment is approved, the Company will file a Certificate of Designation creating the respective series of the new Preferred Stock that will be exchanged for the currently outstanding shares of Preferred Stock.

BOARD  RECOMMENDATION  AND  VOTE  REQUIRED

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO (I) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 40,000,000 SHARES TO 42,500,000 SHARES AND (II) INCREASE THE NUMBER OF
AUTHORIZED SHARES OF PREFERRED STOCK OF THE COMPANY FROM 1,000,000 SHARES TO 31,000,000 SHARES, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. THE AFFIRMATIVE "FOR" VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK OUTSTANDING ON THE RECORD DATE IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT. THE AFFIRMATIVE "FOR" VOTE OF THE HOLDERS OF A
MAJORITY OF THE SHARES OF THE COMPANY'S PREFERRED STOCK OUTSTANDING ON THE RECORD DATE IS ALSO REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT. SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED AT THE MEETING BY SIGNED BUT

UNMARKED PROXIES WILL BE VOTED "FOR" THE AMENDMENT. AS INDICATED ABOVE, THE BOARD OF DIRECTORS MAY IN ITS DISCRETION ELECT TO ABANDON THE PROPOSED AMENDMENT AT ANY TIME PRIOR TO THE EFFECTIVENESS OF THE FILING OF THE REQUIRED CERTIFICATE OF AMENDMENT WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE.

                                 PROPOSAL NO. 3

                        APPROVAL OF THE AMENDMENT TO THE
              SAFEGUARD HEALTH ENTERPRISES, INC. STOCK OPTION PLAN

On January 15, 2002, the Board of Directors approved, subject to stockholder approval, an amendment to the SafeGuard Health Enterprises, Inc. Stock Option Plan (the "Plan") to increase the number of shares authorized for issuance thereunder from 3,000,000 to 3,600,000 shares, an increase of 600,000 shares. The Company is seeking stockholder approval of the amendment to the Plan as directed by the Board of Directors and to comply with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code (the "Code").
The  purpose  of  the  Plan  is:

     1. To further the growth, development and financial success of the Company by providing additional incentives to certain of its directors and executives and other key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success; and

     2. To enable the Company to obtain and retain the services of the type of directors and professional, technical and managerial employees considered essential to the long range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under options, some of which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

Options for 2,637,834 shares of Common Stock granted under the Plan are outstanding of which 2,000,000 options were granted subject to the approval of the Amendment to increase the number of shares subject to the Plan. Options to purchase 611,741 shares of Common Stock previously issued have been exercised and that number of shares of Common Stock has been issued by the Company, which is included in the total number of shares of Common Stock issued and outstanding, 4,820,832. There are currently no shares available for granting stock options, however, 350,325 shares will be available for stock options to be granted under the Plan if the Amendment is approved. The Company has no other stock option plans.

BOARD RECOMMENDATION AND VOTE REQUIRED

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK UNDER THE COMPANY'S STOCK OPTION PLAN. THE AFFIRMATIVE "FOR" VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK AND PREFERRED STOCK VOTING TOGETHER AS A SINGLE CLASS REPRESENTED AND VOTING AT THE MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL. SHARES REPRESENTED AT THE MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE PROPOSAL.

Set forth below is a discussion of the material terms of the Plan. Such discussion is qualified in its entirety by reference to the full text of the Plan. The Company will furnish without charge a copy of the Plan to any stockholder of the Company upon receipt of a request for a copy of the Plan. A request should be directed to the Corporate Secretary at the principal offices of the Company.

DESCRIPTION OF THE PLAN

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

                               PLAN ADMINISTRATION

The Plan is administered by a committee appointed by the Board of Directors (the "Plan Committee"). The Plan Committee must consist of at least two (2) non-employee directors of the Company. Members of the Plan Committee serve for an indefinite term and may be removed by the Board of Directors at any time. The Plan is currently administered by the Compensation and Stock Option
Committee of the Board of Directors, consisting of three (3) non-employee directors of the Company, as described above. The Plan is divided in two separate components: the Discretionary Option Grant Program and the Automatic Option Grant Program. The Automatic Option Grant Program is self-executing, and the Plan Committee exercises no discretionary powers over such program. However, the Board has currently suspended any automatic grants pursuant to this program until further action by the Board of Directors.

With respect to the Discretionary Option Grant Program, the Plan Committee is responsible for:

     1.   Selecting  the  eligible  participants  who  will  receive  options;

     2. Determining the number, form, and terms of the options that will be granted;

     3. Setting the vesting periods for the options that are granted under the Plan; and

     4.   Determining  whether  an Option is an "Incentive Stock Option" under
          Section 422 of the Internal Revenue Code or a Non-Qualified Stock Option.

The Plan Committee will interpret the Plan and make all determinations necessary or advisable for its administration. The Plan Committee may amend any outstanding option without the optionee's consent, subject to certain limitations. If the amendment impairs the rights of any optionee, the optionee must consent to the amendment.

                          GRANT AND EXERCISE OF OPTIONS

The following people are eligible to be granted options under the Plan's Discretionary Option Grant Program:

     1. Such employee-members of the Board as the Plan Committee shall select from time to time; and

     2. Such other key employees, including officers who are not directors, as the Plan Committee shall select from time to time.

As a condition to receiving a grant of options, employees must agree to remain employed with the Company for 12 months after such grant of options. As of the date of this Proxy Statement, there were 196 employees of the Company eligible to participate in the Plan, including 11 executive officers.

Only non-employee members of the Board of Directors are eligible to receive automatic option grants under the Automatic Option Grant Program (the "Program"). Each non-employee Board member automatically receives a grant of a Non-Qualified Stock Option to purchase 2,000 shares of Common Stock on the second Monday of November of each year the director serves on the Board of Directors. Because of the suspension of the Program by the Board, no options were granted under the Program to non-employee directors during calendar years 2000 and 2001.

The Plan Committee will set the price at which the options may be exercised. The exercise price must be equal to or greater than the fair market value of the Common Stock on the date the options are granted. Fair market value is: (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but quoted on NASDAQ or a successor quotation system, (1) the last sale price, if the stock is then listed as a National Market Issue, or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as determined in good faith by the Plan Committee effecting the option grant; or (iv) if the Company's stock is not publicly traded, the fair market value established by such Plan Committee acting in good faith.

The Plan Committee will determine the times at which an option will become vested and may be exercised; provided, however, that no option may be exercised during the first year after the option is granted, and thereafter, unless otherwise specified by the Plan Committee, the optionee may purchase up to one-third (1/3) of the shares covered under the option being exercised, an additional one-third of the shares may be purchased after two (2) years, and the final one-third (1/3) of the shares may be purchased at any time after three (3) years following the grant.

Once an option becomes vested, optionees may exercise their options at any time during the option term. Subject to the above restrictions, they may exercise all or part of the vested options that they have been granted. To exercise their options, they must give written notice to the Company specifying the number of shares of Common Stock that they want to purchase. They must include, with the notice, full payment of the purchase price by cashier's check, wire transfer or such other instrument that will be accepted by the Plan Committee. Generally, optionees must exercise the options granted to them within ten years of the date of grant.

If approved by the Plan Committee in its discretion, payment of the purchase price may also be made by:

     1. Full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the exercise date; or

     2. Payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instruction (i) to the designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option exercise price payable for the purchased shares plus all applicable federal and state income and employment taxes required to be withheld by the Company in connection with such purchase and sale and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

With respect to the Discretionary Option Grant Program, an option may only be exercised during employment or during a specified period following termination of employment. During the allowed period after termination, the options may be exercised under the same conditions as they would be during employment. The period during which an option may be exercised after termination of employment varies depending on the reason for termination, such as for a disability, within six (6) months after termination; for death, within 90 days after termination;
and  for  any  other  reason,  within  90  days  after  termination.

Options granted under the Automatic Option Grant Program will terminate immediately upon a non-employee director no longer serving on the Board of Directors for any reason.

If a Change of Control of the Company or other Corporate Transaction, each described in the Plan, occurs, certain options that are then not presently vested and exercisable will become vested and exercisable.

The shares issued in the exercise of options granted under the Plan may be authorized but unissued shares or treasury shares. If any option terminates without being exercised, authorized shares of Common Stock that were reserved for the option will be available for other options granted under the Plan.

                           TRANSFERABILITY OF OPTIONS

Options under the Plan are transferable only by will or, if the optionee dies without a will, the laws of descent and distribution.

                      AMENDMENT AND TERMINATION OF THE PLAN

The Board of Directors may amend the Plan in any respect at any time without the approval of the stockholders of the Company, unless required by law, stock market or exchange rule, or agreement. An amendment of the Plan without stockholder approval may cause the loss of the performance-based exemption from
Section 162(m) of the Internal Revenue Code with respect to future grants of options under the Plan. The Board of Directors may discontinue the Plan at any time. No amendment or termination of the Plan may impair the rights of any holder of options previously granted without the optionee's consent.

If not terminated sooner by the Board, the Plan terminates on December 31, 2006. No options may be granted under the Plan after December 31, 2006. However, options granted before that date may still be exercised in accordance with their terms.

Except as otherwise described herein, benefits under the Plan to the Named Executive Officers of the Company and to the directors, other officers, employees and consultants of the Company are not currently determinable because the Plan is discretionary. Options for an aggregate of 1,615,000 shares have been granted to the Named Executive Officers of the Company under the Plan as of the date of this Proxy Statement.

                                  PLAN BENEFITS

The Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers, directors and employees under the Plan. The following table sets forth information as of April 1, 2002 with respect to the stock options granted under the Plan to the Named Executive Officers, all current executive officers as a group, all directors as a group, and all employees, including all current officers who are not executive officers, as a group under the Plan. Other than the Plan, the Company does not have and has never had any other stock option plans.

                                               NUMBER OF SHARES SUBJECT TO    WEIGHTED AVERAGE EXERCISE
NAME                                          OPTIONS GRANTED UNDER THE PLAN       PRICE PER SHARE
--------------------------------------------  ------------------------------  --------------------------

James E. Buncher                                                     700,000  $                     1.03
Stephen J. Baker                                                     300,000  $                     1.24
Dennis L. Gates (1)                                                  395,000  $                     1.01
Ronald I. Brendzel                                                   127,500  $                     1.01
Kenneth E. Keating                                                   122,500  $                     1.01
All current executive officers as a group
  (11 persons)                                                     2,209,500  $                     1.10
All current directors (other than executive
  officers) as a group (1 person)                                    200,000  $                     1.00
All other employees (including all current
  officers who are not executive officers)
  as a group (12 persons)                                            230,000  $                     1.14

---------------
(1) Mr. Gates was granted options for an additional 50,000 shares in 1999 but surrendered those options for cancellation in 2001. Such options are not included in the number of shares subject to options granted to Mr. Gates.

     FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE SAFEGUARD HEALTH
                       ENTERPRISES, INC. STOCK OPTION PLAN

THIS SECTION IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, OR SECURITIES LAWS RESTRICTIONS. IT IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS TAX ADVICE. AN OPTIONEE SHOULD CONSULT HIS/HER OWN TAX ADVISOR ABOUT THE POTENTIAL TAX EFFECTS OF THE PLAN.

                            TAX EFFECTS TO OPTIONEES

Options granted under the Automatic Option Grant Program will be Non-Qualified Stock Options ("NQSO"). With respect to options granted under the Discretionary Option Grant Program, the Plan Committee has the right, but not the obligation, to designate a limited amount of Incentive Stock Options ("ISO") under Section 422 of the Internal revenue Code with the remainder of the options being NQSO. A general discussion of the effects of NQSOs and ISOs follows: (1)

                                      NQSO

The grant of an NQSO will not result in taxable income to the optionee. The optionee will, however, generally recognize income if and when the optionee exercises the NQSO. The taxable income that the optionee will then recognize will be ordinary income, not capital gain, no matter how long the optionee held the NQSO before exercising it. This income will be equal in amount to the excess, if any, of the fair market value of the shares of stock that the optionee receives when the optionee exercises the NQSO over the exercise price that he or she pays. The excess of the fair market value of the shares that the optionee receives when he or she exercises a stock option over the exercise price that he or she pays to exercise it is referred to as the option's "spread at exercise."

After the optionee exercises the NQSO and recognizes the spread at exercise as ordinary income, the optionee will have a tax basis in the shares of stock that he or she receives equal to the exercise price that he or she paid plus the spread at exercise. When the optionee later disposes of the shares, the difference between the value of the shares when he or she disposes of them and the tax basis will generally be recognized by the optionee as capital gain or loss. The capital gain or loss will be long-term if the optionee held the shares of stock for at least one year following his or her exercise of the NQSO. (2) Long-term capital gain is generally subject to federal income tax at a special 20% maximum rate.

                                       ISO

GRANT AND EXERCISE. The grant of an ISO will not result in taxable income to the optionee. Furthermore, the EXERCISE of the ISO will not result in regular taxable income to the optionee, although it may subject him or her to the alternative minimum tax ("AMT"), as discussed below. Generally, except for the AMT, the tax consequences of an ISO will be determined at the time the optionee sells the shares of stock that he or she receives when exercising the ISO.

QUALIFYING DISPOSITION. If the optionee holds, that is, does not sell the shares of stock acquired when exercising an ISO, until at least the LATER of (i) two (2) years from the date on which the ISO was granted or (ii) one year from the date on which the ISO was exercised, then the ultimate sale of the shares will be a so-called "qualifying disposition," and the entire difference between the value of the shares when disposed and the amount paid to exercise the ISO will be long-term capital gain or loss. This "later of two (2) years from date of grant, one (1) year from date of exercise" waiting period before selling the shares in order to have an ISO's spread at exercise be taxed as a long-term capital gain is referred to as the "ISO holding period."


---------------
(1) If awarded both a NQSO and an ISO, all portions of this Federal Income Tax Consequences discussion apply to the optionee. If awarded only an ISO, all portions of this Federal Income Tax Consequences discussion still apply to the optionee, since there is no assurance that his or her ISO will not be disqualified, and the tax consequences of a disqualified ISO are similar to the tax consequences of an NQSO. If awarded only an NQSO, then the portions of this Federal Income Tax Consequences discussion of ISOs do not apply to the optionee.

(2) In determining whether the one-year holding period requirement for long-term capital gain has been met, the time the optionee held the option before exercising it is disregarded.

DISQUALIFYING DISPOSITION. If the optionee sells the shares of stock received when exercising an ISO before the end of the ISO holding period, then the disposition is a "disqualifying disposition." The federal income tax consequences of a disqualifying disposition of shares of stock received on the exercise of an ISO are similar to the federal income tax consequences of an NQSO. Generally, in both cases the option's spread at exercise will be taxed as ordinary income, not long-term capital gain. However, there are some important differences. When the optionee makes a disqualifying disposition of shares received on the exercise of an ISO, ordinary income is realized upon disposition of the shares, not when the option is exercised. Moreover, if the shares decrease in value between the date on which the optionee exercises the ISO and the date on which he or she sells the shares in a disqualifying disposition so that the profit on the sale is less than the option's spread was at exercise, then in the ISO disqualifying disposition context the amount of ordinary income to recognize is limited to the optionee's actual gain on the sale or other disposition, whereas if the option had been an NQSO, the entire spread at exercise would have been taxable to him or her at the date of exercise as ordinary income, no matter what he or she later sold the shares for. On the other hand, if the shares that are the subject of a disqualifying disposition increase in value between the date on which the optionee exercises the ISO and the date on which he or she disposes of the shares in a disqualifying disposition, then any excess of the amount that was realized when the shares are sold over the sum of the exercise price paid plus the spread at exercise is taxed as capital gain, long- or short-term depending on the optionee's holding period for the shares.

ALTERNATIVE MINIMUM TAX. The AMT is a special, alternative way of calculating federal income tax. It is designed to ensure that a significant amount of tax is paid by taxpayers who have significant amounts of economic income, but who, because they take advantage of special exclusions, deductions, or other tax preferences, owe relatively small amounts of, or even no, regular federal income tax. Under the AMT, economic income is determined generally by figuring what the income would be if the Internal Revenue Code did not contain preferences for certain items of income and deduction. Depending on the filing status, foe example, single or married filing jointly, up to the first $45,000 of AMT taxable income is generally exempt from the AMT. The AMT tax rate on amounts in excess of the exemption is 26% on AMT taxable income of up to $175,000 and 28% on AMT taxable income over $175,000. Thus, in addition to having a large exemption amount, the AMT has a lower maximum tax rate than the regular federal income tax. However, the AMT is applied to a more broadly defined taxable income amount. For any taxable year, one must pay the greater of regular federal income tax or tax calculated under the AMT.

The spread at exercise of an ISO is an item of tax preference in the year of exercise for purposes of the AMT. This is the case regardless of whether the optionee sells the shares received on exercise of the ISO in a qualifying or disqualifying disposition. In fact, exposure to the AMT is generally increased if the optionee does not sell the shares received on exercise of an ISO in a disqualifying disposition, since this will make it more likely that AMT taxable income will be greater than regular taxable income.

If the total spread at exercise for ISOs exercised during the calendar year is large in relation to the optionee's other income, the AMT may exceed regular income tax for the year, requiring the optionee to pay more tax for the year than he or she otherwise would. Generally, if the exercise of an ISO causes AMT liability to exceed regular income tax liability, the exercise of the ISO will cause the optionee only to be required to pay tax earlier than otherwise would have been required, not require him or her permanently to pay more tax. This is because the amount of AMT paid in connection with the exercise of an ISO may be taken as a dollar-for-dollar credit against regular income tax liability in any future taxable year in which regular federal income tax liability exceeds the AMT liability. However, depending on the amount of the spread at exercise that is subject to the AMT and the optionee's personal financial resources, being required to pay AMT before he or she has sold the shares of stock received on exercise of the ISO may be a considerable financial burden.

ISO TREATMENT MAY BE DENIED FOR REASONS OTHER THAN A DISQUALIFYING DISPOSITION. In order for the optionee to receive the tax benefits of an ISO, the ISO must meet many requirements in addition to the ISO holding period requirement. Most of these requirements are beyond the optionee's control. For example, if the Company decided, with or without the optionee's agreement, to lengthen the period of time following his or her termination of employment during which he or she would be permitted to exercise an option originally granted to him or her as an ISO to a period of greater than three months, the option would become an NQSO. There is no assurance that an option that the Company has granted to the optionee and has indicated is an ISO will in fact be an ISO at the time he or she exercises the option.

                                 TAX WITHHOLDING

NQSO'S. Generally, federal income tax is required to be withheld at the time of exercise of an NQSO in an amount equal to 28% of the spread at exercise. FICA withholding is also required. The Company requires that the optionee pay to it the tax required by law to be withheld with respect to any exercise of an option before the optionee will be permitted to receive the shares of stock that were subject to the option exercised.

ISO'S. Under current federal income tax law there is no withholding requirement in connection with the exercise of an ISO or the disqualifying disposition of stock received on exercise of an ISO.

                         TAX CONSEQUENCES TO THE COMPANY

Generally, the Company will be entitled to take a deduction in the year that an optionee recognizes ordinary income, if any. However, the deduction is not available unless the Company has complied with certain federal tax reporting requirements. In addition, the Company may take a deduction only if the optionee's income recognized as a result of exercise of the options meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

There may be an "excess parachute payment" if options are granted, accelerated or enhanced in connection with a change of control of the Company. All or a portion of the value of such options may be considered "excess parachute payments." The Company may not deduct excess parachute payments. The recipient of an excess parachute payment is subject to a 20% federal excise tax.

Section 162(m) of the Code allows the Company to deduct only up to $1,000,000 of compensation, with the exception of "performance based" compensation, as defined in Section 162(m), paid to the chief executive officer or any of the Company's four most highly compensated other officers. Excess parachute payments paid to those officers reduces the $1,000,000 deduction by an equal amount. However, compensation to those officers that is performance based is completely deductible and has no effect on the $1,000,000 limitation. If non-performance based compensation, including excess parachute payments, to those officers exceeds $1,000,000, the Company may not deduct the excess; it may only deduct $1,000,000 and the performance based compensation. The Company intends that the options granted under the Plan will be considered performance based and, therefore, fully deductible by the Company.

                        RESTRICTIONS ON RESALE OF SHARES

             RESALE BY AFFILIATES AND NON-AFFILIATES OF THE COMPANY

There are registration requirements of the federal securities laws and applicable state Blue Sky laws that may apply to a resale of shares of Common Stock acquired pursuant to the Plan. An affiliate of the Company who acquires such shares can sell those shares only if (i) the affiliate files an appropriate registration statement covering such shares under the Securities Act or (ii) Rule 144 of the Securities Act of 1933 or another exemption from registration applies. Under Rule 405, an "affiliate" of the Company is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. All executive officers and directors of the Company, and their associates are generally considered affiliates. Any person who believes that he may be an "affiliate" of the Company should consult with legal counsel before making any offer or resale of any shares of Common Stock acquired under the Plan. For persons who are not affiliates of the Company, resales of shares acquired under the Plan will generally not be subject to such restrictions as long as those shares are acquired under the Registration Statement filed by the Company with respect to the Plan while it is in effect or under another effective registration statement covering such shares. However, the Plan Committee may impose such restrictions on the transferability of Common Stock as it deems appropriate and which are included in the Stock Option Agreement for the optionee.

                   RESALE BY EXECUTIVE OFFICERS OF THE COMPANY

Section 16 of the Securities Exchange Act of 1934 imposes restrictions upon certain executive officers of the Company. These restrictions may affect the resale of Common Stock acquired under the Plan by those officers. It is intended that the grant of options to persons subject to Section 16 of the Exchange Act, and the exercise of those options by those persons, comply with any applicable conditions of Rule 16b-3 or its successor under the Exchange Act. If the grant and exercise do comply with Rule 16b-3 they will be exempt transactions under Section 16(a).

                             EXECUTIVE COMPENSATION

The following table shows the compensation paid to the Company's Chief Executive Officer during the year ended December 31, 2001, and the other four (4) most highly compensated executive officers during the year ended December 31, 2001 (the "Named Executive Officers"). The compensation disclosed is for the three
(3)  years  ended  December  31,  2001.

                                            SUMMARY COMPENSATION TABLE


                                               ANNUAL COMPENSATION(1)   LONG-TERM COMPENSATION
                                               -----------------------  ----------------------
NAME                    PRINCIPAL POSITION       YEAR   SALARY   BONUS  SECURITIES UNDERLYING       ALL OTHER
                                                                           OPTIONS (#) (2)      COMPENSATION (3)
-----------------------------------------------------------------------------------------------------------------

James E. Buncher    President and Chief          2001  $245,833     --                 100,000  $             928
                    Executive Officer (4)        2000  $187,500     --                 600,000                 --
                                                 1999        --     --                      --                 --

Stephen J. Baker    Executive Vice President     2001  $152,000     --                 300,000                 --
                    and Chief Operating          2000        --     --                      --                 --
                    Officer (5)                  1999        --     --                      --                 --

Dennis L. Gates     Senior Vice President and    2001  $197,000     --                      --                 --
                    Chief Financial Officer (6)  2000   203,750     --                 375,000                 --
                                                 1999    34,833     --                  50,000                 --

Ronald I. Brendzel  Senior Vice President,       2001  $193,000     --                      --                 --
                    General Counsel &            2000  $185,000     --                 120,000                 --
                    Secretary                    1999  $185,000     --                      --  $             900

Kenneth E. Keating  Vice President, Marketing    2001  $180,000     --                      --  $             938
                    & Chief Marketing            2000  $170,654     --                 120,000                 --
                    Officer (7)                  1999  $150,000     --                      --                 --

---------------
(1) No bonuses were paid to the Named Executive Officers with respect to the 1999, 2000 and 2001 fiscal years.
(2) The market value of the securities underlying the options was $1.35 as of April 1, 2002.
(3) Other compensation consists of matching contributions to the Company's 401(k) plan in 2001, and life insurance premiums in 1999.
(4) Mr. Buncher joined the Company as President and Chief Executive Officer in March 2000.
(5) Mr. Baker joined the Company as Executive Vice President and Chief Operating Officer in April 2001.
(6) Mr. Gates joined the Company as Senior Vice President and Chief Financial Officer in November 1999.
(7) Mr. Keating became Vice President, Marketing and Chief Marketing Officer in May 2001. He was Vice President, Sales and Marketing from February 2000 to May 2001, and was Western Regional Vice President prior to February 2000.

EMPLOYMENT  AGREEMENTS  AND  TERMINATION  OF  EMPLOYMENT  ARRANGEMENTS

The Company has employment agreements with Messrs. Buncher, Baker, Gates, Brendzel, and Keating, all of which expire on June 30, 2002, except for the agreement with Mr. Baker, which expires on April 30, 2003. The current annual salaries of each of these executives are $250,000, $220,000, $200,000, $185,000, and $180,000, respectively, in addition to potential performance bonuses. The Company may terminate any of the agreements for cause without further compensation responsibility to the employee, or without cause by paying the employee an amount as described below. Each executive may terminate his employment agreement for any reason at any time. In the event that more than fifty percent (50%) of the Company's outstanding common stock is purchased by an entity that is not an existing stockholder and there is a substantial diminution of the employee's authority or job responsibilities, then the executive, at his option, may terminate his employment agreement. In such event, or if the Company terminates the employment agreement without cause, the Company is obligated to pay the executive an amount equal to the employee's current annual salary, or the amount due through the end of the employment agreement, whichever is less, but in no event less than six (6) months of the employee's annual salary then in effect

STOCK  OPTION  GRANTS  DURING  THE  YEAR  ENDED  DECEMBER  31,  2001

Stock options granted to the Named Executive Officers during the year ended December 31, 2001, were as follows.

                        OPTION GRANTS IN LAST FISCAL YEAR


                          INDIVIDUAL STOCK OPTION GRANTS
---------------------------------------------------------------------------  --------------------------------
                                                                              POTENTIAL REALIZABLE VALUE AT
                    NUMBER OF   % OF TOTAL                                       ASSUMED ANNUAL RATES OF
                      SHARES     OPTIONS                                      STOCK PRICE APPRECIATION FOR
                    UNDERLYING  GRANTED TO      EXERCISE                             OPTION TERM (3)
                     OPTIONS    EMPLOYEES       PRICE PER       EXPIRATION   --------------------------------
NAME                 GRANTED     IN 2001    SHARE ($/SH) (1)     DATE (2)         5%              10%
------------------  ----------  ----------  -----------------  ------------  ------------  ------------------
James E. Buncher       100,000        12.4  $            1.20  August 2010   $    75,467   $         191,249
Stephen J. Baker       250,000        31.1  $            1.25  April 2010    $   196,530   $         498,045
Stephen J. Baker        50,000         6.2  $            1.20  August 2010   $    37,734   $          95,625
Dennis L. Gates             --          --                 --            --           --                  --
Ronald I. Brendzel          --          --                 --            --           --                  --
Kenneth E. Keating          --          --                 --            --           --                  --

---------------
(1) The exercise price per share of each of the options is equal to or greater than the market price of the Company's common stock on the date of the grant. Subject to the terms of each option agreement, the exercise price may be paid in cash or in shares of common stock owned by the option holder, or by a combination of the foregoing.

(2) Each of the options becomes exercisable in three equal annual installments. Exercisability of the options may be accelerated in the event of a commencement of a tender offer for shares of the Company, the signing of an agreement for certain mergers or consolidations involving the Company, the sale of all or substantially all of the assets of the Company, a change of control, or certain other extraordinary corporate transactions. The options are subject to early termination in the event the option holder's employment is terminated.

(3) There is no assurance that the actual stock appreciation over the term of the options will be at the assumed five percent (5%) or ten percent (10%) levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants.

STOCK  OPTION  EXERCISES  AND  YEAR-END  STOCK  OPTION  VALUES

There were no stock options exercised by any of the Named Executive Officers during the year ended December 31, 2001. The total number of stock options held by the Named Executive Officers at December 31, 2001, are shown in the following table. There were no stock appreciation rights outstanding as of December 31, 2001.

                                                       NUMBER OF SECURITIES     VALUE OF UNEXERCISED SHARES
                                                      UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                        STOCK OPTIONS EXERCISED    OPTIONS AT FISCAL YEAR-END(#)    FISCAL YEAR-END ($)(1)
                    ------------------------------ ---------------------------  ----------------------------
                    SHARES ACQUIRED      VALUE
NAME                ON EXERCISE (#)   REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------  ----------------  ------------  -----------  -------------  ------------  --------------
James E. Buncher                  --            --      233,333        466,667  $    198,333  $      376,667
Stephen J. Baker                  --            --           --        300,000            --         182,500
Dennis L. Gates                   --            --      158,333        216,667       134,583         184,167
Ronald I. Brendzel                --            --       40,000         80,000        34,000          68,000
Kenneth E. Keating                --            --       40,000         80,000        34,000          68,000

---------------
(1) None of the stock options held by the Named Executive Officers had an exercise price that was less than the market price of the Common Stock on the date of grant.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Compensation  Philosophy.

The Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") currently consists of three (3) independent directors who are neither employees nor officers of the Company. During fiscal year 2001, the Committee consisted of Jack R. Anderson, Chairman, Stephen J. Blewitt, and Leslie B. Daniels. The Committee reviews the Company's executive compensation program and policies, determines the compensation of the Company's Chief Executive Officer ("CEO"), and reviews and approves the CEO's recommendations for the compensation of the other senior executive officers of the Company. The information contained herein relates to fiscal year 2001.

The Committee's philosophy regarding compensation of the Company's senior management is to link rewards to financial and operational performance, to encourage creation of stockholder value and to achieve the Company's strategic goals and objectives. Through its executive compensation policies, the Committee seeks to attract, retain and motivate highly qualified executives who will contribute to the Company's success. Thus, the Committee believes the Company's compensation arrangements must remain competitive with those offered by other companies of similar size and scope of operations, including other publicly and privately-held managed dental health care organizations.

To achieve the goals described herein, the Committee has developed an executive compensation program consisting of three (3) primary components which, taken together, constitute a flexible and balanced method of establishing total compensation for senior management. These components are: (i) base salary which reflects individual performance and contribution to the Company; (ii) defined annual bonus awards payable in cash and tied to the Company's achievement of financial targets and each individual's performance goals and objectives; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the Executive Officers and other key employees and the Company's stockholders. The Committee makes option grants to Executive Officers and other key employees of the Company under the Employee Stock Option Plan.

Cash  Based  Compensation.

Salary. Consistent with the Company's position, the Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. Salary decisions are based on an annual review with the CEO, considering the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. The salary for the CEO who began his employment with the Company as of March 1, 2000 was established in accordance with the policy for CEO compensation set forth elsewhere in this Report. The salary for Mr. Buncher increased in 2001, as described below under the Chief Executive Officer Compensation section. Mr. Baker was hired by the Company in April 2001 as its Executive Vice President and Chief Operating Officer, and his salary of $220,000 per year was established based upon Mr. Baker's skill and experience and other comparable salaries for his position in the industry which the Company operates.

The cash salary of each of the other Executive Officers is determined by the individual's performance and past and potential contributions to the Company. The Committee also believes that the Company's use of the Employee Stock Option Plan and bonus plan as a supplement to base salary, results in the compensation of its Executive Officers and other key employees being related to the Company's performance.

The Committee did not provide for any qualifying compensation to be paid to any Executive Officer for deductibility under Section 162(m) of the Internal Revenue Code for 2001 and through the date of this Proxy Statement. The Committee has not provided for such qualifying compensation and does not intend to provide for such qualifying compensation to its Executive Officers in the foreseeable future.

Bonuses. The Committee has authorized a bonus compensation program for each of the Named Executive Officers. Bonuses are based upon the overall achievement in increasing the Company's revenue, its level of cash flow and profitability, and an assessment by the CEO of an individual's achievement of specific goals and objectives tied to such person's job responsibilities with the Company, and provides for additional compensation based upon an amount designed to yield a bonus of between zero and up to 80% of an Executive Officer's base annual salary, depending upon the executive's position and performance of the Company. In 2001, the Committee authorized bonus plans for Executive Officers tied to the overall financial performance of the Company and to each individual's job performance. No bonuses were paid to any Executive Officer for 2001 as the threshold for earnings before interest, taxes, depreciation and amortization ("EBITDA") was not achieved by the Company in the year. For fiscal year 2002, the Committee has authorized bonus plans for Executive Officers tied primarily to the improvement in the overall financial performance of the Company and secondarily to each individual's job performance, and may from time to time grant discretionary bonuses to executive officers as the Committee determines to be applicable.

Equity  Based  Compensation.

The Named Executive Officers have, from time to time, received option grants under the Employee Stock Option Plan of the Company. The purpose of the Plan is to provide such individuals with additional incentives to maximize stockholder value. The Plan also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The size of the option grant to each Named Executive Officer is set at a level which is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, and job responsibilities. In 2001, the Committee granted stock options to the various Named Executive Officers as set forth herein.

Chief  Executive  Officer  Compensation.

The process of determining the compensation for the Company's CEO and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the executive officers of the Company. The Committee considers both the Company's overall performance and the CEO's individual performance. The salary for Mr. Buncher was increased to $250,000 in 2002 as a result of Mr. Buncher's overall efforts in returning the Company to profitability in 2001. A significant portion of the increase from 2000 to 2001 was due to the fact that Mr. Buncher was employed by the Company a full year in 2001 and 10 months in 2000. Bonuses for the CEO are based upon the overall achievements in increasing the Company's EBITDA. In 2001, the Company established a bonus plan for Mr. Buncher for calendar year 2001 that was based upon the overall achievement of increasing the Company's EBITDA. Since the EBITDA threshold was not met by the Company in 2001, Mr. Buncher was not paid a bonus for 2001. Mr. Buncher's salary in 2002 was determined based on an analysis of salaries paid by peer companies and on his knowledge and experience in the health care industry, and individual performance. A bonus plan was also established for Mr. Buncher for calendar year 2002 that is based upon the overall achievement of increasing the Company's EBITDA.

The Compensation and Stock Option Committee comprised of the following members of the Board of Directors of the Company have furnished this Report as of December 31, 2001.

                                      Respectfully submitted,

                                      Jack R. Anderson, Chairman
                                      Stephen J. Blewitt
                                      Leslie B. Daniels

PERFORMANCE  GRAPH

The following graph compares the total cumulative stockholder return for the ownership of the Company's common stock with: (i) the cumulative total return of the NASDAQ market index; and (ii) the cumulative total return of the National Association of Securities Dealers Health Services Industry Index, over the five
(5) year period from January 1, 1997, through December 31, 2001. The comparison assumes $100 was invested January 1, 1997, in each of (i) the Common Stock of the Company, (ii) shares comprising the NASDAQ Index, and (iii) shares comprising the Health Services Industry Index.

                                [GRAPH OMITTED]


           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Set forth below is certain information with respect to the beneficial ownership of Common Stock of the Company as of April 1, 2002, by: (i) each person who, to the knowledge of the Company based on statements filed as of March 31, 2002, with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, beneficially owns more than five percent (5%) of the outstanding shares of Common Stock and/or shares of Preferred Stock which is convertible into shares of Common Stock; (ii) each Director, which includes nominees for Director, of the Company; (iii) each Named Executive Officer; and
(iv) all Directors and Named Executive Officers of the Company as a group. Except as indicated below, to the Company's knowledge, each person named has sole voting and investment power with respect to the shares shown as beneficially  owned  by  such  person.

                                                            NUMBER OF SHARES
                                                              BENEFICIALLY     % OF TOTAL SHARES
OFFICER OR DIRECTOR                                             OWNED(1)         OUTSTANDING(2)
----------------------------------------------------------  -----------------  ------------------

John Hancock Life Insurance Company (3)                            15,000,000                43.1
CAI Capital Partners & Company II, Limited Partnership (4)          8,514,579                24.5
Leslie B. Daniels (5)                                                  84,500                   *
Jack R. Anderson (6)                                                3,210,615                 9.2
Steven J. Baileys (7)                                               2,711,267                 7.8
The Burton Partnership (8)                                          2,199,185                 6.3
James E. Buncher (9)                                                  725,667                 2.1
Dennis L. Gates (10)                                                  416,667                 1.2
Ronald I. Brendzel (11)                                               310,673                   *
Stephen J. Baker (12)                                                 104,533                   *
Kenneth E. Keating (13)                                                86,000                   *
Stephen J. Blewitt (3)                                                     --                   *

All  directors  and  Named  Executive Officers as a group
(9 persons)                                                        31,080,001                86.7

All  principal  stockholders  in  total                            33,279,186                92.8



*    INDICATES LESS THAN ONE PERCENT (1%).
---------------

(1) Includes the number of shares of common stock into which the convertible preferred stock held by each person is convertible. Also includes shares issuable pursuant to stock options that are exercisable within 60 days of April 1, 2002. Some of the stockholders included in this table reside in states having community property laws under which the spouse of a stockholder in whose name securities are registered may be entitled to share in the management of their community property, which may include the right to vote or dispose of such shares.

(2) For purposes of computing all the percentages shown, the total shares outstanding includes the shares of common stock into which all outstanding shares of convertible preferred stock are convertible. For purposes of computing the percentage for each individual, the total shares outstanding includes the shares issuable to that person pursuant to stock options that are exercisable within 60 days of April 1, 2002. For purposes of computing the percentages for all directors and officers as a group, and for all principal stockholders as a group, the total shares outstanding includes all the shares issuable pursuant to stock options that are included in the above table.

(3) Mr. Blewitt is employed by an affiliate of John Hancock Life Insurance Company, which has beneficial ownership of 15,000,000 shares issuable upon conversion of shares of convertible preferred stock, as to which Mr. Blewitt disclaims beneficial ownership. The address of Mr. Blewitt and John Hancock Life Insurance Company is John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117.

(4) Includes 84,500 shares of common stock owned directly by Mr. Daniels, 2,780,786 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Partners & Company II, Limited Partnership, and 5,649,293 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Capital Partners & Company II, Limited Partnership (collectively "CAI"). Mr. Daniels is a principal of both entities. The address of CAI and Mr. Daniels is 767 Fifth Avenue, 5th Floor, New York, New York 10153.

(5) Represents 84,500 shares of common stock owned directly by Mr. Daniels. Does not include 2,780,786 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Partners & Company II, Limited Partnership, and 5,649,293 shares issuable upon conversion of shares of convertible preferred stock owned by CAI Capital Partners & Company II, Limited Partnership (collectively "CAI"). Mr. Daniels is a principal of both entities. The address of Mr. Daniels is 767 Fifth Avenue, 5th Floor, New York, New York 10153.

(6) Includes 1,802,885 shares issuable upon conversion of shares of convertible preferred stock and 226,000 shares of common stock held by Mr. Anderson. Also includes 1,081,730 shares issuable upon conversion of shares of convertible preferred stock and 100,000 shares of common stock owned by Mr. Anderson's spouse as separate property, as to which Mr. Anderson disclaims beneficial ownership. The address of Mr. Anderson is 16475 Dallas Parkway, Suite 735, Addison, Texas 77001.

(7) Includes 645,000 shares of common stock held by Dr. Baileys directly, 912,500 shares issuable upon conversion of shares of convertible preferred stock held by the Baileys Family Trust and affiliated trusts for the benefit of various relatives of Dr. Baileys, 700,767 shares of common stock owned by the Baileys Family Trust, 303,000 shares of common stock held in various trusts for relatives of Dr. Baileys, as to all of which Dr. Baileys is trustee and for which Dr. Baileys has sole power to vote the securities, and 150,000 shares of common stock held by the Alvin and Geraldine Baileys Foundation, for which Dr. Baileys is an officer and director and for which Dr. Baileys has shared power to vote the securities. Dr. Baileys disclaims beneficial ownership of any of the shares in the trusts or the foundation referenced above. The address of Dr. Baileys is 95 Enterprise, Suite 100, Aliso Viejo, California 92656.

(8) Includes 130,325 shares of common stock and 419,470 shares issuable upon conversion of shares of convertible preferred stock owned by the Burton Partnership, Limited Partnership ("BPLP"), and 390,975 shares of common stock and 1,258,415 shares issuable upon conversion of shares of convertible preferred stock owned by the Burton Partnership (QP), Limited Partnership ("QP"). Mr. Donald W. Burton is a principal of both entities. The address of BPLP, QP and Mr. Burton is P.O. Box 4643, Jackson, Wyoming 83001.

(9) Includes 59,000 shares of common stock, 200,000 shares issuable upon conversion of shares of convertible preferred stock, and options to purchase 466,667 shares of common stock.

(10) Includes 100,000 shares issuable upon conversion of shares of convertible preferred stock, and options to purchase 316,667 shares of common stock.

(11) Includes 130,673 shares of common stock, 100,000 shares issuable upon conversion of shares of convertible preferred stock, and options to purchase 80,000 shares of common stock.

(12) Includes 21,200 shares of common stock and options to purchase 83,333 shares of common stock.

(13) Includes 6,000 shares of common stock and options to purchase 80,000 shares of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and persons who own more than ten percent (10%) of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent (10%) beneficial stockholders were satisfied.

                       APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors selected the independent accounting firm of Deloitte & Touche LLP ("Deloitte"), to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Deloitte has served as the Company's independent auditors for more than five (5) years. A representative of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

AUDIT  FEES

The aggregate fees billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $308,000.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

No work was done and no fees were billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL  OTHER  FEES

The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001, were $80,000 for services related to the preparation and filing of the Company's federal and state income tax returns, $8,000 related to the audit of the Company's 401 (k) plan, and $8,000 related to a review of a response letter sent by the Company to the SEC.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                            REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company (the "Audit Committee") currently consists of three (3) independent directors who are neither employees nor officers of the Company. During fiscal year 2001, the Audit Committee consisted of Leslie B. Daniels, Chairman, Jack R. Anderson and Stephen J. Blewitt. Each member of the Audit Committee satisfies the standards for independence as defined in the National Association of Securities Dealers' listing standards. The Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

Management is responsible for the Company's internal controls, the financial reporting process, and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit
Committee  that  the  Company's  consolidated  financial statements for the year ended December 31, 2001, were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed these consolidated financial statements with management and the independent auditors. The Audit Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and with and without Management present, discussed and reviewed the results of the Independent Auditors Examination of these consolidated financial statements.

The Company's independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors any relationship that may impact that firm's objectivity and independence, and satisfied itself as to the Auditors independence.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC.

                                         Respectfully submitted,

                                         Leslie B. Daniels, Chairman
                                         Stephen J. Blewitt
                                         Jack R. Anderson

                              CERTAIN TRANSACTIONS

RECAPITALIZATION  AGREEMENT

On March 1, 2000, the Company entered into a Term Sheet Agreement (the "Recapitalization Agreement") with CAI Partners and Company II, L.P., CAI Capital Partners and Company II, L.P. (collectively "CAI"), Jack R. Anderson ("Anderson"), Silicon Valley Bank (the "Bank"), John Hancock Life Insurance Company and other holders of senior notes of the Company (collectively, "Hancock"), and the Baileys Family Trust ("Baileys"), (the "Investors" and individually "Investor").

Pursuant to the Recapitalization Agreement, CAI, Anderson and Baileys collectively loaned the Company an aggregate of $8 million (the "Loan"). Subject to certain conditions, the Loan was convertible into 80,000 shares of Series A Convertible Preferred Stock. Also pursuant to the Recapitalization Agreement and subject to certain conditions, the Bank and Hancock agreed to convert all the indebtedness owed to the Bank and Hancock, respectively, into an aggregate of 80,000 shares of Series B Preferred Stock, 30,000 shares of Series C Preferred Stock, and 110,000 shares of Series D Preferred Stock. In connection with the Recapitalization Agreement, the Board of Directors of the Company appointed Messrs. Anderson, Buncher, and Daniels to the Board of Directors in March 2000.

In June 2000, certain of the Investors and certain other investors, including other officers and directors of the Company, entered into a Loan Document Purchase and Assignment Agreement with the Bank providing for the purchase of the Bank debt by the Investors for $5,000,000. The Bank debt was purchased subject to the agreements and obligations of the Bank under the Recapitalization Agreement.

As of January 31, 2001, the transactions contemplated by the Recapitalization Agreement were consummated. The shares of Preferred Stock were issued in consideration of the cancellation of the Loan and the cancellation of all indebtedness owed by the Company to the Bank and Hancock. The indebtedness owed to the Investors, the Bank and Hancock as of January 31, 2001, was approximately $53,000,000.

As of January 31, 2001, Mr. Blewitt was appointed to the Board of Directors pursuant to the provisions of the Recapitalization Agreement. Additionally, in connection with the consummation of the transactions contemplated by the Recapitalization Agreement, the Company and the Investors entered into an Agreement Among Stockholders which, among other items, provides that the Investors will vote their shares of capital stock of the Company to maintain the size of the Board of Directors of the Company at seven (7) members and also contains provisions requiring the Investors to sell their shares of capital stock in the Company under certain conditions applicable to an acquisition of all outstanding shares of capital stock of the Company by a third party. In addition, as of January 31, 2001, the Company entered into a Registration Rights Agreement with the Investors pursuant to which it granted certain registration rights to the Investors applicable to all shares of Common Stock owned by the Investors and into which Preferred Stock owned by the Investors is convertible.

The rights and preferences of the Preferred Stock issued pursuant to the Recapitalization Agreement are identical except for the respective priority of the liquidation preference of each series of Preferred Stock and the class voting rights with respect to the election of directors described above.

The Preferred Stock otherwise has the following rights, preferences and limitations:

     1.   A  liquidation  preference  of  $100  per  share;

     2. No required or preferential dividends but participation on an as-converted, basis in any dividends paid on the Common Stock of the Company;

     3. No mandatory redemption at the election of the Investors but subject to redemption at a redemption price of $100 per share by the Company at any time on or after ten (10) years after the original date of issuance; and

     4. Convertible at any time into shares of Common Stock at a conversion price of $1.00 per share, resulting in 100 shares of Common Stock per share of Preferred Stock based on the $100 per share liquidation preference, subject to customary anti-dilution adjustments.

The approval of the holders of the Preferred Stock is required for the issuance of any securities having liquidation or other rights senior or superior or equal in any respect to the rights of the Preferred Stock.

If the proposed amendment to the Restated Certificate of Incorporation is approved at the Annual Meeting, all shares of the outstanding Preferred Stock will be exchanged for new shares of the Preferred Stock as described herein.

The above description of the transactions consummated pursuant to the Recapitalization Agreement are qualified by reference to the provisions of the Recapitalization Agreement, filed as an exhibit to the Company's Current Report on Form 8-K, filed with the SEC as of March 1, 2000, and the other agreements executed pursuant to the Recapitalization Agreement, filed as exhibits to the Company's Current Report on Form 8-K, filed with the SEC as of March 6, 2001, all of which are hereby incorporated by reference herein as if set forth in full.

INTEREST  OF  CERTAIN  PERSONS/CHANGE  OF  CONTROL

As a result of the consummation of the various transactions contemplated by the Recapitalization Agreement, CAI, Hancock, Baileys, and Messrs. Anderson, Baileys, Brendzel, Buncher, and Gates acquired shares of Preferred Stock of the Company. The Preferred Stock issued pursuant to the Recapitalization Agreement is convertible into 30 million shares of Common Stock of the Company, and as such represents approximately 86.1% of the outstanding voting securities of the Company. The outstanding Common Stock of the Company was reduced to approximately 13.9% of the outstanding voting securities of the Company by virtue of the issuance of the Preferred Stock. As a result, the issuance of the Preferred Stock caused a change of control of the Company. The beneficial ownership of Common Stock of the Company Hancock, CAI, Baileys, and Messrs. Anderson, Baileys, Brendzel, Buncher, and Gates is set forth above under "Security Ownership of Management and Principal Stockholders."

The CAI entities, of which Mr. Daniels is an affiliate, and Mr. Anderson collectively own approximately 85.5% of the outstanding shares of the Series A Preferred Stock that has the right to elect a majority, four (4) of the seven
(7)  members  of  the  Board  of  Directors,  voting  as  a  single  class.

CONSULTING  SERVICES

The Company paid $200,000 and $117,000 of consulting fees to Dr. Baileys, the chairman of its board of directors during the years ended December 31, 2001 and 2000, respectively, under a consulting agreement by which Dr. Baileys provides services relating to professional dental relations and review of specialty referrals. The Consulting agreement expires as of May 31, 2002.

                            PROPOSALS BY STOCKHOLDERS

A stockholder that intends to present a proposal at the next annual meeting of the Company's stockholders and desires the proposal to be included in the Company's proxy statement and form of proxy relating to that meeting must deliver or mail a notice of such proposal to the Company at its principal executive offices on a timely basis. In order to be timely, such notice must be received by the Company at its executive offices no later than January 10, 2003, to be included in the Company's proxy statement and form of proxy for that meeting. If the stockholder's notice is not timely made, the proposal will not be properly brought before the Annual Meeting and the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred by proxies to be solicited by the Company's Board of Directors and delivered to the Company in connection with such meeting. In order to make nominations for the election of the Board of Directors at the next Annual Meeting, a stockholder must provide written notice to the Company at its principle offices containing the information described above under "Elections of Directors-Introduction" not later than March 29, 2003. If such notice is not timely given, a nomination made at the meeting will not be recognized.

                                  ANNUAL REPORT

The Company's Annual Report to Stockholders, which contains audited consolidated financial statements of the Company for the fiscal year ended December 31, 2001, and certain additional financial information, is being mailed to stockholders of record with this proxy statement. Upon written request of any person who is a record holder of Common Stock or Preferred Stock as of the close of business on April 1, 2002, the Company will also provide without charge to such person a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2001, as filed with the SEC, excluding exhibits. Any written request must be directed to the following:

                                  Corporate Secretary
                                  SafeGuard Health  Enterprises, Inc.
                                  95 Enterprise, Suite 100
                                  Aliso Viejo, California 92656-2605
                                  Telephone: (949) 425-4300
                                  Facsimile: (949) 425-4586

                           INCORPORATION BY REFERENCE

The Company hereby incorporates by reference the following portions of its 2001 Annual Report to Stockholders: 1) Selected Financial Data on page 10; 2) Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 11 through 18; 3) Quantitative and Qualitative Disclosures about Market Risk on page 18; 4) the Company's Consolidated Financial Statements and Accompanying Notes on pages 19 through 39; and 5) the Independent Auditors' Report on page 40. Except for the portion of the Company's 2001 Annual Report to Stockholders expressly incorporated herein by reference, the Annual Report does not form a part of the proxy solicitation materials.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any other matters that may properly come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If any other matters shall properly come before the Annual Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote, as they deem appropriate on such matters.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.


                                       Respectfully submitted,

                                       /s/  Ronald I. Brendzel

                                       RONALD I. BRENDZEL
                                       Corporate Secretary


May 12, 2002
Aliso Viejo, California

                                     EXHIBIT 1


                       PRO FORMA FINANCIAL INFORMATION OF
                        SAFEGUARD HEALTH ENTERPRISES, INC.
               AS OF DECEMBER 31, 2001 AND FOR THE YEAR THEN ENDED




TABLE OF CONTENTS                                                                  PAGE
-----------------                                                                  ----
ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (b)  PRO  FORMA  FINANCIAL  INFORMATION:

         Introduction to Unaudited Pro Forma Consolidated Financial Statements . .    1

         Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2001. .    2

         Notes to Unaudited Pro Forma Consolidated Balance Sheet . . . . . . . . .    3

         Unaudited Pro Forma Consolidated Statement of Operations
           for the Year Ended December 31, 2001. . . . . . . . . . . . . . . . . .    4

         Notes to Unaudited Pro Forma Consolidated Statement of Operations . . . .    5

                            INTRODUCTION TO UNAUDITED
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


GENERAL

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2001, and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001, reflect adjustments to the Company's historical financial position and results of operations to give effect to the pending acquisition of Paramount Dental Plan, Inc. ("Paramount") as if the acquisition had been completed on December 31, 2001, in the case of the consolidated balance sheet, and on January 1, 2001, in the case of the consolidated statement of operations. The unaudited financial information of Paramount was derived from financial statements provided by Paramount, as adjusted by the Company based on its review of such financial statements.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. These unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the results that would have occurred if the acquisition had actually been completed on the dates indicated, or the results that may occur in any future period.

PENDING  ACQUISITION

On April 24, 2002, the Company entered into a definitive agreement to acquire all of the outstanding stock of Paramount, which is a dental health maintenance organization ("HMO") based in Tampa, Florida. The consideration to be paid by the Company consists of $3.0 million in cash, a promissory note in the amount of $2,625,000, and 769,231 shares of the Company's common stock. The promissory note will bear interest at an annual rate of 7.0%, will be payable over three years in 36 equal monthly installments of principal and interest, and the unpaid principal balance of the note will be convertible into shares of the Company's common stock, at the option of the holder, commencing one year after the completion of the transaction, at the rate of $1.625 per share.

In connection with this transaction, the Company agreed to enter into a three-year employment agreement with the sole stockholder of Paramount, Nicholas
M. Kavouklis, D.M.D. ("Dr. Kavouklis"), which will be effective upon the closing of the acquisition. Pursuant to this employment agreement, Dr. Kavouklis will serve as President of the Company's Florida operations, at an annual salary of $230,000, plus a potential incentive bonus based on future increases in the earnings of the Company's Florida operations.

Also in connection with this transaction, the Company agreed to enter into a three-year office lease agreement with Dr. Kavouklis, for the office space that will be used by the Company's Florida operations, which will be effective upon the closing of the acquisition.

                         SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                        AS OF DECEMBER 31, 2001
                                            (IN THOUSANDS)



                                                HISTORICAL    HISTORICAL     PRO FORMA
                                                 COMPANY      PARAMOUNT     ADJUSTMENTS    PRO FORMA
                                               ------------  ------------  -------------  ------------

                          ASSETS

Current assets:
  Cash and cash equivalents                    $     1,497   $       290   $         --   $     1,787
  Investments available-for-sale                    13,956           280         (3,130)(a)    11,106
  Accounts receivable                                2,839            22             --         2,861
  Other current assets                                 903           372           (108)(b)     1,167
                                               ------------  ------------  -------------  ------------
    Total current assets                            19,195           964         (3,238)       16,921

Property and equipment                               2,348           199             --         2,547
Restricted investments available-for-sale            2,831            52             --         2,883
Notes receivable                                       805            --             --           805
Intangible assets                                    3,920            56          6,214 (c)    10,190
Other assets                                           226            10             --           236
                                               ------------  ------------  -------------  ------------

     Total assets                              $    29,325   $     1,281   $      2,976   $    33,582
                                               ============  ============  =============  ============

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $     3,168   $         8   $         --   $     3,176
  Other accrued expenses                             4,827           195             --         5,022
  Short-term debt                                      265            --            815 (d)     1,080
  Claims payable and claims incurred
   but not reported                                  5,905           129             --         6,034
  Deferred revenue                                     823           300             --         1,123
                                               ------------  ------------  -------------  ------------
     Total current liabilities                      14,988           632            815        16,435

Long-term convertible debt                              --            --          1,810 (d)     1,810
Other long-term liabilities                            971            --             --           971

Stockholders' equity:
  Convertible preferred stock and
   additional paid-in capital                       41,250            --             --        41,250
  Common stock and additional paid-in capital       21,552            --          1,000 (e)    22,552
  Retained earnings (accumulated deficit)          (31,447)          715           (715)(f)   (31,447)
  Accumulated other comprehensive income (loss)         63           (66)            66 (f)        63
  Treasury stock, at cost                          (18,052)           --             --       (18,052)
                                               ------------  ------------  -------------  ------------
   Total stockholders' equity                       13,366           649            351        14,366
                                               ------------  ------------  -------------  ------------

   Total liabilities and stockholders' equity  $    29,325   $     1,281   $      2,976   $    33,582
                                               ============  ============  =============  ============

               SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001
                                 (IN THOUSANDS)


The pro forma adjustments reflected on the unaudited pro forma condensed consolidated balance sheet are as follows:

(a) Represents the cash portion of the purchase price, which is $3.0 million, the estimated transaction expenses incurred by Paramount, which are $80,000, and the estimated transaction expenses incurred by the Company, which are $50,000.

(b) Represents a valuation reserve against the deferred tax assets of Paramount, which were $108,000 as of December 31, 2001. The Company's deferred tax assets are fully reserved, due to uncertainty about whether those deferred tax assets will be realized in the future. Accordingly, the deferred tax assets of Paramount would have also been fully reserved by the Company as of December 31, 2001.

(c) Represents intangible assets related to the acquisition of Paramount, which is equal to the excess of the purchase price to be paid over the net tangible assets acquired, as shown below:

     Cash portion of purchase price                    $3,000
     Convertible note to be issued                      2,625
     Common stock to be issued                          1,000
     Estimated transaction expenses                        50
                                                       -------
        Total purchase price                            6,675

     Net assets of Paramount                              649
     Less - Deferred tax assets                          (108)
     Less - Estimated transaction expenses                (80)
                                                       -------
        Net tangible assets acquired                      461
                                                       -------

        Intangible assets related to acquisition       $6,214
                                                       =======

     The value used above for the common stock to be issued in the acquisition is based on 769,231 shares of common stock, and a market value of $1.30 per share, which was the approximate market price of the common stock on April 24, 2002, when the definitive agreement between the Company and Paramount was executed.

(d) Represents the short-term and long-term portion of the $2,625,000 convertible note to be issued in the acquisition. The outstanding balance under the note is convertible at any time after one year following the transaction. Therefore, the short-term portion of the note is not described as convertible on the accompanying pro forma condensed consolidated balance sheet.

(e) Represents 769,231 shares of the Company's common stock to be issued in the acquisition, based on a market value of $1.30 per share, which was the approximate market price of the common stock on April 24, 2002, when the definitive agreement between the Company and Paramount was executed.

(f)  Represents  elimination  of the stockholder's equity accounts of Paramount.

              SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                HISTORICAL    HISTORICAL     PRO FORMA
                                                 COMPANY      PARAMOUNT     ADJUSTMENTS         PRO FORMA
                                               ------------  ------------  -------------       -----------
Premium revenue, net                           $    84,822   $     6,041   $         --        $   90,863

Health care services expense                        58,692         1,851             --            60,543
Selling, general and administrative expense         25,391         4,485           (682)  (a)      29,194
                                               ------------  ------------  -------------       -----------

   Operating income (loss)                             739          (295)           682             1,126

Investment and other income                          1,060            99           (123)  (b)       1,036
Interest expense on debt that was
   converted to equity in 2001                        (402)           --             --              (402)
Other interest expense                                (102)           --           (184)  (c)        (286)
                                               ------------  ------------  -------------       -----------
Income (loss) before income taxes
   and extraordinary item                            1,295          (196)           375             1,474
Income tax benefit (expense)                            --            73            (73)  (d)          --
                                               ------------  ------------  -------------       -----------

Income  (loss) before extraordinary item             1,295          (123)           302             1,474
Extraordinary item:
   Gain on conversion of debt to
    convertible preferred stock                     11,251            --             --            11,251
                                               ------------  ------------  -------------       -----------

Net income (loss)                              $    12,546   $      (123)  $        302        $   12,725
                                               ============  ============  =============       ===========
Earnings (loss) before interest, taxes,
   depreciation and amortization (EBITDA) (1)  $     2,577   $      (196)  $        993        $    3,374

Basic net income per share:
   Income before extraordinary item            $      0.04                                     $     0.05
   Extraordinary item                                 0.35                                           0.34
                                               ------------                                    -----------

     Net income                                $      0.39                                         $ 0.39
                                               ============                                    ===========

Weighted average basic shares outstanding           32,253                          769   (e)      33,022

Diluted net income per share:
   Income before extraordinary item            $      0.04                                     $     0.05
   Extraordinary item                                 0.34                                           0.33
                                               ------------                                    -----------

     Net income                                $      0.38                                     $     0.38
                                               ============                                    ===========

Weighted average diluted shares outstanding         33,009                          769   (e)      33,778

(1) EBITDA is equal to operating income, plus depreciation and amortization expense.

              SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                                    NOTES TO
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)

The pro forma adjustments reflected on the unaudited pro forma condensed consolidated statement of operations are as follows:

(a)  Represents  the  following:

      Adjustment of bonuses paid to sole stockholder of Paramount   $   (903)
      Adjustment of annual salary of sole stockholder of Paramount       (90)
      Amortization of intangible assets related to the acquisition       311
                                                                    ---------

               Total  adjustments                                   $   (682)
                                                                    =========

     Paramount paid its sole stockholder an aggregate of $1,103,000 in bonuses for the year ended December 31, 2001. Based on the terms of the employment agreement between the Company and the sole stockholder of Paramount that will be effective after the transaction is completed, it is not practical to determine the amount of bonus that would have been paid to the sole stockholder during 2001 if the transaction had occurred on January 1, 2001. For purposes of these pro forma financial statements, the Company estimated a bonus of $200,000. Accordingly, the difference between this estimate and the amount that was actually paid for 2001 is treated as a pro forma adjustment.

     The annual salary that will be paid to Paramount's sole stockholder after the transaction is $230,000, compared to the salary actually paid to the sole stockholder during 2001, which was $320,000. Accordingly, the expected change in the annual salary is treated as a pro forma adjustment.

     As indicated in the pro forma condensed consolidated balance sheet, the pro forma amount of intangible assets related to the acquisition is $6,214,000. The Company has not yet determined the composition of these intangible assets, and the useful life of each intangible asset. For purposes of these pro forma financial statements, the Company estimated the composite useful life of these intangible assets to be 20 years. Based on a composite useful life of 20 years, amortization expense would have been $311,000 during the year ended December 31, 2001.

(b) Represents a reduction in the investment income of the Company as a result of the acquisition, as follows:

          Cash portion of the purchase price                 $     3,000
          Average annual return on investments during 2001           4.1%
                                                             ------------

               Adjustment to investment income               $       123
                                                             ============

(c) Represents interest expense on the convertible note to be issued in the acquisition, as follows:

          Convertible  note  to  be  issued                  $     2,625
          Interest  rate  on  convertible  note                      7.0%
                                                             ------------

               Adjustment  to  interest  expense             $       184
                                                             ============

(d) Represents elimination of the income tax benefit recognized by Paramount during 2001. The Company had no income tax expense during 2001, primarily due to loss carryforwards from 2000 and the fact that the Company incurred an operating loss for tax purposes during 2001, excluding the extraordinary gain on the conversion of debt to convertible preferred stock. Based on the pro forma combined operations of the Company and Paramount for 2001, the Company still would have incurred an operating loss for tax purposes. Therefore, there is no income tax expense reflected in the accompanying pro forma consolidated statement of operations.

(e)  Represents  the  shares  of  common  stock to be issued in the acquisition.

                              AMENDED AND RESTATED

                                STOCK OPTION PLAN

                                       OF

                       SAFEGUARD HEALTH ENTERPRISES, INC.


          SAFEGUARD HEALTH ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware, hereby adopts this Amended and Restated Stock Option Plan of Safeguard Health Enterprises, Inc., as of January 15, 2002.

     The  purposes  of  this  Plan  are  as  follows:

               (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its Directors and executive and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

               (2) To enable the Company to obtain and retain the services of the type of Directors and professional, technical and managerial Employees considered essential to the long range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under options, some of which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

          The Plan shall be divided into two separate components: the Discretionary Option Grant Program described in Articles III through VI and the Automatic Option Grant Program described in Article VII. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted stock options to purchase shares of Common Stock in accordance with the provisions of Articles III through VI. Under the Automatic Option Grant Program, each eligible member of the Board will automatically receive periodic option grants to purchase shares of Common Stock in accordance with the provisions of Article VII.

          Unless the context clearly indicates otherwise, the provisions of Articles I, II and VIII of the Plan shall apply to both the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

                                    ARTICLE I

                                   DEFINITION
                                   ----------

Section  1.1  -  General
------------     -------

          Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.


Section  1.2  -  Board
------------     -----

          "Board"  shall  mean  the  Board  of  Directors  of  the  Company.

Section  1.3  -  Code
------------     ----

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section  1.4  -  Committee
------------     ---------

     "Committee"  shall  mean  the  committee appointed by the Board pursuant to
Section 6.1(a) to administer the provisions of the Discretionary Stock Option Grant Program.

Section  1.5  -  Company
------------     -------

          "Company"  shall  mean  Safeguard  Health  Enterprises,  Inc.

Section  1.6  -  Director
------------     --------

          "Director"  shall  mean  a  member  of  the  Board.

Section  1.7  -  Employee
------------     --------

          "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company or of any corporation which is then a Parent or Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section  1.8  -  Incentive  Stock  Option
------------     ------------------------

          "Incentive Stock Option" shall mean an Option qualifying under Section 422 of the Code and designated as such by the Plan Administrator.

Section  1.9  -  Non-Employee  Director
------------     ----------------------

     "Non-Employee Director" shall mean any Director who qualifies as a "non-employee director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Section  1.10-  Non-Qualified  Stock  Option
-------------   ----------------------------

          "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Stock Option by the Plan Administrator.

Section  1.11  -  Officer
-------------     -------

          "Officer" shall mean an officer of the Company or of any Parent or Subsidiary.

Section  1.12  -  Option
-------------     ------

          "Option" shall mean an option to purchase capital stock of the Company, granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Stock Options, except that for purposes of Article VII, such term shall refer solely to Non-Qualified Stock Options.

Section  1.13  -  Optionee
-------------     --------

          "Optionee" shall mean an Employee or non-Employee member of the Board to whom an Option is granted under the Plan.

Section  1.14  -  Parent  Corporation
-------------     -------------------

          "Parent" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations in the unbroken chain (other than the Company) owns at the time of determination stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section  1.15  -  Plan
-------------     ----

          The "Plan" shall mean this Stock Option Plan of Safeguard Health Enterprises, Inc.

Section  1.16  -  Plan  Administrator
-------------     -------------------

          "Plan Administrator" shall mean the Board or the Committee appointed to administer the Discretionary Option Grant provisions of the Plan, to the extent such entity is carrying out its administrative functions under the Plan in accordance with the provisions of Article VI.

Section  1.17  -  Pronouns
-------------     --------

          The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section  1.18  -  Secretary
-------------     ---------

          "Secretary"  shall  mean  the  Secretary  of  the  Company.

Section  1.19  -  Subsidiary
-------------     ----------

          "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns at the time of determination stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section  1.20  -  Termination  of  Employment
-------------     ---------------------------

          "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or any Parent or Subsidiary corporation, is terminated for any reason, with or without cause, at any time, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company or any Parent or Subsidiary corporation. The Plan Administrator, in its absolute discretion, shall determine the effect of all other matters and questions relating to the Optionee's Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and then applicable Treasury Regulations and other administrative authority under said Section.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN
                             ----------------------

Section  2.1  -  Shares  Subject  to  the  Plan
------------     ------------------------------

          The shares of stock subject to Options shall be shares of the Company's authorized common stock ("Common Stock"). The aggregate number of such shares, which may be issued over the term of the Plan, shall not exceed 3,600,000. The total number of shares issuable from time to time under the Plan shall be subject to periodic adjustment in accordance with the provisions of Section 2.3 below.

          Should an Option expire or terminate for any reason prior to exercise or surrender in full, the shares subject to the portion of the Option not so exercised or surrendered shall be available for subsequent Option grants under the Plan. Shares subject to any Option or portion thereof surrendered in accordance with Section 7.10 of the Plan and all share issuances under the Plan, whether or not such shares are subsequently repurchased by the Company pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent Option grants under this Plan. In addition, should the option price of an outstanding Option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock subsequently available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised, and not by the net number of shares of Common Stock actually issued to the Optionee.

Section  2.2  -  Limitation  on  Incentive  Stock  Option  Grants
------------     ------------------------------------------------

          The aggregate fair market value (determined as of the respective date or dates of grant) of the shares of Common Stock for which one or more Incentive Stock Options granted to any Employee under the Plan (or any other stock option plan of the Company or its Parent or Subsidiary corporations) may for the first time become exercisable as Incentive Stock Options under the Federal tax laws during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000) or such greater amount as may be permitted under subsequent amendments to Section 422 of the Internal Revenue Code. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. In the event the applicable $100,000 limitation is in fact exceeded in any calendar year, the Option may nevertheless be exercised for those excess shares as a Non-Qualified Stock Option.

Section  2.3  -  Changes  in  Company's  Shares
------------     ------------------------------

          In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Stock Option Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Sections 2.1 and 2.2 on the maximum number and kind of shares which may be issued on exercise of Options.

                                   ARTICLE III

                        GRANTING OF DISCRETIONARY OPTIONS
                        ---------------------------------

Section  3.1  -  Eligibility  for  Option  Grants
------------     --------------------------------

          (a) The persons eligible to receive Option grants pursuant to the Discretionary Option Grant Program shall be limited to the following individuals:

               (i) such Employee-members of the Board as the Committee shall select from time to time; and

               (ii) such other key Employees (including officers who are not Directors) as the Plan Administrator shall select from time to time.

          (b) The Plan Administrator shall have the sole and exclusive authority, within the scope of its administrative functions under the Plan, to select the eligible individuals who are to receive Option grants under the Discretionary Option Grant Program and to determine the number of shares to be covered by each such Option grant, the status of the granted Option as either an Incentive Stock Option or a Non-Qualified Stock Option, the time or times at which such Option is to become exercisable and the maximum term for which the Option is to remain outstanding.

          (c) Non-Employee members of the Board (including members of the Committee) shall not be eligible to participate in the Discretionary Option Grant Program. However, non-Employee members of the Board shall be eligible to receive periodic Option grants pursuant to the Automatic Option Grant provisions of Article VII.

          (d) Upon the selection of an eligible individual to receive an Option grant under the Discretionary Option Grant Program, the Plan
Administrator shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Plan Administrator may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of the Option that the Optionee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. Any Option the grant of which is unconditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Plan Administrator deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

                                   ARTICLE IV

                      TERMS OF DISCRETIONARY OPTION GRANTS
                      ------------------------------------

Section  4.1  -  Option  Agreement
------------     -----------------

          Each Option issued under the Discretionary Option Grant Program shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and authorized Officers of the Company and which shall contain such terms and conditions as the Plan Administrator shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

Section  4.2  -  Option  Price
------------     -------------

          (a) The price of the shares subject to each Option shall be set by the Plan Administrator; provided, however, that the price per share shall be not less than one hundred percent (100%) of the fair market value of such shares on the date such Option is granted; provided, further, that, in the case of an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or any Parent corporation (a "10% Stockholder"), the price per share shall not be less than one hundred ten percent (110%) of the fair market value of such shares on the date such Option is granted.

          (b) For the purpose of Section 4.2(a) and all other valuation purposes under the Plan, the fair market value of a share of the Company's stock on the date the Option is granted shall be: (i) the closing price of a share of the Company's Stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but quoted on NASDAQ or a successor quotation system, (1) the last sale price (if the stock is then listed as a National Market Issue) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as determined in good faith by the Committee effecting the Option grant; or
(iv) if the Company's stock is not publicly traded, the fair market value established by such Plan Administrator acting in good faith.

Section  4.3  -  Commencement  of  Exercisability
------------     --------------------------------

          (a) No Option may be exercised in whole or in part during the first year after such Option is granted. Thereafter the Optionee may, within the specified term of the Option and pursuant to the provisions of this Agreement, purchase the Optioned Shares in accordance with the following schedule:

               (i) One-third of the Optioned Shares at any time after the expiration of twelve (12) months measured from the date of grant.

              (ii) An additional one-third of the Optioned Shares at any time after the expiration of twenty-four (24) months measured from the date of grant.

             (iii) The final one-third of the Optioned Shares at any time after the expiration of thirty-six (36) months measured from the date of grant.

          Within the limitations provided in this Section 4.3 but subject to the other provisions of this Agreement, an Optionee may, on any two (2) occasions in each fiscal year during the term of the Option, purchase any or all of the Optioned Shares for which the Option is at the time exercisable; provided however, that each exercise shall be for not less than twenty-five (25) shares or the minimum installment set forth in this Section 4.3, if a smaller number of shares. In no event, however, shall an Option be exercisable for any fractional shares.

          (b) Subject to the provisions of Sections 4.3(a) and 4.3(c), Options shall become exercisable at such times and in such installments (which may be cumulative) as the Plan Administrator shall provide in the terms of the individual Option; provided, however, that by a resolution adopted after an Option is granted, the Plan Administrator may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a) and 4.3(c), accelerate the time at which such Option or any portion thereof may be exercised.

          (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section  4.4  -  Expiration  of  Options
------------     -----------------------

          (a) No Incentive Stock Option may be exercised to any extent by anyone after the first to occur of the following events:

               (i) The expiration of ten (10) years from the date the Option as granted;

              (ii) In the case of a 10% Stockholder, the expiration of five (5) years from the date that the Option was granted;

             (iii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code) at the time Employee status terminates, the expiration of ninety (90) days from the date of the Optionee's Termination of Employment for any reason, other than such Optionee's death unless the Optionee dies within said thirty (30) days;

              (iv) In the case of an Optionee who is disabled (within the mean of Section 22(e)(3) of the Code) at the time Employee status terminates, the expiration of six

     (6) months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said six (6) month period;

               (v) The expiration of six (6) months from the date of the Optionee's death.

          No Non-Qualified Stock Option may be exercised to any extent by anyone after the expiration of ten (10) years and one (1) day from the date the Option was granted.

          (b) Subject to the provisions of Section 4.4(a), the Plan Administrator shall provide, as part of the terms of the Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Plan Administrator may provide as part of the terms of the Option that such Option is to expire immediately upon a Termination of Employment for any reason.

Section  4.5  -  Consideration
------------     -------------

          In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company or a Parent or Subsidiary corporation for a period of at least one (1) year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company or any Parent or Subsidiary corporation or shall interfere with or restrict in any way the rights of the Company and any such Parent or Subsidiary corporation, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

Section  4.6  -  Adjustments  in  Outstanding  Options
------------     -------------------------------------

          In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Plan Administrator shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest (vis-a-vis the other stockholders of the Company) shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of
Section 424(h) (3) of the Code. Any such adjustment made by the Primary Committee (or the Board) shall be final and binding upon all Optionees, the Company and all other interested persons.

Section  4.7  -  Merger,  Consolidation,  Exchange,  Acquisition, Liquidation or
------------     ---------------------------------------------------------------
Dissolution
-----------

          In its absolute discretion, and on such terms and conditions as it deems appropriate, the Plan Administrator may provide as part of the terms of the Option that such Option cannot be exercised after the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Plan Administrator so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or in any installment provisions of such Option.

                                    ARTICLE V

                        EXERCISE OF DISCRETIONARY OPTIONS
                        ---------------------------------

Section  5.1  -  Persons  Eligible  to  Exercise
------------     -------------------------------

          During the lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's Will or under the then applicable laws of descent and distribution.

Section  5.2  -  Partial  Exercise
------------     -----------------

          At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under
Section 4.4 or Section 4.7, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Plan Administrator may, as part of the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section  5.3  -  Manner  of  Exercise
------------     --------------------

          An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.7:

          (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Plan Administrator; and

          (b) Payment of the option price for the purchased shares in any of the following forms:

               (i) full payment in a cashiers' check or wire transfer payable to the Company's order; or

              (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

             (iii) payment effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instruction (I) to the designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares plus all applicable federal and state income and employment taxes required to be withheld by the Company in connection with such purchase and sale and
     (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

              (iv) any combination of the consideration provided in the foregoing subsections (i), (ii) and (iii).

          For purposes of this subsection 5.3(b), the Exercise Date shall be the date on which written notice of the Option exercise is received by the Company. Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the option price for the purchased shares must accompany such exercise notice; and

          (c) Such representations and documents as the Plan Administrator may, in its absolute discretion, deem necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Plan Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section  5.4  -  Conditions  to  Issuance  of  Stock  Certificates
------------     -------------------------------------------------

          The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Plan Administrator shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Plan Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Plan Administrator may establish from time to time for reasons of administrative convenience.

Section  5.5  -  Rights  as  Stockholders
------------     ------------------------

          The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

Section  5.6  -  Transfer  Restrictions
------------     ----------------------

          The Plan Administrator, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of the Option as it deems appropriate, and any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two (2) years from the date of granting such Option or one (1) year after the transfer of such shares to such Optionee. The Plan Administrator may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI

                                 ADMINISTRATION
                                 --------------

Section  6.1  -  Administration  of  Plan
------------     ------------------------

          The Plan shall be administered in accordance with the following standards:

          (a) The Discretionary Option Grant Program shall be administered by the Plan Administrator, which shall be the Board or, in the discretion of the Board, a Committee appointed by the Board and composed solely of two (2) or more Non-Employee Directors. Members of the Committee shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time. Subject to the provisions of the Plan, the Plan Administrator shall have the sole and exclusive authority to grant Options under the Discretionary Option Grant Program, to accelerate the exercisability of such Options, and to make all determinations necessary or advisable for the administration of the Discretionary Option Grant Program.

          (b) The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan functions within the scope of its administrative authority and to make any and all determinations with respect to those functions which it may deem necessary or advisable. All decisions of the Plan Administrator taken in good faith and within the scope of its administrative authority under the Plan shall be final and binding on the Optionee, the Company and all other parties who have an interest in any outstanding Option granted pursuant to such authority.

          (c)  Administration  of  the  Automatic  Option  Grant  provisions  of
Article VII shall be self-executing in accordance with the express terms and conditions of such Article VII, and the Plan Administrator shall exercise no discretionary functions with respect to the Option grants made pursuant to such
Article  VII.

Section  6.2  -  Compensation;  Professional  Assistance;  Good  Faith  Actions
------------     --------------------------------------------------------------

          Individuals serving as Plan Administrator shall not receive compensation for their services as such, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Plan Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Plan Administrator, together with the Company and its Officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No individual serving as Plan Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and such individuals shall be fully protected by the Company with respect to any such action, determination or interpretation.

                                   ARTICLE VII

                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

Section  7.1  -  Eligible  Optionees
------------     -------------------

          (a) Each individual serving as a non-Employee member of the Board at any time on or after November 9, 1992, shall be eligible to receive periodic automatic Option grants pursuant to the provisions of this Article VII. However, in no event will any non-Employee Board member be eligible to receive Option grants under this Article VII program, if such individual has previously served as an Employee of the Company or any Parent or Subsidiary corporation.

          (b) Except for the Option grants to be made pursuant to the provisions of this Article VII, non-Employee Board members shall not be eligible to receive any additional Option grants under this Plan.

Section  7.2  -  Grant  Dates
------------     ------------

          Option grants will be made under this Article VII on the dates specified below:

               (i) On November 9, 1992, each individual who is at the time serving as a non-Employee member of the Board shall automatically be granted on that date a Non-Qualified Stock Option to purchase two thousand (2,000) shares of Common Stock upon the terms and conditions of this
     Article  VII.

               (ii) On the second Monday of November of each subsequent year, commencing with the 1993 calendar year, each member of the Board shall automatically be granted on that date a Non-Qualified Stock Option to purchase two thousand (2,000) shares of Common Stock upon the terms and conditions of this Article VII, or such other number of shares of Common Stock as may be fixed by the Board from time to time.

          There shall be no limit on the number of such share Option grants any one non-Employee Board member may receive over his period of service on the Board. The number of shares subject to each automatic Option grant (including grants to be made in the future) shall be subject to periodic adjustment pursuant to the applicable provisions of Section 4.7.

Section  7.3  -  Option  Price
------------     -------------

          The option price per share shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

Section  7.4  -  Payment
------------     -------

          The option price shall be payable in one of the alternative forms specified below:

               (i) full payment in a cashiers check or wire transfer payable to the Company's order; or

              (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

             (iii) payment effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions (I) to the designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares and (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

               (iv) any combination of the consideration provided in the foregoing subsections (i), (ii), and (iii).

          For purposes of this subsection 7.4, the Exercise Date shall be the date on which written notice of the Option exercise is received by the Company. Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the option price for the purchased shares must accompany such exercise notice.

Section  7.5  -  Option  Term
------------     ------------

          Each automatic grant under this Article VII shall have a maximum term of ten (10) years measured from the automatic grant date.

Section  7.6  -  Exercisability
------------     --------------

          Each automatic Option shall become exercisable for the Option shares one (1) year after the grant date.

Section  7.7  -  Termination  of  Board  Service
------------     -------------------------------

          (a) Should the Optionee cease service as a Board member for any reason while holding one or more automatic Option grants under this Article VII, then such options granted hereunder not exercised by the Board member at the time of termination of Board membership, shall terminate and cease to be exercisable as of such date.

          (b) In no event shall any automatic grant under this Article VII remain exercisable after the specified expiration date of the ten (10) year
Option term. Upon the expiration of the applicable exercise period in accordance with subparagraph (a) above or (if earlier) upon the expiration of the ten (10) year Option term, the automatic Option grant shall terminate and cease to be exercisable.

Section  7.8  -  Stockholder  Rights
------------     -------------------

          The holder of an automatic Option grant under this Article VII shall have no stockholder rights with respect to any shares covered by such Option until such individual shall have exercised the Option, paid the option price for the purchased shares and been issued a stock certificate for such shares.

Section  7.9  -  Corporate  Transaction
------------     ----------------------

          In the event of any of the following stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"): any merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or the liquidation or dissolution of the Company, the exercisability of each automatic Option grant at the time outstanding under this Article VII shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic Option grants under this Article VII shall terminate and cease to be outstanding.

Section  7.10  -  Change  in  Control
-------------     -------------------

          In connection with any Change in Control of the Company, the exercisability of each automatic Option grant at the time outstanding under this
Article VII shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of such shares. For purposes of this Article VII, a Change in Control shall be deemed to occur when any person or related group or persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership [within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")] of securities possessing more than eighty percent (80%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

          The shares of Common Stock subject to each Option surrendered in connection with the Change in Control shall not be available for subsequent issuance under this Plan.

          The automatic Option grants outstanding under this Article VII shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Section  7.11  -  Remaining  Terms
-------------     ----------------

          The remaining terms and conditions of each automatic Option grant shall be as set forth in the prototype Directors Automatic Option Grant Agreement.

Section  7.12  -  Amendment  of  the  Automatic  Grant  Provisions
-------------     ------------------------------------------------

          The provisions of this Automatic Option Grant Program, including any automatic Option grants outstanding under this Article VII, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable federal income tax laws and regulations.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section  8.1  -  Options  Not  Transferable
------------     --------------------------

          During the lifetime of the Optionee, Options granted under either the Discretionary Option Grant Program or the Automatic Option Grant Program (and any stock appreciation rights attaching thereto) shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than by a transfer of the Option effected by the Optionee's will or by the laws of descent and distribution following the Optionee's death. Accordingly, except for such permitted transfer, the Option (or any interest or right therein or part thereof) shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any such attempted disposition thereof shall be null and void and of no effect.

Section  8.2  -  Amendment,  Suspension  or  Termination  of  the  Plan
------------     ------------------------------------------------------

          (a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that (I) no such amendment or modification shall, without the consent of the Option holders, adversely affect their rights and obligations under their Options and (II) any amendment to the Automatic Option Grant program shall be effected in compliance with the limitations of Section
7.12. In addition, the Board shall not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section 2.3, (ii) materially modify the eligibility requirements for the grant of Options under the Plan, (iii) materially increase the benefits accruing to participants under the Plan or (iv) increase the maximum number of shares for which Automatic Option Grants may be periodically made pursuant to the provisions of Article VII.

          (b) No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the earlier of the following events:

               (i)  December  31,  2006;  or

         (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise or surrender of the Options granted hereunder.

          If the date of termination is determined under clauses (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

Section  8.3  -  Effective  Date  of  Plan
------------     -------------------------

          (a) The Plan was initially adopted by the Board on April 25, 1984, and approved by the Company's stockholders on May 22, 1984. On November 9, 1992, the Board approved a restatement of the Plan, effective as of such date, to (i) increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 450,000 shares, (ii) bring the Plan in compliance with the applicable requirements of SEC Rule 16b-3, as amended May 1, 1991, under the 1934 Act, (iii) revise the Incentive Stock Option provisions of the Plan to conform to applicable changes in the federal tax laws, (iv) establish the Automatic Option Grant Program for non-Employee Board members and (v) extend the term of the Plan to December 31, 2002. The November 1992 restatement was approved by the Company's stockholders on May 26, 1993. On February 7, 1997, the Board approved an Amendment to the Plan, effective as of such date, to (i) increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 500,000 shares, and (ii) extend the term of the Plan to December 31, 2006. The February 1997 Amendment will be submitted to stockholder approval at the 1997 Annual Meeting and no options granted on the basis of the 500,000 share increase shall become exercisable in whole or in part unless and until such stockholder approval shall have been obtained at the 1997 Annual Meeting.

          The November 1992 restatement shall apply only to options granted under the Plan from and after the November 9, 1992, effective date. Each option issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing such option) as in effect on the date such option was previously granted, and nothing in the November 1992 restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

          (b) The sale and remittance procedure for the exercise of outstanding options shall be available for all options granted under the Plan after November 9, 1992, and for all Non-Qualified Stock Options outstanding under the Plan on such date. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Stock Option shares effected after such date.

          (c) Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter submitted to the Company's stockholders for approval and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

Section  8.4  -  Effect  of  Plan  Upon  Other  Options  and  Compensation Plans
------------     ---------------------------------------------------------------

          The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary corporation. Nothing in this Plan shall be construed to limit the right of the Company or any Parent or Subsidiary corporation (a) to establish any other forms of incentives or compensation for employees of the Company or any Parent or Subsidiary corporation or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section  8.5  -  Titles
------------     ------

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


We hereby certify that the above Amended and Restated Stock Option Plan of the Company, was duly adopted by the Board of Directors and the Stockholders of the Company as of January 15, 2002, and May __, 2002, respectively.


Executed at Aliso Viejo, California on May __, 2002.



----------------------------------------        --------------------------------
JAMES E. BUNCHER                                RONALD I. BRENDZEL
President  and  Chief  Executive Officer        Senior Vice President and
Secretary

SAFEGUARD
2001 ANNUAL REPORT
                                   Giving you
                                    something
                                    SMILE to
                                      about
[PICTURE OMITTED]

For over 25 years, SafeGuard has been a leader in the dental benefits industry. As the largest publicly traded dental benefits company in the United States, SafeGuard continues to thrive by providing a variety of innovative dental plan designs, including HMO, PPO/Indemnity, Defined Benefit, and ASO (Administrative Services Only) plan designs. SafeGuard offers dental benefit plans for groups of all sizes, as well as individuals. In addition, SafeGuard provides group vision benefit plans.

SafeGuard is focused on providing outstanding dental and vision benefit plans with excellent service to clients, members, dentists, consultants and brokers. By anticipating trends and adapting to the client's needs, SafeGuard delivers superior products, excellent service and achieves a high degree of member satisfaction.

SafeGuard targets California, Florida and Texas as its primary markets and has offices in Southern and Northern California, Dallas and Houston, Texas, and Central and South Florida. SafeGuard's local market presence allows its sales, account management and provider relations teams to tailor its products and services to meet the unique needs of each market. With more than a quarter of the nation's population located in SafeGuard's primary markets, the Company is positioned well for future growth.

     "I've always felt that a company
          can be assessed by the quality
               of the people who work for it

          I think SafeGuard
               is an excellent company"


                                           JULIE CROOM
                                           SOUTHERN CALIFORNIA EDISON
                                           SAFEGUARD CLIENT SINCE 1981

FINANCIAL
    HIGHLIGHTS


Years Ended December 31,                                                   2001      2000
--------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA (in thousands, except per share amounts):
Premium revenue, net                                                      $84,822  $ 97,251
Operating income (loss)                                                       739    (2,970)
Income (loss) before discontinued operations and extraordinary item         1,295    (6,452)
Loss from discontinued operations                                               -    (2,500)
Extraordinary gain on conversion of debt to convertible perferred stock    11,251         -
Net income (loss)                                                          12,546    (8,952)
EBITDA                                                                      2,577      (203)
Net income (loss) per share - diluted                                        0.38     (1.89)
Weighted average shares outstanding - diluted                              33,009     4,747


As of December 31,                                                           2001      2000
--------------------------------------------------------------------------------------------
BALANCE SHEET DATA (in thousands):
Cash and short-term investments                                           $15,453  $ 16,702
Total current assets                                                       19,195    21,268
Total assets                                                               29,325    33,095
Debt and accrued interest that was converted to equity in 2001                  -    52,535
Other current liabilities                                                  14,988    19,645
Long-term liabilities                                                         971     1,344
Stockholders' equity (deficit)                                             13,366   (40,429)




EBITDA
(in thousands)

[GRAPH OMITTED]

LETTER
 to SHAREHOLDERS


Dear Fellow Shareholders:

I am pleased to report that 2001 was a year of improvement and solid progress. Initiatives put in place in 2000 and 2001 to control costs and improve customer service have been successful. We have returned the Company to profitability, but even more importantly, we have re-built SafeGuard on a solid foundation. And, as pleased as we are about 2001, we have reason to be excited about our future as we move the Company back into a growth mode.

RECAPITALIZATION

Early in 2001, the Company completed a major recapitalization, converting approximately $53 million of debt and accrued interest into convertible preferred stock that has no dividend. This transaction created a strong balance sheet and eliminated substantially all interest expense. As a result, SafeGuard's capital structure changed to reflect the new ownership comprised of:
John Hancock Financial Services, Inc. (NYSE:JHF), approximately 40%; CAI Partners, an investment partnership with significant experience in the healthcare industry, approximately 24%; Jack R. Anderson, a well-known healthcare investor, approximately 8%; management and employees, including all authorized stock options, approximately 9%; and other shareholders, approximately 19% of the 37.8 million shares outstanding, including all authorized stock options.

The recapitalization was a milestone in the history of the Company because it restored financial strength and positioned us to execute future growth plans. Together with our operating improvements, the recapitalization removed the most immediate threat to the Company - financial collapse.

FINANCIAL RESULTS

Clearly, we made substantial improvement in our operating income, EBITDA and net income in 2001 when compared to the 2000 results. The year-to-year membership and revenue declines occurred primarily in early 2001, and both were nearly flat during the second half of the year. Downsizing by many of our customers has made membership and revenue stability difficult to maintain. We hope that by the latter part of 2002 we will begin to see the market return to more normal conditions. Questions about the Company's financial stability, and the service issues that existed in 2000, adversely impacted early 2001 sales and renewals and still linger. The recapitalization, which resulted in a debt-free balance sheet, was completed in the first quarter of 2001, and made us a financially strong managed dental benefits company. The service issues have been addressed and corrected and the Company's reputation for service is steadily improving. Additionally, the Company eliminated a significant amount of marginal business through rate increases, which were either accepted by the client or the client did not renew. This process, while reducing membership and revenue, actually improved our overall financial performance.

PROGRESS IN 2001
Clearly, we came a long way in 2001. Some highlights from our 2001 accomplishments are:

-    Attained profitability
-    Created a new culture of fiscal discipline
-    Achieved a debt-free financial structure
-    Accomplished substantial service improvements
-    Restructured and streamlined operations
-    Strengthened the Company with new leadership
-    Improved existing products and added new services
-    Divested part of non-core dental HMO operations
-    Established a long-term information services strategy and plan

Our performance in 2001 is a reflection of the dedication and incredibly hard work of all of our employees. They are SafeGuard's most important resource. I am grateful to them for their outstanding contributions.

Of course, we will never be satisfied. And there is much left to be accomplished with respect to resuming growth in membership and revenue. Rest assured, we intend to fulfill our obligations to our customers, brokers, consultants, providers, members, and shareholders. Our past is behind us, the foundation is in place, and we have an exciting future.

SERVICE IMPROVEMENTS

Candidly, when we lacked financial resources and the Company was in a state of flux, service to our customers and providers suffered. As we achieved financial stability, we made service improvements the subject of intense management focus. More importantly, we asked our customers for feedback about our service. The result - better service, and therefore, more satisfied customers.

In addition to a strong financial base, we are now focused on service enhancements for our customers and providers. We improved our web site to provide online enrollment capability for individual dental plans in Southern California, Florida and Texas. We plan to add this capability for individual vision benefit plans in the near future. The new individual plan portion of our web site contains many user-friendly features, including payment options that include paying by credit card, check or bank draft. In addition, selecting a network provider is now easier due to a feature that provides a list of participating dentists located in close proximity to the zip code of the individual. We continue to expand the number of zip codes where individual dental benefit plans may be purchased. With the increasing number of individuals using the Internet, we realized we could add value by enabling individuals to research the various plan options available to them, and enroll online.

We are continuing to evaluate and implement technology solutions that will enhance customer and provider service and improve our operating efficiency. We have implemented on-line enrollment for select customers and are working toward additional technology-based solutions to improve how we interact with providers, clients, brokers and members.

ENHANCED PRODUCTS

Throughout the year, we expanded the Company's existing product lines to address competitive issues. We are pleased to have introduced several new product offerings such as defined benefit plans and PPO products with higher benefit levels for in-network services. Other new products developed in 2001 included new dental HMO plans for individuals. Several variations of our individual plans were designed to target specific audiences, such as senior citizens and families.

In addition, we revamped our vision product portfolio. A thorough reengineering of this product line resulted in the introduction of a new series of vision plans with enhanced benefits and more competitive pricing. The new simplified plans include a discount benefit for LASIK surgery and a plan that covers only frames and lenses for use where the member's medical plan includes vision examination benefits.

Development activities are ongoing at SafeGuard, and we are already working on additional new products to be introduced in 2002 as we expand our marketing and sales efforts to incorporate the full spectrum of individuals, small groups, mid-size groups, large groups and wholesale through resellers.

FOCUS ON TARGET MARKETS

Near the end of the year, we sold our Arizona, Missouri and Kansas dental HMO businesses. We reported no significant gain or loss in connection with any of these transactions. Our goal is to strengthen the Company by evaluating every aspect of our operations, focusing on our core business, and divesting dental HMO operations not located within our three target markets of California, Florida and Texas. As a part of the transactions, the buyers agreed to serve dental HMO members located in Arizona, Missouri and Kansas that are part of SafeGuard groups located primarily in our target markets. SafeGuard will continue to market and administer dental PPO, indemnity and vision products in Arizona, Missouri and Kansas.

STRENGTHENING THE COMPANY WITH ADDITIONAL LEADERSHIP

Stephen J. Baker joined the Company in 2001 as Executive Vice President and Chief Operating Officer. Prior to joining our company, Steve was Vice President, Chief Operating Officer and Chief Information Officer for a health and disability management company. He has an extensive and impressive background in healthcare information services and consulting, in addition to his operating experience. Steve holds both undergraduate and Master of Arts degrees in economics from Cambridge University, England. Robin Muck joined SafeGuard as Vice President responsible for the California market. Robin has 17 years experience in healthcare insurance and managed care. She holds a degree in marketing and is responsible for sales, account management and provider relations in the California market.

We are fortunate to have individuals with these capabilities as a part of our management team. We continue to build a solid group of talented and experienced individuals who will lead our return to revenue growth through sales of existing products, the introduction and sales of new products, and prudent and strategic acquisitions.

OPPORTUNITY

We have recapitalized the Company and fixed the service issues. We have strengthened the management team. The major pieces are now in place. We have the fiscal discipline, a strong balance sheet, energized and knowledgeable management, an active and engaged board of directors, a commitment to continued service enhancements, and the competitive products necessary to lead our industry. With this solid foundation, we must now turn our attention to increasing sales and making selective, complementary acquisitions.

FUTURE

We are excited about our future as a major force in providing dental and vision benefits. Our employees have worked tirelessly to return this Company to the preeminence it deserves. I appreciate the loyal support of our customers, brokers, consultants and providers, who are critical to our success. I also want to express my appreciation to our shareholders, whose support for management and its business strategy have made this return to profitability possible. We could not have done it without the support of each of these constituencies. We have come a long way, but we have only laid the foundation thus far; now we must build on that foundation through profitable growth. Thank you for your ongoing support, belief in our goals and confidence in our ability to achieve them.

Sincerely,


/s/ James E. Buncher

James E. Buncher
President and Chief Executive Officer

                                    SOMETHING      [GRAPHIC OMITTED]
                                    to SMILE
                                      about
.. . . PRODUCTS

DENTAL HMO

SafeGuard's Dental HMO plan designs offer comprehensive coverage and are designed to maximize savings for members without compromising quality of care. A variety of plan designs are available for both groups and individuals. In addition to providing an excellent selection of dentists from which members may choose, SafeGuard's standard HMO plan designs cover a comprehensive array of dental procedures, many of which are not covered by other dental plans.

DENTAL PPO (PREFERRED PROVIDER ORGANIZATION) AND INDEMNITY PLANS

SafeGuard's Dental PPO plan designs achieve a balance between cost savings and freedom of choice. Members who choose a SafeGuard PPO network dentist will have lower out-of-pocket costs than those who choose non-network dentists. And, members still have excellent coverage when selecting a non-network dentist.

DEFINED BENEFIT DENTAL PLANS

SafeGuard offers the option of a Defined Benefit plan design. This option avoids the limitations of a network-based plan design and has a monthly premium that is significantly less than a typical PPO/Indemnity plan design. A Defined Benefit plan design reimburses members a fixed amount for each dental procedure performed, regardless of which dentist performs the procedure.

MULTI-OPTION AND CUSTOM PROGRAMS

Since SafeGuard owns and operates dental HMO companies and a dental insurance company, it is able to combine two or more different plan designs to build a benefit program that meets each client's specific needs. This is especially helpful when a group has operations in different geographic areas that require different coverage. Additionally, SafeGuard provides custom plan designs to meet the unique needs of its larger clients.

ADMINISTRATIVE SERVICES ONLY (ASO)

For groups that choose to self-insure their plans, SafeGuard offers comprehensive ASO support. SafeGuard's ASO program includes access to the Company's extensive Preferred Provider networks, claims processing, client and member support, banking services, financial and utilization reports, consultation on plan designs and stop loss insurance.

VISION

The SafeGuard vision plans provide coverage for exams, frames and lenses, contact lenses and bifocals. LASIK surgery discounts are also available as part of the plans offered. Vision plan subscribers can choose any vision care provider, and receive a higher benefit level if they utilize in-network providers.

.. . . NETWORKS

The foundation of SafeGuard's dental benefit plans is its network of dentists. SafeGuard has contracted with an extensive network of General Dentists and Specialists to serve its members' dental care needs.

"WE HAVE BEEN A PROUD DENTAL PROVIDER FOR SAFEGUARD
     FOR THE PAST 24 YEARS. DURING ALL THAT TIME, SAFEGUARD HAS
          PROVED ITSELF TO BE A FAIR AND COMPETENT PARTNER IN PROVIDING
               THE BEST POSSIBLE DENTAL CARE TO OUR MUTUAL PATIENTS."


                                                          GREGORY ROBINS, D.D.S.
                                                            SafeGuard Provider



All contracted dentists are credentialed by SafeGuard to assure that they provide professional dental care services to members. SafeGuard maintains a thorough re-credentialing program to ensure that participating dentists comply with SafeGuard's quality assurance standards and maintain their good standing with regulatory agencies.

SafeGuard works diligently to support its network of dentists. The Company values its relationships with participating dentists, with the keen understanding that they are the "point of service" to all SafeGuard members.

.. . . INNOVATION

Working with clients, consultants, brokers, and dentists, SafeGuard anticipates marketplace needs and develops new value-added benefits that will be important to plan members in the coming years.

In July of 2001, SafeGuard unveiled its new Defined Benefit plans, which have become some of the most-quoted plans in the SafeGuard portfolio. Members are looking for more benefit flexibility and employers continue to be price conscious in today's economy. The Defined Benefit plans meets both needs.

SafeGuard's new series of dental PPO plans, which include high incentives to use network providers, was also released in mid-2001. In addition to reducing out-of-pocket costs of members, these plans lower claims costs, resulting in reduced premium rates.

SafeGuard's vision plans now include a special "Hardware Only" option that can supplement an employer's medical plan. Many medical plans cover eye examinations, but do not include coverage for glasses (the "hardware"). SafeGuard's "Hardware Only" plan gives members the opportunity to save with an "in-network discount" on frames and lenses.

.. . . FOCUS

SafeGuard was built on long-term relationships with large organizations. In recent years, SafeGuard primarily focused on selling benefit programs to mid-sized employers. In 2001, the Company broadened its focus by identifying distinct strategies to target large, mid-sized and small employers, as well as individuals.

Strategy highlights include product customization for large employers, continued focus on the mid-sized market, dedicated teams to sell and service an array of plans to small employers, and products designed specifically to target individuals, families and senior citizens.

As a service organization, SafeGuard understands that its products must include the flexibility to address each client's set of circumstances. SafeGuard takes the time to understand its clients' needs by staying in constant communication and continuously raising its service standards. If it makes a difference to clients, then it's important to SafeGuard and that is the foundation of a true "business partnership."

SafeGuard's business partners include:
     -    Fortune 500 Companies
     -    Municipal, County and State Governments
     -    School Districts
     -    Utility Companies
     -    Health Care Organizations
     -    Unions
     -    Casinos
     -    Manufacturing Companies
     -    Aerospace Companies

.. . . SERVICE

SafeGuard's National Service Center in Aliso Viejo, California, supports clients, members, dentists, consultants and brokers. The Company's ongoing commitment to excellent service is evident in the development of dedicated service units for each of these groups.


"LET ME THANK YOU FOR YOUR EFFICIENCY, FRIENDLINESS AND
     PROFESSIONALISM. YOUR QUALITIES REKINDLED MY BELIEF THAT
          NOT ALL ORGANIZATIONS ARE "MANNED" BY BUREAUCRATIC ROBOTS.

     YOU DESERVE RECOGNITION AND ALL THAT GOES WITH IT!"

                                                                     TONY FLORES
                                                                SAFEGUARD MEMBER

Member Services includes a knowledgeable group of representatives who can answer questions regarding SafeGuard plan benefits and eligibility, or help members change dentists or update information. Virtually any question relating to "How does my plan work?" can be resolved with one toll-free call.

Client & Broker Services is an experienced team dedicated to assisting clients and brokers, and to handling all inquiries and requests in a timely and professional manner. In addition to the Company's Client & Broker Service representatives, SafeGuard's Billing & Eligibility staff can be contacted directly to resolve or update any type of administrative, eligibility, billing or payment related issue. SafeGuard believes that its clients' needs are best served by allowing direct access to staff in each department, as well as to the Account Manager who is responsible for the overall relationship with each client.


"IT'S NICE TO HEAR A FRIENDLY VOICE ON THE OTHER END OF THE PHONE
     IT'S EVEN NICER WHEN THEY TAKE CARE OF YOUR NEEDS
          THANK YOU SAFEGUARD!"

                                                                 SHIRLEY GRIFFIN
                                                               AUSTIN INDUSTRIAL
                                                     SAFEGUARD CLIENT SINCE 1994

Provider Services is a dedicated team located in the Company's National Service Center that provides a variety of services to the dentists in the Company's networks. This team is complemented by a Provider Relations team located in each market in which the Company operates, which is focused on continuing to build the Company's provider networks. SafeGuard's Provider Networks are the foundation of its benefit plans, and the Company's commitment to enriching its relationship with the dental community is vital.

.. . . TECHNOLOGY

SafeGuard is implementing a long-term plan that utilizes technology to access information online at www.safeguard.net, or through an automated telephone service. Information is instantly available for anyone interested in purchasing a dental plan. Clients or dentists have the ability to verify employee eligibility, while members can find answers to their benefit related questions. Online enrollment helps save time for SafeGuard's clients and members.

By continuing to develop and utilize online partnerships, SafeGuard is able to create improvements in its service level by making information accessible on the Internet. Clients, members, providers, consultants and brokers can obtain valuable information and services online 24 hours a day, 7 days a week.

Of course, SafeGuard realizes that its web site and online partners will never replace the "human touch" that can only come from the Company's service teams. The primary objective is to handle the majority of routine requests in the most efficient manner, which will allow SafeGuard's staff to spend the quality time it takes to better service its clients.

SELECTED
   FINANCIAL DATA


The selected financial data in the following table was derived from the audited consolidated financial statements of the Company. This data should be read in conjunction with such consolidated financial statements and notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                                               Years Ended December 31,
                                                  ---------------------------------------------------
(in thousands, except per share data):              2001      2000       1999       1998       1997
------------------------------------------------  --------  ---------  ---------  ---------  --------
STATEMENT OF OPERATIONS DATA:
Premium revenue, net                              $84,822   $ 97,251   $ 96,225   $ 97,449   $95,350
Health care services expense                       58,692     68,568     69,528     66,020    65,702
Selling, general and administrative expense        25,391     31,203     35,072     36,259    25,103
Loss on impairment of assets (1)                        -        450     24,576      2,397         -
                                                  --------  ---------  ---------  ---------  --------
  Operating income (loss)                             739     (2,970)   (32,951)    (7,227)    4,545
Investment and other income                         1,060      1,431      2,067        624     1,316
Interest expense                                     (504)    (4,913)    (5,855)    (4,311)   (2,871)
                                                  --------  ---------  ---------  ---------  --------
Income (loss) before income taxes, discontinued
operations and extraordinary item                   1,295     (6,452)   (36,739)   (10,914)    2,990
Income tax expense (benefit) (2)                        -          -     10,934     (3,406)    1,371
                                                  --------  ---------  ---------  ---------  --------
Income (loss) before discontinued
  operations and extraordinary item                 1,295     (6,452)   (47,673)    (7,508)    1,619
Discontinued operations:
  Loss from assets transferred under
   contractual arrangements (3)                         -     (2,500)    (4,363)         -         -
  Loss from operations to be disposed of (4)            -          -          -     (2,430)   (7,408)
  Gain on sale of general dental practices              -          -          -          -       296
Extraordinary item: Conversion of
  debt to convertible preferred stock (5)          11,251          -          -          -         -
                                                  --------  ---------  ---------  ---------  --------
      Net income (loss)                           $12,546   $ (8,952)  $(52,036)  $ (9,938)  $(5,493)
                                                  ========  =========  =========  =========  ========
Basic net income (loss) per share:
  Income (loss) before discontinued
   operations and extraordinary item              $  0.04   $  (1.36)  $ (10.04)  $  (1.58)  $  0.34
  Loss from discontinued operations                     -      (0.53)     (0.92)     (0.51)    (1.50)
  Extraordinary item                                 0.35          -          -          -         -
                                                  --------  ---------  ---------  ---------  --------
  Net income (loss) per basic share               $  0.39   $  (1.89)  $ (10.96)  $  (2.09)  $ (1.16)
                                                  ========  =========  =========  =========  ========
Weighted average basic shares outstanding (6)      32,253      4,747      4,747      4,747     4,723
Diluted net income (loss) per share:
  Income (loss) before discontinued
   operations and extraordinary item              $  0.04   $  (1.36)  $ (10.04)  $  (1.58)  $  0.33
  Loss from discontinued operations                     -      (0.53)     (0.92)     (0.51)    (1.45)
  Extraordinary item                                 0.34          -          -          -         -
                                                  --------  ---------  ---------  ---------  --------
  Net income (loss) per diluted share             $  0.38   $  (1.89)  $ (10.96)  $  (2.09)  $ (1.12)
                                                  ========  =========  =========  =========  ========
Weighted average diluted shares outstanding        33,009      4,747      4,747      4,747     4,899

BALANCE SHEET DATA, AS OF DECEMBER 31:
Cash and short-term investments                   $15,453   $ 16,702   $  6,281   $  4,935   $12,906
Current assets                                     19,195     21,268     10,380     13,411    25,800
Total assets                                       29,325     33,095     28,577     78,749    84,085
Current liabilities (5)                            14,988     72,180     18,129     25,314    20,193
Long-term debt                                          -        265     39,545     32,500    33,894
Stockholders' equity (deficit)                     13,366    (40,429)   (31,614)    19,766    29,615

---------------
(1) Represents reductions in the carrying value of notes receivable in 2000, intangible assets in 1999, and notes receivable and real estate in 1998, to their estimated realizable values. See Note 5 to the accompanying consolidated financial statements.
(2) The 1999 amount primarily represents a charge to establish a valuation allowance against net deferred tax assets. See Note 9 to the accompanying consolidated financial statements.
(3) Represents reductions in the carrying value of the net assets related to the dental practices sold to the Purchaser to their estimated realizable value. See Note 5 to the accompanying consolidated financial statements.
(4) Represents operating losses related to discontinued operations prior to the date they were sold, and subsequent expenses related to those operations. See Note 2 to the accompanying consolidated financial statements.
(5) Effective January 31, 2001, the Company completed the conversion of $47.5 million of debt and $5.3 million of accrued interest (which includes $321,000 of interest incurred in January 2001) into 300,000 shares of convertible preferred stock, resulting in an extraordinary gain of $11.3 million, net of transaction expenses.
(6) Includes the common share equivalents of the convertible preferred stock, because the Company believes the convertible preferred stock is essentially equivalent to common stock, based on all the rights and preferences of both types of stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements, as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. The Company desires to take advantage of these safe harbor provisions. The information in the "Risk Factors" section of Item 1 of this Form 10-K should be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A").

The statements contained in this MD&A concerning expected growth, the outcome of business strategies, future operating results and financial position, economic and market events and trends, future premium revenue, future health care expenses, the Company's ability to control health care, selling, general and administrative expenses, and all other statements that are not historical facts, are forward-looking statements. Words such as expects, projects, anticipates, intends, plans, believes, seeks or estimates, or variations of such words and similar expressions, are also intended to identify forward-looking statements. These forward-looking statements are subject to significant risks, uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those projected in the forward-looking statements, which statements involve risks and uncertainties.

All of the risks set forth in the "Risk Factors" section of this Form 10-K could negatively impact the earnings of the Company in the future. The Company's expectations for the future are based on current information and its evaluation of external influences. Changes in any one factor could materially impact the Company's expectations related to revenue, premium rates, benefit plans offered, membership enrollment, the amount of health care expenses incurred, and profitability, and therefore, affect the forward-looking statements which may be included in this report. In addition, past financial performance is not necessarily a reliable indicator of future performance. An investor should not use historical performance alone to anticipate future results or future period trends for the Company.

SIGNIFICANT ACCOUNTING POLICIES

The Company's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Application of those accounting principles includes the use of estimates and assumptions that have been made by the management, and which the Company believes are reasonable based on the information available. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses in the accompanying consolidated financial statements. The Company believes the most significant accounting policies used to prepare the accompanying consolidated financial statements are the following:

INVESTMENTS

The Company has classified all of its investments as "available-for-sale." Accordingly, investments are carried at fair value, based on quoted market prices, and unrealized gains and losses, net of applicable income taxes, are reported in a separate caption of stockholders' equity. In the event there was an unrealized loss on an investment that the Company believed to be a permanent loss, the loss would be reported in the statement of operations, instead of in a separate caption of stockholders' equity. As of December 31, 2001, there were no unrealized losses that the Company believed to be permanent losses.

ACCOUNTS RECEIVABLE

Accounts receivable represent uncollected premiums related to coverage periods prior to the balance sheet date, and are stated at the estimated collectible amounts, net of an allowance for bad debts. The Company continuously monitors the timing and amount of its premium collections, and maintains a reserve for estimated bad debt losses. The amount of the reserve is based primarily on the Company's historical experience and any customer-specific

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS - CONTINUED


collection issues that are identified. The Company believes its reserve for bad debt losses is adequate as of December 31, 2001. However, there can be no assurance that future bad debt losses will not exceed the currently estimated bad debt losses or those experienced by the Company in the past.

NOTES RECEIVABLE

Notes receivable are stated at the estimated collectible amounts, net of an allowance for bad debts. The Company continuously monitors its collection of payments on the notes receivable, and maintains a reserve for estimated bad debt losses. The amount of the reserve is based primarily on the Company's historical experience in collecting similar notes receivable that are no longer outstanding, and any available information about the financial condition of the note issuers, although the Company has access to very little such information. The Company believes its reserve for bad debt losses is adequate as of December 31, 2001. However, there can be no assurance that the Company will realize the carrying amount of its notes receivable.

INTANGIBLE ASSETS

Intangible assets at December 31, 2001 consist entirely of goodwill related to the acquisition of a Texas-based dental HMO company in 1996. This goodwill represents the excess of the purchase price of the acquired company over the fair value of the net assets acquired. The Company estimates that this goodwill has a useful life of 40 years from the date of acquisition of the related entity, and amortized the goodwill over that period during the three years ended December 31, 2001. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company's goodwill will not be amortized after December 31, 2001, but will be evaluated for possible impairment on an ongoing basis. See
Note 5 to the accompanying consolidated financial statements for the Company's policy for assessing recoverability of goodwill and a discussion of a charge to earnings during 1999 for impairment of goodwill.

LIABILITIES RELATED TO SALE OF DENTAL OFFICES

The Company completed the sale of its interest in certain dental and orthodontic practices in October 2000, as described in Note 2 to the accompanying consolidated financial statements. In connection with this transaction, the Company agreed to pay certain obligations related to these practices. These obligations consisted primarily of payroll, dental office lease obligations, patient refunds, and the obligation to complete the orthodontic treatments for dental HMO patients who previously paid for the treatments in full. These obligations had to be paid in order to complete the transaction, were obligations of the Company as the member's dental HMO plan, or were obligations for which the Company could have been contingently liable in any event. As of December 31, 2001, the Company has satisfied a substantial portion of the obligations described above. However, the ultimate cost of the obligations assumed by the Company are subject to various uncertainties, and are reflected on the accompanying consolidated balance sheet based on the Company's best estimates.

CLAIMS PAYABLE AND CLAIMS INCURRED BUT NOT REPORTED

The estimated liability for claims payable and claims incurred but not reported is based primarily on the average historical lag time between the date of service and the date the related claim is paid by the Company, as well as the recent trend in the aggregate amount of incurred claims per covered individual. Since the liability for claims payable and claims incurred but not reported is necessarily an actuarial estimate, the amount of claims eventually paid for services provided prior to the balance sheet date could differ from the estimated liability, which could have a material adverse effect on the Company's financial statements. Any such differences are included in the consolidated statement of operations for the period in which the differences are identified.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS - CONTINUED


INCOME TAXES

The Company's accounting for income taxes is in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that are recognized in the Company's financial statements in different periods than those in which the events are recognized in the Company's tax returns. The measurement of deferred tax liabilities and assets is based on current tax laws as of the balance sheet date. The Company records a valuation allowance related to deferred tax assets in the event that available evidence indicates that the future tax benefits related to the deferred tax assets may not be realized. A valuation allowance is required when it is more likely than not that the deferred tax assets will not be realized.

The Company's net deferred tax assets have been fully reserved since September 30, 1999, due to uncertainty about whether those net assets will be realized in the future. The uncertainty is primarily due to operating losses incurred by the Company during each of the three years ended December 31, 2000, and the existence of significant net operating loss carryforwards. The Company's deferred tax assets remain fully reserved as of December 31, 2001 for the same reasons.

The Company had a net loss for tax purposes for the year ended December 31, 2001, and its net deferred tax assets remain fully reserved, as discussed above. Accordingly, the Company recorded no income tax expense for the year ended December 31, 2001.

INCOME (LOSS) PER SHARE

Income (loss) per share is presented in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings (loss) per share is based on the weighted average common shares outstanding, including the common shares into which the convertible preferred stock is convertible, but excluding the effect of other potentially dilutive securities. The number of basic common shares outstanding includes the common share equivalents of the convertible preferred stock, because the Company believes the convertible preferred stock is essentially equivalent to common stock, based on all the rights and preferences of both types of stock.

SUMMARY OF RESULTS OF OPERATIONS

The following table shows the Company's results of operations as a percentage of revenue, and is used in the year-to-year comparisons discussed below.

                                                  Years ended December 31,
                                                 ---------------------------
                                                   2001     2000     1999
----------------------------------------------------------------------------
Premium revenue, net                              100.0%   100.0%    100.0%
Health care services expense                       69.2     70.5      72.3
Selling, general and administrative expense        29.9     32.1      36.4
Loss on impairment of assets                          -      0.5      25.5
                                                 ---------------------------
Operating income (loss)                             0.9     (3.1)    (34.2)
Investment and other income                         1.2      1.5       2.1
Interest expense                                   (0.6)    (5.0)     (6.1)
                                                 ---------------------------
Income (loss) before income taxes, discontinued
  operations and extraordinary item                 1.5     (6.6)    (38.2)
Income tax expense (benefit)                          -        -      11.4
                                                 ---------------------------
Income (loss) before discontinued
  operations and extraordinary item                 1.5     (6.6)    (49.6)
Loss from discontinued operations                     -     (2.6)     (4.5)
Extraordinary item                                 13.3        -         -
                                                 ---------------------------
Net income (loss)                                  14.8%    (9.2)%   (54.1)%
                                                 ===========================

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS - CONTINUED

2001 Compared to 2000

Premium revenue decreased by $12.4 million, or 12.8%, from $97.3 million in 2000 to $84.8 million in 2001. The average membership for which the Company provided dental coverage decreased by approximately 190,000 members, or 23.6%, from 805,000 members during 2000 to 615,000 during 2001. The decrease in the average number of members is primarily due to the loss of a number of customers during 2000 and at the beginning of 2001. The Company believes the loss of these customers was primarily due to the Company's poor financial condition in late 1999 and early 2000, large premium increases necessary for clients with high loss ratios, and customer service problems during 1999 and 2000. The Company believes it significantly improved its financial condition by completing the recapitalization transaction that was initiated in March 2000 (see Liquidity and Capital Resources below), and by implementing various cost reduction strategies during 2000 and 2001. The Company also implemented various operational improvements during 2000 and 2001, which it believes addressed and improved customer service. As a result, the Company believes its financial condition and level of customer service are no longer significant factors in its ability to retain its existing customers or to generate new customers. Premium revenue decreased by only 12.8% even though average membership decreased by 23.6%. This was primarily due to increases in premium rates, and a shift in the type of plan designs toward preferred provider ("PPO")/indemnity plan designs, which have higher premium rates than HMO plan designs. Substantially all of the Company's premium revenue was derived from dental benefit plans in 2001 and 2000. Premium revenue from vision benefit plans and other products was not material in 2001 or 2000.

Health care services expense decreased by $9.9 million, or 14.4%, from $68.6 million in 2000 to $58.7 million in 2001. Health care services expense as a percentage of premium revenue (the "loss ratio") decreased from 70.5% in 2000 to 69.2% in 2001. This decrease is primarily due to an increase in premium rates, and a reduction in certain types of non-standard payment arrangements to dental HMO providers. Those non-standard payment arrangements consisted primarily of discounted fee-for-service arrangements for dental services that are typically delivered through capitation arrangements, and minimum monthly capitation payments, regardless of the number of members enrolled with the provider. The Company reduced its expenses related to these non-standard arrangements by either negotiating a different arrangement with the providers, or terminating the arrangements and contracting with other providers. These factors were partially offset by a shift in the type of plan designs toward PPO/indemnity plan designs, which have a higher loss ratio than HMO plan designs. However, PPO/indemnity plan designs also have a higher amount of gross margin (premium revenue less health care services expense) per insured individual, and the Company believes they have significantly lower general and administrative expenses than HMO plan designs, as a percentage of premium revenue.

Selling, general and administrative ("SG&A") expenses decreased by $5.8 million, or 18.6%, from $31.2 million in 2000 to $25.4 million in 2001. SG&A expenses as a percentage of premium revenue decreased from 32.1% in 2000 to 29.9% in 2001. The decrease in SG&A expenses as a percentage of premium revenue is due to cost reductions implemented in several categories, including equipment rent, depreciation expense, telecommunications, property rent, and others. A portion of the decrease in SG&A expenses is due to decreases in broker commissions, internal commissions, and premium taxes, which are all related to the 12.8% decrease in premium revenue in 2001.

Loss on impairment of assets decreased from $450,000 in 2000 to zero in 2001. The loss on impairment in 2000 is due to an increase in the reserve related to notes receivable, as discussed in Note 5 to the accompanying consolidated financial statements.

Investment and other income decreased by $0.4 million, or 25.9%, from $1.4 million in 2000 to $1.1 million in 2001. This decrease is primarily due to a decrease in interest income from notes receivable, due to the liquidation of a majority of the Company's notes receivable during the past year, and a decrease in interest rates on fixed income investments. These factors were partially offset by realized gains on the sale of investments in the first quarter of 2001.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS - CONTINUED

Total interest expense decreased by $4.4 million, or 89.7%, from $4.9 million in 2000 to $0.5 million in 2001. This decrease is primarily due to the recapitalization transaction that was completed effective January 31, 2001, which converted substantially all of the Company's debt to convertible preferred stock. See Note 7 to the accompanying consolidated financial statements for more information on this transaction.

The income (loss) before income taxes, discontinued operations and extraordinary item improved from a loss of $6.5 million, or 6.6% of premium revenue, in 2000, to income of $1.3 million, or 1.5% of premium revenue, in 2001. This improvement was primarily due to a $4.4 million decrease in interest expense, a $5.8 million decrease in SG&A expenses, and a decrease in the loss ratio from 70.5% in 2000 to 69.2% in 2001, which is equal to a $1.1 million decrease in health care services expense.

There was no income tax expense in 2001, and no income tax benefit in 2000. The Company had no current income tax expense in 2001 due to temporary differences between income before income taxes for accounting purposes and taxable income for tax purposes, which resulted in a net loss for tax purposes. There was also no deferred income tax expense or benefit in 2001, due to the valuation allowance against the Company's net deferred tax assets, as discussed in Note 9 to the accompanying consolidated financial statements. There was no income tax benefit in 2000 because the Company had previously used its loss carryback opportunities, and because of the valuation allowance against its net deferred tax assets.

The loss from discontinued operations decreased from $2.5 million in 2000 to zero in 2001. The loss in 2000 represents a reduction in the carrying value of the net assets related to certain dental and orthodontic practices, which the Company originally sold to an unrelated party in 1997 and 1998. These assets were resold to another unrelated party in October 2000, as discussed in Note 2 to the accompanying consolidated financial statements.

There was an $11.3 million extraordinary gain on the conversion of the Company's debt to convertible preferred stock in 2001. See Note 7 to the accompanying consolidated financial statements for more discussion of the extraordinary gain.

2000 COMPARED TO 1999

Premium revenue increased by $1.0 million, or 1.1%, from $96.2 million in 1999 to $97.3 million in 2000. The average membership for which the Company provided dental coverage decreased by approximately 78,000 members, or 8.8%, from 883,000 members during 1999 to 805,000 during 2000. The decrease in the average number of members is primarily due to the loss of several customers during 2000. Premium revenue increased by 1.1% even though average membership decreased by 8.8%. This was primarily due to increases in premium rates, and a shift in the type of plan designs toward PPO/indemnity plan designs, which have higher premium rates than HMO plan designs, and HMO plan designs with higher benefit levels and higher premium rates. Substantially all of the Company's premium revenue was derived from dental benefit plans in 2000 and 1999. Premium revenue from vision benefit plans and other products was not material in 2000 or 1999.

Health care services expense decreased by $0.9 million, or 1.4%, from $69.5 million in 1999 to $68.6 million in 2000. The loss ratio decreased from 72.3% in 1999 to 70.5% in 2000. This decrease is primarily due to a decrease in the loss ratio in the dental benefit plans with HMO plan designs, which is primarily due to a reduction in certain types of non-standard payment arrangements to dental HMO providers during the first quarter of 2000. The decrease in the loss ratio related to HMO plan designs was partially offset by a shift in the type of plan designs toward PPO/indemnity plan designs, which have a higher loss ratio than HMO plan designs. However, PPO/indemnity plan designs also have a higher amount of gross margin (premium revenue less health care services expense) per insured individual, and the Company believes they have significantly lower general and administrative expenses than HMO plan designs, as a percentage of premium revenue.

SG&A expenses decreased by $3.9 million, or 11.0%, from $35.1 million in 1999 to $31.2 million in 2000. SG&A expenses as a percentage of premium revenue decreased from 36.4% in 1999 to 32.1% in 2000. The decrease in

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS - CONTINUED

SG&A expenses is primarily due to the following reasons. Salaries and benefits decreased due to a reduction in the number of employees during the first quarter of 2000, in connection with a consolidation of the Company's administrative services into a single location. The decrease is also partially due to a decrease in computer programming expenses, as the Company has completed several enhancements to its proprietary management information system that were in process during 1999. Part of the decrease is due to a decrease in amortization expense related to intangible assets. During the third quarter of 1999, the Company recorded a $24.6 million impairment loss to reduce the carrying values of its intangible assets to their estimated realizable values, which caused a decrease in amortization expense in 2000.

Loss on impairment of assets decreased from $24.6 million in 1999 to $450,000 in 2000. The loss on impairment in 1999 is primarily due to a reduction in the carrying value of the goodwill and non-compete covenants related to the acquisition of a Texas-based dental HMO company in 1996, and the acquisition of a Florida-based dental HMO company in 1997. The amount of the impairment loss was determined in accordance with Accounting Principles Board Opinion No. 17, as discussed in Note 5 to the accompanying consolidated financial statements. The loss on impairment in 2000 is due to an increase in the reserve related to notes receivable, as discussed in Note 5 to the accompanying consolidated financial statements.

Investment and other income decreased by $0.6 million, or 30.8%, from $2.0 million in 1999 to $1.4 million in 2000. This decrease was primarily due to net realized gains on the sale of investments of $1.2 million in 1999, compared to nearly zero in 2000. This was partially offset by an increase in interest income in 2000, primarily due to investment of the proceeds of the $8.0 million borrowing on March 1, 2000, as discussed in Note 7 to the accompanying consolidated financial statements.

Total interest expense decreased by $1.0 million, or 16.1%, from $5.9 million in 1999 to $4.9 million in 2000. This decrease is primarily due to $1.9 million of deferred loan costs that were charged to expense during 1999. This decrease was partially offset by interest expense and amortization of deferred loan costs in 2000, related to the $8.0 million borrowing on March 1, 2000, as discussed in
Note 7 to the accompanying consolidated financial statements.

The loss before income taxes and discontinued operations decreased from $36.7 million, or 38.2% of premium revenue, in 1999, to $6.5 million, or 6.6% of premium revenue, in 2000. This decrease in the loss was primarily due to a $24.6 million loss on impairment of assets in 1999, a $3.9 million decrease in SG&A expenses, and a decrease in the loss ratio from 72.3% in 1999 to 70.5% in 2000, which is equal to a $1.8 million decrease in health care services expense.

Income tax expense decreased from $10.9 million in 1999 to zero in 2000. Income tax expense in 1999 primarily represents a charge to earnings to establish a deferred tax asset valuation allowance that was equal to the entire balance of the Company's net deferred tax assets. The Company recorded no income tax expense or benefit in 2000 due to the valuation allowance against its deferred tax assets. This valuation allowance was established due to uncertainty about whether the deferred tax assets will be realized in the future, primarily due to operating losses incurred by the Company in 1998, 1999 and 2000 and the existence of significant net operating loss carry-forwards. See Note 9 to the accompanying consolidated financial statements for more information.

The loss from discontinued operations decreased from $4.4 million in 1999 to $2.5 million in 2000. The losses in both 1999 and 2000 represent reductions in the carrying value of the net assets related to certain dental and orthodontic practices, which the Company originally sold to an unrelated party in 1997 and 1998. These assets were resold to another unrelated party in October 2000, as discussed in Note 2 to the accompanying consolidated financial statements.

LIQUIDITY AND CAPITAL RESOURCES

The Company's net working capital improved from negative $50.9 million as of December 31, 2000, to positive $4.2 million as of December 31, 2001, primarily due to the conversion of $52.5 million of debt and accrued interest into convertible preferred stock, as discussed below. Excluding the obligations that were converted to

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS - CONTINUED

equity, the Company's net working capital increased from $1.6 million as of December 31, 2000, to $4.2 million as of December 31, 2001. This improvement is primarily due to $3.1 million of income before depreciation and amortization, and before the extraordinary item, during the year ended December 31, 2001.

Net cash used by operating activities was $1.4 million in 2001, which was the result of $3.5 million of net cash provided by net income, as adjusted for non-cash items, as reflected on the accompanying consolidated statement of cash flows, which was partially offset by net cash used to reduce certain liabilities. In contrast, net cash used by operating activities in 2000 was also $1.4 million, but this was the result of $2.6 million of net cash used by the net loss in 2000, as adjusted for non-cash items, as reflected on the accompanying consolidated statement of cash flows, which was partially offset by net cash provided by increases in certain liabilities. The $3.5 million of net cash provided by net income in 2001 was more than offset by $2.0 million of net cash used to reduce accrued expenses, $1.6 million used to reduce claims payable and claims incurred but not reported ("IBNR"), and $0.8 million used to reduce accounts payable. The significant improvement in the Company's operating results is discussed above under Results of Operations.

The reduction in accrued expenses in 2001 was primarily due to payments made to reduce the obligations assumed in connection with the re-sale of certain dental practices, as discussed in Note 2 to the accompanying consolidated financial statements. The reduction was also partially due to decreases in accrued premium taxes, accrued provider fees, and accruals for outside services, all of which are due to normal variations in the timing of payments. The reduction in claims payable and claims IBNR during 2001 was primarily due to a decrease in the Company's enrollment. The reduction in accounts payable in 2001 was primarily due to normal variations in the timing of disbursements by the Company.

Net cash provided by investing activities was $1.5 million during 2001, compared to $10.1 million of net cash used by investing activities in 2000. The net cash provided in 2001 consisted primarily of the proceeds from $1.3 million of payments received on notes receivable, which resulted from the Company's liquidation of its notes receivable in order to reduce collection risks. The net cash used in 2000 consisted primarily of the purchase of investments using the proceeds from the $8.0 million loan in March 2000. There was no significant cash provided by financing activities in 2001, compared to $11.3 million provided in 2000. The net cash provided by financing activities in 2000 consisted primarily of the proceeds from the $8.0 million loan in March 2000, and the increase in accrued interest that was converted to convertible preferred stock in 2001, as discussed below.

The Company's total short-term and long-term debt decreased from $48.0 million at December 31, 2000, to $265,000 at December 31, 2001, primarily due to the conversion of $47.5 million of debt into convertible preferred stock effective January 31, 2001. See Note 7 to the accompanying consolidated financial statements for information on the conversion of substantially all of the Company's debt into convertible preferred stock.

A summary of the Company's future commitments is as follows (in thousands):

                                          Due in   Due in   Due 2004       Due
                                           2002     2003     to 2006   Thereafter    Total
--------------------------------------------------------------------------------------------
Contractual Obligations:
  Debt                                    $   265  $     -  $       -  $         -  $   265
  Other long-term liabilities                   -      199        592          180      971
  Operating lease commitments, net          2,552    2,025      5,679        3,064   13,320
                                          --------------------------------------------------
        Total contractual obligations     $ 2,817  $ 2,224  $   6,271  $     3,244  $14,556
                                          ==================================================
Other Commitments:
  Contingent liability for dental office
    leases assigned to other entities     $ 1,418  $ 1,280  $   1,679  $        24  $ 4,401
  Contingent liability for subleased
    office space                              278      130         43            -      451
                                          --------------------------------------------------
        Total other commitments           $ 1,696  $ 1,410  $   1,722  $        24  $ 4,852
                                          ==================================================

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS - CONTINUED

If the entities to which the dental office leases have been assigned fail to make a significant amount of the lease payments, this could have a material adverse affect on the Company. See Note 8 to the accompanying consolidated financial statements for more information on other long-term liabilities, and see Note 10 for more information on operating lease commitments and contingent lease obligations.

The Company's primary source of funds is cash flows from operations and investment income. The Company believes that cash flows from operations and investment income will be adequate to meet the Company's cash requirements for at least the next twelve months, except for financing that may be required to complete potential acquisitions. The Company does not expect any significant changes in its cash requirements in the foreseeable future, except in connection with potential acquisitions. The Company believes it has adequate financial resources to continue its current operations for the foreseeable future. However, there can be no assurance that there will not be unforeseen events that could have a material adverse impact on the Company's financial position and the adequacy of its cash balances.

RECENT ACCOUNTING PRONOUNCEMENTS

See Note 1 to the accompanying consolidated financial statements for a discussion of recent accounting pronouncements.

IMPACT OF INFLATION

The Company's operations are potentially impacted by inflation, which can affect premium rates, health care services expense, and selling, general and administrative expenses. The Company expects that its earnings will be positively impacted by inflation in premium rates, because premium rates for dental benefit plans in general have been increasing due to inflation in recent years. The Company expects that its earnings will be negatively impacted by inflation in health care costs, because fees charged by dentists and other dental providers have been increasing due to inflation in recent years. The impact of inflation on the Company's health care expenses is mitigated in the short-term by the fact that approximately 35% of total health care services expense consists of capitation (fixed) payments to providers. In addition, most of the Company's selling, general and administrative expenses are impacted by general inflation in the economy.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to risk related to changes in short-term interest rates, due to its investments in interest-bearing securities. As of December 31, 2001, the Company's total investments were approximately $16.8 million. Therefore, a one percentage-point change in short-term interest rates would have a $168,000 impact on the Company's annual investment income. The Company is not subject to a material amount of risk related to changes in foreign currency exchange rates.

CONSOLIDATED
  BALANCE SHEETS


                                                                                December 31,
                                                                            --------------------
(in thousands, except share and per share data)                               2001       2000
------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                 $  1,497   $  1,381
  Investments available-for-sale, at fair value                               13,956     15,321
  Accounts receivable, net of allowances of $508 in 2001 and $868 in 2000      2,839      2,778
  Other current assets                                                           903      1,788
                                                                            --------------------
    Total current assets                                                      19,195     21,268

Property and equipment, net of accumulated depreciation and amortization       2,348      2,843
Restricted investments available-for-sale, at fair value                       2,831      2,700
Notes receivable, net of allowances of $467 in 2001 and $2,806 in 2000           805      1,750
Intangible assets, net of accumulated amortization
  of $254 in 2001 and $342 in 2000                                             3,920      4,154
Other assets                                                                     226        380
                                                                            --------------------
    Total assets                                                            $ 29,325   $ 33,095
                                                                            ====================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                                          $  3,168   $  3,986
  Accrued interest, subject to conversion to equity                                -      4,990
  Other accrued expenses                                                       4,827      6,457
  Short-term debt, subject to conversion to equity                                 -     47,545
  Other short-term debt                                                          265        235
  Claims payable and claims incurred but not reported                          5,905      7,554
  Deferred revenue                                                               823      1,413
                                                                            --------------------
    Total current liabilities                                                 14,988     72,180

Long-term debt                                                                     -        265
Other long-term liabilities                                                      971      1,079
Commitments and contingencies (Note 10)

Stockholders' equity (deficit):
  Convertible preferred stock and additional paid-in capital - $.01 par value; 1,000,000 shares authorized; 300,000 shares issued and outstanding in 2001, and none issued or outstanding in 2000;
    Liquidation preference of $30 million                                     41,250          -
  Common stock and additional paid-in capital - $.01 par value;
    40,000,000 shares authorized; 8,065,000 shares and 8,022,000 shares issued in 2001 and 2000; 4,798,000 shares and 4,747,000 shares
    outstanding in 2001 and 2000                                              21,552     21,829
Retained earnings (accumulated deficit)                                      (31,447)   (44,254)
Accumulated other comprehensive income                                            63        119
Treasury stock, at cost                                                      (18,052)   (18,123)
                                                                            --------------------
    Total stockholders' equity (deficit)                                      13,366    (40,429)
                                                                            --------------------
    Total liabilities and stockholders' equity (deficit)                    $ 29,325   $ 33,095
                                                                            ====================

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED
  STATEMENTS OF OPERATIONS

                                                                  Years Ended December 31,
                                                                -----------------------------
(in thousands, except per share data)                             2001      2000      1999
---------------------------------------------------------------------------------------------
Premium revenue, net                                            $84,822   $97,251   $ 96,225

Health care services expense                                     58,692    68,568     69,528
Selling, general and administrative expense                      25,391    31,203     35,072
Loss on impairment of assets                                          -       450     24,576
                                                                -----------------------------

Operating income (loss)                                             739    (2,970)   (32,951)

Investment and other income                                       1,060     1,431      2,067
Interest expense on debt that was converted
  to equity in 2001                                                (402)   (4,801)    (5,610)
Other interest expense                                             (102)     (112)      (245)
                                                                -----------------------------
Income (loss) before income taxes,
  discontinued operations and extraordinary item                  1,295    (6,452)   (36,739)
Income tax expense                                                    -         -     10,934
                                                                -----------------------------
Income (loss) before discontinued operations
  and extraordinary item                                          1,295    (6,452)   (47,673)
Discontinued operations:
  Loss from assets transferred under contractual arrangements
    (net of income tax benefit of $2,087 in 1999)                     -    (2,500)    (4,363)
Extraordinary item:
  Gain on conversion of debt to convertible preferred stock      11,251         -          -
                                                                -----------------------------

Net income (loss)                                               $12,546   $(8,952)  $(52,036)
                                                                =============================
Basic net income (loss) per share:
  Income (loss) before discontinued
    operations and extraordinary item                           $  0.04   $ (1.36)  $ (10.04)
  Loss from discontinued operations                                   -     (0.53)     (0.92)
  Extraordinary item                                               0.35         -          -
                                                                -----------------------------
Net income (loss)                                               $  0.39   $ (1.89)  $ (10.96)
                                                                =============================

Weighted average basic shares outstanding                        32,253     4,747      4,747

Diluted net income (loss) per share:
  Income (loss) before discontinued
    operations and extraordinary item                           $  0.04   $ (1.36)  $ (10.04)
  Loss from discontinued operations                                   -     (0.53)     (0.92)
  Extraordinary item                                               0.34         -          -
                                                                -----------------------------
Net income (loss)                                               $  0.38   $ (1.89)  $ (10.96)
                                                                =============================
Weighted average diluted shares outstanding                      33,009     4,747      4,747

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED
  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                   Number of Shares        Preferred      Common      Retained     Other
                             ----------------------------  Stock and    Stock and     Earnings    Compre-
                                            Common         Additional    Additional    (Accumu-    hensive
                                        ----------------    Paid-in      Paid-in       lated      Income     Treasury
(in thousands)               Preferred  Issued  Treasury    Capital      Capital       Deficit)    (Loss)      Stock       Total
----------------------------------------------------------------------------------------------------------------------------------
Balances,
  January 31, 1999                   -   8,022    (3,275)  $         -  $    21,509   $  16,734   $   (354)  $ (18,123)  $ 19,766
Net loss                             -       -         -             -            -     (52,036)         -           -    (52,036)
Other comprehensive
  income:
    Net unrealized gains
      On investments
      available-for-sale,
      net of tax of $226                                                                               336                    336
                                                                                                                         ---------
Total comprehensive
  income (loss)                                                                                                           (51,700)
Issuance of stock warrants (1)       -       -         -             -          320           -          -           -        320
                              ----------------------------------------------------------------------------------------------------
Balances,
  December 31, 1999                  -   8,022    (3,275)            -       21,829     (35,302)       (18)    (18,123)   (31,614)
Net loss                             -       -         -             -            -      (8,952)         -           -     (8,952)
Other comprehensive
  income:
    Net unrealized gains
      on investments
      available-for-sale                                                                               137                    137
                                                                                                                         ---------
Total comprehensive
  income (loss)                                                                                                            (8,815)
                              ----------------------------------------------------------------------------------------------------
Balances,
  December 31, 2000                  -   8,022    (3,275)            -       21,829     (44,254)       119     (18,123)   (40,429)
Net income                           -       -         -             -            -      12,546          -           -     12,546
Other comprehensive
  income:
    Net unrealized losses
      on investments
      available-for-sale                                                                               (56)                   (56)
                                                                                                                         ---------
Total comprehensive
  income                                                                                                                   12,490
Issuance of preferred
  stock                            300       -         -        41,250            -           -          -           -     41,250
Cancellation of stock
  warrants (1)                       -       -         -             -         (320)        320          -           -          -
Repurchase of common
  stock                              -       -       (10)            -            -           -          -         (10)       (10)
Reissuance of treasury
  stock in contribution
  to retirement plan                 -       -        18             -            -         (59)         -          81         22
Exercise of stock options            -      43         -             -           43           -          -           -         43
                              ----------------------------------------------------------------------------------------------------
BALANCES,
  DECEMBER 31, 2001                300   8,065    (3,267)  $    41,250  $    21,552   $ (31,447)  $     63   $ (18,052)  $ 13,366
                              ====================================================================================================

(1) These warrants were cancelled without being exercised as of January 31, 2001, in connection with the conversion of the Senior Notes Payable to convertible preferred stock, as discussed in Note 7.

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED
STATEMENTS OF CASH FLOWS
                                                                      Years Ended December 31,
                                                                  -------------------------------
(in thousands)                                                      2001       2000       1999
-------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                               $ 12,546   $ (8,952)  $(52,036)
  Adjustments to reconcile net income (loss) to net
    cash used in operating activities:
      Loss from discontinued operations                                  -      2,500      4,363
      Gain on conversion of debt to convertible preferred stock    (11,251)         -          -
      Loss on impairment of assets                                       -        450     24,576
      Bad debt expense                                                 245        300        481
      Depreciation and amortization                                  1,838      2,767      3,832
      Write-off and amortization of deferred loan costs                 24        339      1,954
      Gain on liquidation of notes receivable                         (175)         -          -
      Gain on sale of investments                                     (101)       (18)    (1,200)
      Gain on sale of property and equipment                             -        (83)         -
      Deferred income taxes                                              -          -     10,569
      Contribution to retirement plan in
        the form of common stock                                        22          -          -
  Changes in operating assets and liabilities:
    Accounts receivable                                               (306)      (100)      (114)
    Other current assets                                               685       (667)       370
    Accounts payable                                                  (818)       424     (1,455)
    Other accrued expenses                                          (2,034)     3,266        (61)
    Claims payable and claims incurred but not reported             (1,649)    (1,092)     3,994
    Deferred revenue                                                  (469)      (562)       953
                                                                  -------------------------------
      Net cash used in operating activities                         (1,443)    (1,428)    (3,774)

Cash flows from investing activities:
  Purchase of investments available-for-sale                       (15,599)   (42,477)   (13,267)
  Proceeds from sale/maturity of investments available-for-sale     16,878     31,941     15,015
  Purchase of property and equipment                                (1,109)      (646)    (1,220)
  Proceeds from sale of property and equipment                           -        218      3,500
  Payments received on notes receivable                              1,320      1,305        518
  Issuance of notes receivable                                           -          -       (500)
  Decrease (increase) in other assets                                   58       (468)      (969)
                                                                  -------------------------------
      Net cash provided by (used in) investing activities            1,548    (10,127)     3,077

Cash flows from financing activities:
  Borrowings on debt                                                     -      8,000          -
  Increase in accrued interest, converted to equity in 2001            321      3,783      1,207
  Payments on debt                                                    (235)      (255)    (2,594)
  Repurchase of common stock                                           (10)         -          -
  Exercise of stock options                                             43          -          -
  Payment of other long-term liabilities                              (108)      (231)       (48)
                                                                  -------------------------------
      Net cash provided by (used in) financing activities               11     11,297     (1,435)
                                                                  -------------------------------

Net increase (decrease) in cash and cash equivalents                   116       (258)    (2,132)
Cash and cash equivalents at beginning of year                       1,381      1,639      3,771
                                                                  -------------------------------
Cash and cash equivalents at end of year                          $  1,497   $  1,381   $  1,639
                                                                  ===============================
Supplementary information:
  Cash paid during the year for interest                          $    315   $    720   $  4,189
Supplementary disclosure of non-cash activities:
  Debt converted into convertible preferred stock                   41,250          -          -
  Issuance of debt in exchange for cancellation of lease                 -        500          -

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

SafeGuard Health Enterprises, Inc., a Delaware corporation (the Company), provides a wide range of dental benefit plans, vision benefit plans, and other related products. The Company's operations are primarily in California, Florida and Texas, but it also operates in several other states. The Company conducts its operations through several subsidiaries, one of which is an insurance company that is licensed in several states, and several of which are licensed as dental health maintenance organization (HMO) plans in the states in which they operate. The Company provides dental benefits and other related products to approximately 625,000 individuals. The Company was founded as a not-for-profit entity in California in 1974, and was converted to a for-profit entity in 1982.

Under the dental HMO plan designs provided by the Company, a majority of the total health care services expense consists of capitation payments to dental service providers, which are fixed monthly payments for each covered individual. These capitation arrangements limit the amount of risk assumed by the Company. Under the dental preferred provider organization (PPO)/indemnity plan designs provided by the Company, all health care services expense consists of claims that are paid each time a covered individual receives dental services. Under this type of plan design, the Company assumes all of the utilization risk. Capitation payments comprised 37%, 41% and 45% of the Company's total health care services expense during the years ended December 31, 2001, 2000 and 1999, respectively.

BASIS OF PRESENTATION
The consolidated financial statements include all the accounts of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. The Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

BUSINESS SEGMENT INFORMATION
Management views certain geographic areas as separate operating segments, and therefore, measures the Company's operating results separately for each of those geographic areas. The Company provides essentially the same services in all of the geographic areas in which it operates. For financial reporting purposes, all the Company's operating segments are aggregated into one reporting segment, which provides dental benefit plans and other related products to employers, individuals and other purchasers.

CASH AND CASH EQUIVALENTS
Investments with an original maturity of three months or less are included in cash equivalents.

RESTRICTED DEPOSITS AND MINIMUM NET WORTH REQUIREMENTS
Several of the Company's subsidiaries are subject to state regulations that require them to maintain restricted deposits in the form of cash or investments. The Company had total restricted deposits of $2.8 million and $2.7 million as of December 31, 2001 and 2000, respectively.

In addition, several of the Company's subsidiaries are subject to state regulations that require them to maintain minimum amounts of statutory capital and surplus. The aggregate minimum statutory capital and surplus that is required with respect to all of the Company's subsidiaries that are subject to minimum capital and surplus requirements was approximately $10.6 million as of December 31, 2001. The aggregate statutory capital and surplus in these subsidiaries as of December 31, 2001, was approximately $11.2 million. As a result of these regulatory requirements, approximately $10.7 million of the Company's consolidated stockholders equity as of December 31, 2001, was not available for the payment of dividends to the Company's stockholders. In addition, the amount of consolidated stockholders equity that is available for dividends may be further restricted by the amount of cash and other liquid assets in the Company's non-regulated entities.

INVESTMENTS
In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company has classified its investments as available-for-sale. Investments classified as available-for-sale are carried at fair value, based on quoted market prices, and unrealized gains and losses, net of applicable income taxes, are reported in stockholders equity under the caption

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

"Accumulated other comprehensive income." In the event there was an unrealized loss on an investment that the Company believed to be a permanent loss, the loss would be reported in the statement of operations, instead of in a separate caption of stockholders' equity. As of December 31, 2001, there were no unrealized losses that the Company believed to be permanent losses.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The accompanying consolidated balance sheets include the following financial instruments as of December 31, 2001: cash and cash equivalents, investments, accounts receivable, notes receivable, accounts payable, accrued expenses, short-term and long-term debt, and other long-term liabilities. All of these financial instruments, except for notes receivable, long-term debt, and other long-term liabilities, are current assets or current liabilities. The Company expects to realize the current assets, and to pay the current liabilities, within a short period of time. Therefore, the carrying amount of these financial instruments approximates fair value. Notes receivable, which are long-term, have been written down to the Company's estimate of their net realizable value, which approximates fair value. Long-term debt and other long-term liabilities are stated at the present value of the expected future payments, which approximates fair value.

PROPERTY AND EQUIPMENT
Property and equipment is recorded at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Depreciation of leasehold improvements is calculated based on the shorter of the estimated useful lives of the assets, or the length of the related lease. The Company uses the following useful lives to record depreciation expense: leasehold improvements - 5 to 10 years; computer hardware and software - 3 to 4 years; and furniture, fixtures and other office equipment
- 5 to 7 years. The cost of maintenance and repairs is expensed as incurred, while significant improvements that extend the estimated useful life of an asset are capitalized. Upon the sale or other retirement of assets, the cost of any such assets and the related accumulated depreciation are removed from the books and any resulting gain or loss is recognized.

INTANGIBLE ASSETS
Intangible assets at December 31, 2001 consist entirely of goodwill related to the acquisition of a dental HMO company in 1996. This goodwill represents the excess of the purchase price of the acquired company over the fair value of the net assets acquired. The Company estimates that this goodwill has a useful life of 40 years from the date of acquisition of the related entity, and amortized the goodwill over that period during the three years ended December 31, 2001.
In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company's goodwill will not be amortized after December 31, 2001, but will be evaluated for possible impairment on an ongoing basis. See Note 5 for the Company's policy for assessing recoverability of goodwill and a discussion of a charge to earnings during 1999 for impairment of goodwill.

LONG-LIVED ASSETS
In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," long-lived assets are reviewed for events or changes in circumstances that indicate that their carrying values may not be recoverable. The Company's principal long-lived asset as of December 31, 2001 is goodwill. The Company evaluates its goodwill for impairment on an ongoing basis, primarily by comparing the present value of estimated future cash flows related to the goodwill to the carrying amount of the goodwill. See Note 5 for a discussion of impairment charges with respect to certain long-lived assets.

RECOGNITION OF PREMIUM REVENUE AND COMMISSION EXPENSE
Premium revenue is recognized in the period during which dental coverage is provided to the covered individuals. Payments received from customers in advance of the related period of coverage are reflected on the accompanying consolidated balance sheet as deferred revenue.

In connection with its acquisition of new customers, the Company pays broker and consultant commissions based on a percentage of premium revenue collected. The Company also pays internal sales commissions, some of which are based on a percentage of premium revenue collected, and some of which consist of a one-time payment at the beginning of a customer contract. Commissions that are based on a percentage of premium revenue collected are

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

recognized as expenses in the period in which the related premium revenue is recognized. Commissions that consist of a one-time payment at the beginning of a customer contract are recognized as expenses at the beginning of the related customer contract. As stated in SFAS No. 60, "Accounting and Reporting by Insurance Companies," commissions related to insurance contracts should be capitalized and charged to expense over the term of the customer contract, in proportion to premium revenue recognized. In the case of the PPO/indemnity insurance policies issued by the Company, the customers have the ability to cancel the policy at any time with 30 days advance written notice. Because of this ability, one-time commissions paid at the beginning of a customer contract are charged to expense at the beginning of the related customer contract.

RECOGNITION OF HEALTH CARE SERVICES EXPENSE
Capitation payments to providers are recognized as expense in the period in which the providers are obligated to deliver the related health care services. Other payments for health care services are recognized as expense in the period in which the services are delivered.

The estimated liability for claims payable and claims incurred but not reported is based primarily on the average historical lag time between the date of service and the date the related claim is paid by the Company, as well as the recent trend in the aggregate amount of incurred claims per covered individual. Since the liability for claims payable and claims incurred but not reported is necessarily an actuarial estimate, the amount of claims eventually paid for services provided prior to the balance sheet date could differ from the estimated liability. Any such differences are included in the consolidated statement of operations for the period in which the differences are identified.

ADMINISTRATIVE SERVICES ARRANGEMENTS
The Company processed approximately $3.2 million, $3.2 million, and $2.0 million of dental claims under administrative services only ("ASO") agreements during the years ended December 31, 2001, 2000 and 1999, respectively. The revenue recognized by the Company from ASO agreements consists only of the ASO fees received from its clients, and the claims processed by the Company under ASO agreements are not included in the accompanying consolidated statements of operations.

STOCK-BASED COMPENSATION
SFAS No. 123, "Accounting for Stock-Based Compensation," provides a choice of two different methods of accounting for stock options granted to employees.
SFAS No. 123 encourages, but does not require, entities to recognize compensation expense equal to the fair value of employee stock options granted. Under this method of accounting, the fair value of a stock option is measured at the grant date, and compensation expense is recognized over the period during which the stock option becomes exercisable. Alternatively, an entity may choose to use the accounting method described in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Under APB No. 25, no compensation expense is generally recognized as long as the exercise price of each stock option is at least equal to the market price of the underlying stock at the time of the grant. If an entity chooses to use the accounting method described in APB No. 25, SFAS No. 123 requires that the pro forma effect of using the fair value method of accounting on its net income be disclosed in a note to the financial statements. The Company has chosen to use the accounting method described in APB No. 25. See Note 11 for the pro forma effect of using the fair value method of accounting for stock options.

INCOME TAXES
The Company's accounting for income taxes is in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that are recognized in the Company's consolidated financial statements in different periods than those in which the events are recognized in the Company's tax returns. The measurement of deferred tax liabilities and assets is based on current tax laws as of the balance sheet date. The Company records a valuation allowance related to deferred tax assets in the event that available evidence indicates that the future tax benefits related to the deferred tax assets may not be realized. A valuation allowance is required when it is more likely than not that the deferred tax assets will not be realized.

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

RELATED PARTY TRANSACTIONS
The Company paid $200,000 and $117,000 of consulting fees to the chairman of its board of directors during the years ended December 31, 2001 and 2000, respectively. See Note 7 for information regarding the $8.0 million senior investor loan.

USE OF ESTIMATES IN FINANCIAL STATEMENTS
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

INCOME (LOSS) PER SHARE
Income (loss) per share is presented in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings (loss) per share is based on the weighted average common shares outstanding, including the common shares into which the convertible preferred stock is convertible, but excluding the effect of other potentially dilutive securities. The number of basic common shares outstanding includes the common share equivalents of the convertible preferred stock, because the Company believes the convertible preferred stock is essentially equivalent to common stock, based on all the rights and preferences of both types of stock. Diluted earnings (loss) per share is based on the weighted average common shares outstanding, including the effect of all potentially dilutive securities. During the three years ended December 31, 2001, the potentially dilutive securities of the Company that were outstanding consisted entirely of stock options and warrants. Due to net losses incurred in the two years ended December 31, 2000, the outstanding stock options and warrants would have an anti-dilutive effect on diluted loss per share in each of these years. Accordingly, stock options and warrants are excluded from the calculation of diluted loss per share for each of these years. Therefore, the Company's diluted loss per share is the same as its basic loss per share for the two years ended December 31, 2000.

RECENT ACCOUNTING PRONOUNCEMENTS
In September 2000, the Financial Accounting Standards Board ("FASB") issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 replaces SFAS No. 125, which has the same title, revises the accounting and reporting standards for securitizations and other transfers of assets, and expands the disclosure requirements for such transactions. Under SFAS No. 140, consistent standards are provided for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The accounting requirements of SFAS No. 140 are effective for transfers and servicing of financial assets and extinguishments of liabilities that occur after March 31, 2001, and must be applied prospectively. The adoption of SFAS No. 140 had no significant effect on the Company's consolidated financial statements.

In July 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method of accounting. The adoption of SFAS No. 141 had no significant effect on the Company's consolidated financial statements.

In July 2001, the FASB issued SFAS No. 142, which requires that goodwill established after June 30, 2001, not be amortized, and that amortization of goodwill that existed as of June 30, 2001, be ceased effective January 1, 2002. SFAS No. 142 also requires that all goodwill be evaluated for possible impairment as of the end of each reporting period, and establishes a new method of testing for possible impairment. SFAS No. 142 is effective on January 1, 2002, and as a result, the Company's goodwill amortization will cease effective January 1, 2002. The Company recorded $234,000 of amortization expense related to goodwill and identifiable intangible assets during the year ended December 31, 2001. The Company is currently evaluating whether the adoption of SFAS No. 142 will have any other significant effects on its consolidated financial statements.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." SFAS No. 143 establishes accounting and reporting standards for the recognition and measurement of an asset retirement obligation and the associated asset retirement cost. SFAS No. 143 is effective

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

for fiscal years beginning after June 15, 2002. The Company does not believe the adoption of SFAS No. 143 will have a significant effect on its consolidated financial statements.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions." SFAS No. 144 establishes accounting and reporting standards for the impairment or disposal of long-lived assets, and for reporting the results of discontinued operations. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company does not believe the adoption of SFAS No. 144 will have a significant effect on its consolidated financial statements.

RECLASSIFICATION
Certain amounts in the financial statements for prior years have been reclassified to conform to the current year presentation.

NOTE 2.  DISCONTINUED OPERATIONS

ACCOUNTING TREATMENT OF CERTAIN SALE TRANSACTIONS
The Company sold all of its general dental practices in 1996 and 1997, and sold all of its orthodontic practices in 1998. Certain of the general dental practices and all of the orthodontic practices were sold to a single purchaser (the "Purchaser"), in exchange for $23.0 million of long-term promissory notes. Due to uncertainty about the Purchaser's ability to meet its commitments to the Company under the promissory notes, the Company did not treat the transactions with the Purchaser as sales for accounting purposes, notwithstanding the fact that these transactions were legally structured as sales. Accordingly, the related promissory notes were not reflected in the Company's financial statements. Instead, the historical cost of the net assets of the related general dental and orthodontic practices were reflected on the Company's balance sheet, and were stated at their estimated realizable value. The Company's financial statements did not reflect any gains on these sale transactions, and do not reflect any interest income on the related promissory notes. In the opinion of management, this accounting treatment appropriately reflects the economic substance of the transactions, as distinct from the legal form of the transactions. The Company recorded impairment charges with respect to the net assets of these dental and orthodontic practices in both 2000 and 1999 (see Note
5).

SALE OF DISCONTINUED OPERATIONS TO NEW PURCHASER
The Purchaser ultimately defaulted on its obligations to the Company, and in October 2000, the Company completed a transaction with the Purchaser and another third party (the "New Purchaser"), in which practices originally sold to the Purchaser were sold to the New Purchaser. In this transaction, the Purchaser transferred its interest in the dental and orthodontic practices to the New Purchaser, the New Purchaser paid $2.4 million to the Company and placed an additional $1.5 million in an escrow account for the benefit of the Company, and the Company agreed to pay certain obligations related to these practices. These obligations consisted primarily of payroll, dental office lease obligations, patient refunds, and the obligation to complete the orthodontic treatments for dental HMO patients who previously paid for the treatments in full. These obligations had to be paid in order to complete the transaction, were obligations of the Company as the member's dental HMO plan, or were obligations for which the Company could have been contingently liable in any event.

As of December 31, 2001, the Company has collected a substantial portion of the escrow account, and has satisfied a substantial portion of the obligations described above. However, the remaining amount of the escrow account that may be realized by the Company, and the ultimate cost of the obligations assumed by the Company are subject to various uncertainties, and are reflected on the accompanying consolidated balance sheet based on the Company's best estimates. This transaction resulted in a $2.5 million charge to earnings during 2000 to reduce the carrying value of the net assets of the dental and orthodontic practices to their estimated realizable value. See Note 5 for a discussion of impairment charges that were recognized in 2000 and 1999 in connection with this transaction.

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 3. INVESTMENTS

Gross realized gains on sales of investments were $101,000, $19,000, and $2,051,000 for the years ended December 31, 2001, 2000, and 1999, respectively. Gross realized losses on sales of investments were zero, $1,000, and $851,000 for the years ended December 31, 2001, 2000, and 1999, respectively. The historical cost of specific securities sold is used to compute the gain or loss on the sale of investments. At December 31, 2001, the Company had net unrealized gains of $63,000, which is included in stockholders equity under the caption Accumulated other comprehensive income.

The Companys investments as of December 31, 2001 are summarized below (in thousands):

                                                                 Cost/                                 Estimated
                                                               Amortized   Unrealized    Unrealized      Fair
                                                                  Cost        Gains        Losses        Value
-----------------------------------------------------------------------------------------------------------------
Classified as available-for-sale:
  U.S. government and its agencies                             $    2,757  $        57  $        (2)  $    2,812
  State and municipal obligations                                     255            8            -          263
  Other marketable debt securities                                 13,712            -            -       13,712
                                                               --------------------------------------------------
      Total available-for-sale                                 $   16,724  $        65  $        (2)  $   16,787
                                                               ==================================================

The maturity dates of the Company's investments as of December 31, 2001 are summarized below (in thousands):

                                                                                          Cost/       Estimated
                                                                                        Amortized        Fair
                                                                                          Cost          Value
-----------------------------------------------------------------------------------------------------------------
Classified as available-for-sale:
  Due in 2002                                                                           $    14,195   $   14,204
  Due in 2003                                                                                 1,306        1,345
  Due in 2004 and thereafter                                                                  1,223        1,238
                                                                                        -------------------------
      Total available-for-sale                                                          $    16,724   $   16,787
                                                                                        =========================

The Company's investments as of December 31, 2000 are summarized below (in thousands).

                                                                 Cost/                                 Estimated
                                                               Amortized   Unrealized    Unrealized      Fair
                                                                  Cost        Gains        Losses        Value
-----------------------------------------------------------------------------------------------------------------
Classified as available-for-sale:
  U.S. government and its agencies                             $   14,472  $        80  $        (1)  $   14,551
  State and municipal obligations                                     996           41            -        1,037
  Other marketable debt securities                                  2,434            -           (1)       2,433
                                                               --------------------------------------------------
      Total available-for-sale                                 $   17,902  $       121  $        (2)  $   18,021
                                                               ==================================================

NOTE 4. PROPERTY AND EQUIPMENT

The Company's property and equipment consists of the following (in thousands):

                                                                                               December 31,
                                                                                        -------------------------
                                                                                            2001         2000
-----------------------------------------------------------------------------------------------------------------
Leasehold improvements                                                                  $       841          811
Furniture, fixtures and other equipment                                                      11,161       10,082
                                                                                        -------------------------
Total, at cost                                                                               12,002       10,893
Less - accumulated depreciation and amortization                                             (9,654)      (8,050)
                                                                                        -------------------------
      Total, net of accumulated depreciation and amortization                           $     2,348   $    2,843
                                                                                        =========================

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 5.  IMPAIRMENT OF ASSETS

ASSETS OF DISCONTINUED OPERATIONS TRANSFERRED UNDER CONTRACTUAL ARRANGEMENTS Assets of discontinued operations transferred under contractual arrangements consists of the historical cost of the net assets of certain general dental practices and certain orthodontic practices that were sold by the Company in 1998 and 1997 (see Note 2). During 1999, the Company reached an oral agreement with the purchaser of those practices (the "Purchaser") and another third party (the "New Purchaser"), under which the related promissory notes payable to the Company (the "Notes") would be liquidated. Under this agreement, the Purchaser would convey the dental and orthodontic practices that comprised the collateral for the Notes to the New Purchaser, in exchange for proceeds that would be paid to the Company in satisfaction of the Notes. Based on this oral agreement, the Company recorded a $4.4 million charge to earnings (net of income tax benefit of $2.1 million) during 1999 to reduce the carrying value of the net assets of the dental and orthodontic practices to their estimated realizable value. This charge is reflected on the Company's consolidated statement of operations under the caption "Loss from assets transferred under contractual arrangements."

In March 2000 the Company entered into a definitive agreement with respect to the transaction described above. In September 2000, the Company entered into a restructured agreement with respect to this transaction, which superseded the previous agreement. Based on the terms of the restructured agreement, and on the related transaction that was completed in October 2000, the Company recorded a $2.5 million charge to earnings during 2000 to reduce the carrying value of the net assets of the dental and orthodontic practices to their revised estimated realizable value. This charge is reflected on the Company's consolidated statement of operations under the caption "Loss from assets transferred under contractual arrangements."

NOTES RECEIVABLE
The Company's notes receivable consist of promissory notes issued by the purchasers of certain general dental practices sold by the Company in 1996 and 1997, and are related to dental practices other than those sold to the Purchaser, as discussed in Note 2. The Company reviews the carrying amount of its notes receivable for possible impairment on an ongoing basis, based on the estimated collectibility of the notes. During 2000, the Company increased the reserve on its notes receivable by recording an impairment loss of $450,000, based on the recent payment history of the notes, its estimate of the ability of the issuers to repay the notes, its estimate of the financial condition of the dental practices that comprise the collateral for the notes, and its estimate of the value of the assets of those practices. There was no impairment loss recorded during 2001. As of December 31, 2001, the net carrying amount of the outstanding notes receivable was $805,000, which is based on the Company's estimate of the net realizable value of the promissory notes.

INTANGIBLE ASSETS
Management reviews for impairment of intangible assets that are used in the Company's operations on a periodic basis in accordance with APB No. 17, "Intangible Assets." Management deems a group of assets to be impaired if estimated discounted future cash flows are less than the carrying amount of the assets. Estimates of future cash flows are based on management's best estimates of anticipated operating results over the remaining useful life of the assets.

During 1999, the Company recognized impairment losses of $24.6 million based on estimated discounted cash flows to be generated by each of the Company's intangible assets. The impairment was recognized with respect to the goodwill and non-compete covenant related to the acquisition of a Texas-based dental HMO in September 1996 ($14.7 million), the goodwill and non-compete covenant related to the acquisition of a Florida-based dental HMO in May 1997 ($9.3 million), and the insurance license acquisition costs related to the acquisitions of two insurance companies in 1997 and 1992 ($0.6 million). There was no impairment loss recorded with respect to intangible assets during 2001 or 2000, and the Company believes there is no impairment of its intangible assets as of December 31, 2001.

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED


NOTE 6. CLAIMS PAYABLE AND CLAIMS INCURRED BUT NOT REPORTED

The Company is responsible for paying claims submitted by dentists for services provided to patients who have purchased dental coverage from the Company. The liability for claims payable and claims incurred but not reported is an estimate of the claims for services delivered prior to the balance sheet date, which have not yet been paid by the Company as of the balance sheet date. The estimate of claims payable and claims incurred but not reported is based primarily on the average historical lag time between the date of service and the date the related claim is paid by the Company, as well as the recent trend in the aggregate amount of incurred claims per covered individual. Since the liability for claims payable and claims incurred but not reported is necessarily an actuarial estimate, the amount of claims eventually paid for services provided prior to the balance sheet date could differ from the estimated liability. Any such differences are included in the consolidated statement of operations for the period in which the differences are identified.

The amounts included in the liability for claims payable and claims incurred but not reported in the accompanying consolidated financial statements are the same as the amounts included in the statutory financial statements that are filed with various state regulators by the Company's subsidiaries.

PPO/indemnity claims are related to services delivered to individuals covered under dental indemnity plan designs, some of which contain a PPO feature. Specialist referral claims are related to specialist services delivered to individuals covered under dental HMO plan designs. Other claims are related to primary care dental services delivered to individuals covered under dental HMO plan designs. A summary of the activity in the liability for each type of claim is shown below (in thousands).

                                                 Dental HMO
                                           -----------------------
                                 PPO/       Specialist
                               Indemnity     Referral     Other
                                Claims        Claims      Claims     Total
----------------------------------------------------------------------------

Balance at January 1, 2000    $    5,807   $     1,988   $   851   $  8,646
Incurred claims related to:
  Current year - 2000             24,747         6,971     4,634     36,352
  Prior years                        226          (351)     (122)      (247)
Paid claims related to:
  Current year - 2000            (18,969)       (5,823)   (4,006)   (28,798)
  Prior years                     (6,033)       (1,637)     (729)    (8,399)
                              ----------------------------------------------
Balance at December 31, 2000       5,778         1,148       628      7,554
Incurred claims related to:
  Current year - 2001             23,582         6,047     4,161     33,790
  Prior years                       (834)         (138)     (204)    (1,176)
Paid claims related to:
  Current year - 2001            (19,330)       (4,955)   (3,600)   (27,885)
  Prior years                     (4,994)       (1,010)     (424)    (6,378)
                              ----------------------------------------------
Balance at December 31, 2001  $    4,252   $     1,092   $   561   $  5,905
                              ==============================================

The liability for claims payable and claims incurred but not reported is adjusted each year to reflect any differences between claims actually paid and previous estimates of the liability. During each of the years ended December 31, 2001 and 2000, the aggregate adjustments to the liability to reflect these differences, which are reflected in the above table, were not material.

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 7. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consisted of the following (in thousands):

                                                         December 31,
                                                      -----------------
                                                       2001     2000
-----------------------------------------------------------------------

Investor senior loan                                  $   -   $  8,000
Revolving credit facility                                 -      7,045
Senior notes payable                                      -     32,500
Other                                                   265        500
                                                      -----------------
Total debt                                              265     48,045
Less - short-term portion                              (265)   (47,780)
                                                      -----------------
      Long-term debt                                  $   -   $    265
                                                      =================

On March 1, 2000, the Company entered into a recapitalization transaction with an investor group (the Investors), the revolving credit facility lender (the
Bank), and the holder of the senior notes payable (the Senior Note Holder). In this transaction, the Investors loaned $8.0 million to the Company in the form of an investor senior loan, due April 30, 2001. As part of this transaction, the Investors, the Bank, and the Senior Note Holder agreed to convert the $8.0 million investor senior loan, the outstanding balance of $7.0 million under the revolving credit facility plus accrued interest, and the $32.5 million of senior notes payable plus accrued interest, to convertible preferred stock, subject to regulatory approval and an increase in the authorized shares of the Company's common stock.

Effective as of January 31, 2001, the Company completed the conversion of the investor senior loan ($8.0 million), the outstanding balance under the revolving credit facility ($7.0 million), the senior notes payable ($32.5 million), and the accrued interest on the revolving credit facility and the senior notes payable ($5.3 million) into 300,000 shares of convertible preferred stock. The estimated value of the convertible preferred stock was $137.50 per share as of January 31, 2001, which is based on the closing price of the Company's common stock on January 31, 2001, which was $1.375 per share, and the fact that each share of convertible preferred stock is convertible into 100 shares of common stock. Based on this estimated value, the conversion transaction resulted in a pre-tax gain of $11.3 million, which is net of approximately $350,000 of transaction costs. There was no income tax effect related to this transaction, due to the Company's net operating loss carry-forwards for tax purposes, as discussed in Note 9. The Company's deferred tax asset related to net operating loss carry-forwards is fully reserved, due to uncertainty about whether the deferred tax assets will be realized in the future, as discussed in Note 9.

See Note 11 for a description of the convertible preferred stock. As a result of the conversion transaction, the ownership interest of the previously existing common stockholders of the Company was reduced to approximately 14% of the common stock interests of the Company. In March 2000, in connection with the recapitalization transaction, the Company agreed to place four new directors, who represented the Investors, the Bank, and the Senior Note Holder, on its board of directors. Three of those directors were placed on the board in March 2000, and the fourth director was placed on the board as of January 31, 2001, at which time the Bank sold its interest in the Company to other existing stockholders. These four new directors constitute a majority of the board of directors, which currently has a total of seven members.

In 1999, in connection with a restructuring of the senior notes payable, the Company issued warrants to purchase 382,000 shares of its common stock for $4.51 per share to the Senior Note Holder. The Company estimated that the fair value of these warrants was $320,000, based on an option-pricing model. Accordingly, this amount was charged to interest expense and credited to additional paid-in capital during 1999. The warrants were cancelled without being exercised, in connection with the conversion of the senior notes payable into convertible preferred stock effective January 31, 2001. Accordingly, the estimated fair value of the warrants, which was $320,000, was debited to additional paid-in capital and credited to retained earnings during 2001.

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 8. OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist primarily of accrued rent expense related to an office lease with monthly payments that increase over the term of the lease, deferred compensation payments to a former employee of a dental HMO company acquired by the Company in 1996, accrued lease obligations related to equipment that is no longer used by the Company, and security deposits collected in connection with subleases.

Annual maturities of other long-term liabilities are as follows, as of December 31, 2001 (in thousands):

  2003                                                           $     199
  2004                                                                 208
  2005                                                                 192
  2006                                                                 192
  Thereafter                                                           180
                                                                 ---------
    Total  other  long-term  liabilities                         $     971
                                                                 =========

NOTE 9. INCOME TAXES

The Company's federal and state income tax expense (benefit) is as follows (in thousands):

                                                            Years Ended December 31,
                                                           --------------------------
                                                            2001     2000      1999
-------------------------------------------------------------------------------------
Income tax expense from continuing operations:
  Current payable - Federal                                $     -  $     -  $   648
                    State                                        -        -      358
  Deferred -        Federal                                      -        -    6,613
                    State                                        -        -    3,315
                                                           --------------------------
  Income tax expense from continuing operations                  -        -   10,934
Income tax expense (benefit) from discontinued operations        -        -   (2,087)
                                                           --------------------------
      Total income tax expense                             $     -  $     -  $ 8,847
                                                           ==========================

A reconciliation of the expected federal income tax expense (benefit) based on the statutory rate to the actual income tax expense (benefit) on the income
(loss) from continuing operations is as follows (in thousands):

                                                        Years Ended December 31,
                                        --------------------------------------------------------
                                                2001              2000                1999
                                        --------------------------------------------------------
                                         AMOUNT      %      Amount      %      Amount       %
------------------------------------------------------------------------------------------------
Expected federal income tax
  expense (benefit)                     $  4,266    34.0%  $(2,194)  (34.0)%  $(12,491)  (34.0)%
State income tax expense
  (benefit), net of effect
  on federal income tax                        -       -         -         -     1,903      5.2
Goodwill amortization and impairments         35     0.3        42       0.7     8,190     22.3
Other items                                  855     6.8        46       0.7       451      1.2
Expiration of net operating losses
  due to change of control                 6,774    54.0         -         -         -        -
Change in valuation allowance            (11,930)  (95.1)    2,106      32.6    12,881     35.1
                                        --------------------------------------------------------
Actual income tax expense               $     -        -%  $    -         -%  $ 10,934     29.8%
                                        ========================================================

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

Deferred tax assets and liabilities are related to the following items (in thousands):

                                                             December 31,
                                                         -------------------
                                                           2001      2000
----------------------------------------------------------------------------
Deferred tax assets:
  Net operating loss carryforward                        $ 3,567   $ 13,651
  Depreciation and amortization                            2,053      3,384
  Accrued expenses                                         1,121      1,965
  Capital loss carryforward                                  643          -
  Bad debt reserves on notes receivable                      219      1,263
  Bad debt allowance on accounts receivable                  218        378
      Other                                                  111         42
                                                         -------------------
Total deferred tax assets                                  7,932     20,683
Deferred tax liabilities:
  State income taxes                                         910        958
  Prepaid expenses                                           280        211
  Gain on sale of dental offices                              56        898
                                                         -------------------
  Total deferred tax liabilities                           1,246      2,067
                                                         -------------------
Net deferred tax assets                                    6,686     18,616
Valuation allowance                                       (6,686)   (18,616)
                                                         -------------------
      Net deferred tax assets after valuation allowance  $     -   $      -
                                                         ===================

The income tax expense recorded by the Company for the year ended December 31, 2001, includes an adjustment to decrease the valuation allowance against its deferred tax assets. The income tax expense recorded for the year ended December 31, 2000, includes an adjustment to increase the valuation allowance against its deferred tax assets. The Company's net deferred tax assets, which were $6.7 million and $18.6 million as of December 31, 2001 and 2000, respectively, have been fully reserved since September 30, 1999, due to uncertainty about whether those net assets will be realized in the future. The uncertainty is primarily due to operating losses incurred by the Company during each of the three years ended December 31, 2000, and the existence of significant net operating loss carryforwards. The Company's deferred tax assets remain fully reserved as of December 31, 2001, for the same reasons.

Due to the conversion of outstanding debt into convertible preferred stock, as described in Note 7, there was a change of control of the Company for purposes of Internal Revenue Code Section 382, effective January 31, 2001. As a result, effective January 31, 2001, the amount of pre-existing net operating loss carryforwards that can be used to offset current taxable income on the Company's federal income tax return is limited to approximately $350,000 per year. As of December 31, 2001, the Company had net operating loss carryforwards for federal and state tax purposes of approximately $9.0 million and $8.1 million, respectively, which are net of the amounts that will expire unused due to the change of control limitation. The federal and state net operating loss carryforwards will begin to expire in 2018 and 2003, respectively.

NOTE 10. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS
The Company leases administrative office space and office equipment under a number of operating leases. Rent expense was $3,465,000, $3,986,000, and $4,289,000 in 2001, 2000, and 1999, respectively. The Company has subleased certain of its office space to unrelated third parties, which office space is subject to lease agreements for which the Company remains contingently liable in the event the sublessees fail to make the lease payments. Future

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

minimum rental payments required under non-cancelable operating leases are as follows, net of payments expected to be received pursuant to subleases (in thousands):

                                         Total      Expected       Net
                                         Lease      Sublease   Contingent
                                      Obligation    Payments   Obligation
--------------------------------------------------------------------------
  2002                                $     2,830  $    (278)  $     2,552
  2003                                      2,155       (130)        2,025
  2004                                      2,034        (43)        1,991
  2005                                      1,850          -         1,850
  2006                                      1,838          -         1,838
  Thereafter                                3,064          -         3,064
                                      ------------------------------------
  Total minimum payments              $    13,771  $    (451)  $    13,320
                                      ====================================

The Company has accrued all of the future lease payments related to certain leases for equipment that is no longer used by the Company. The Company has also accrued the excess of the future lease payments for office space that is no longer used by the Company, over the expected future collections of sublease payments related to that office space. The future lease payments that have been accrued are not included in the above summary of operating lease commitments.

LITIGATION
The Company is subject to various claims and legal actions arising in the ordinary course of business. The Company believes all pending claims either are covered by liability insurance maintained by the Company or by dentists in the Company's provider network, or will not have a material adverse effect on the Company's consolidated financial position or results of operations. In December 1999, a stockholder lawsuit against the Company was filed, which alleged that the Company and certain of its officers violated certain securities laws by issuing a series of alleged false and misleading statements concerning the Company's publicly reported revenues and earnings during a specified class period. On September 12, 2000, after the plaintiffs had filed a first amended complaint, the Federal District Trial Court dismissed the lawsuit with prejudice, stating that the plaintiffs had failed to state a claim against the Company and its officers. On October 6, 2000, the plaintiffs filed an appeal of the dismissal of the lawsuit, and the dismissal was overturned on February 22, 2002. The case was remanded back to the District Court with instructions to allow the plaintiff to file a second amended complaint. The Company has directors and officers liability insurance, and intends to vigorously defend any second amended complaint that may be filed by the plaintiff. In the opinion of management, the ultimate outcome of this litigation will not have a material adverse effect on the Company's consolidated financial position or results of operations.

CONTINGENT LEASE OBLIGATIONS
The Company sold all of its general dental practices and orthodontic practices in 1996, 1997 and 1998, as discussed in Note 2. The Company also re-sold certain of these practices in October 2000, after the original purchaser of a number of these practices defaulted on its obligations to the Company, as discussed in
Note 2. In connection with the sale and re-sale of those practices, all of the office lease agreements related to those practices have been assigned to the respective purchasers of those practices, except for three of the leases. The Company is currently in the process of obtaining assignments for the remaining three leases, although there can be no assurance that it will be successful in doing so.

In the case of the assigned leases, the Company is secondarily liable for the lease payments in the event the purchasers of those practices fail to make the payments. As of December 31, 2001, the total of the minimum annual payments under these leases was approximately $1.5 million, and the aggregate contingent liability of the Company related to these leases was approximately $4.4 million over the terms of the lease agreements, which expire at various dates through 2007. Management has not been notified of any defaults under these leases that would materially affect the Company's consolidated financial position. The aggregate contingent lease obligation of $4.4 million excludes $175,000 of estimated lease obligations that have been accrued as of December 31, 2001, due to an expected failure by one of the entities to make the lease payments under a lease that was assigned to that

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

entity by the Company. This estimated lease obligation is included in the accompanying consolidated balance sheet under the caption "Other accrued expenses."

The Company remains primarily liable for the three lease agreements that have not yet been assigned, although the purchasers of the related practices have agreed to make all of the remaining payments under those leases. The lease commitments related to these three leases are included in the above summary of lease commitments in this Note 10.

EMPLOYMENT AGREEMENT COMMITMENTS
The Company has entered into employment agreements with several members of its management. Under each of these employment agreements, if the employee is terminated without cause, the Company would be obligated to make a severance payment equal to between 50% and 100% of the employee's annual salary, depending upon the timing of the termination in relation to the expiration of the employment agreement. The total of the annual salaries under these employment agreements is approximately $1.7 million.


EMPLOYEE RETIREMENT PLAN

The Company maintains a retirement plan under Section 401(k) of the Internal Revenue Code (the "Plan"). Under the Plan, employees are permitted to make contributions to a retirement account through payroll deductions from pre-tax earnings. Employees are fully vested in contributions made from payroll deductions. In addition, the Company may, at its discretion, make additional contributions to the Plan. The Company made $51,000 of matching contributions to the Plan for the year ended December 31, 2001, in the form of 33,000 shares of its common stock. Of the total of 33,000 shares of common stock contributed, 18,000 shares were contributed in 2001, and an additional 15,000 shares were contributed in 2002, the value of which is included in accrued expenses as of December 31, 2001. Employees become vested in the matching contributions at the rate of 20% per year during the first five years of employment with the Company, with employees receiving credit for past years of service. There are no restrictions on the ability of employees to liquidate the Company's common stock that is credited to their account, except for vesting requirements. The Company made no contributions to the Plan during the two years ended December 31, 2000.

PROFESSIONAL LIABILITY INSURANCE
The Company maintains professional liability insurance that covers losses on a claims made basis.

GOVERNMENT REGULATION
The dental benefits industry is subject to extensive state and local laws, rules and regulations. Each of the Company's operating subsidiaries is subject to various requirements imposed by state laws and regulations related to the operation of a dental HMO plan or a dental insurance company, including the maintenance of a minimum amount of net worth by certain subsidiaries. In addition, regulations applicable to dental benefit plans could be changed in the future. There can be no assurance that the Company will be able to meet all applicable regulatory requirements in the future.

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 ("HIPAA")
HIPAA imposes responsibilities on the Company, including but not limited to, privacy notice requirements to members of the Company's benefit plans, the security and privacy of individually identifiable health information, the use of unique identifiers for all of the contractual relationships the Company has with members, providers and group and individual contract holders, the adoption of standardized electronic transaction code sets, and prevention of unauthorized use or disclosure of personal data maintained by the Company. The Company is in the process of developing policies and procedures to comply with these requirements and has provided privacy notices as required by HIPAA and the Gramm-Leach-Bliley Act. The total cost of compliance with HIPAA is not known at this time.

LIABILITIES RELATED TO DENTAL AND ORTHODONTIC PRACTICES
The Company has various liabilities in connection with the dental and orthodontic practices sold in October 2000, including but not limited to, the obligation to complete orthodontic treatments for certain dental HMO patients who previously paid for the treatments in full. The amount of these liabilities is subject to uncertainties and there can be no assurance that the ultimate amount of these liabilities will not exceed the amounts accrued on the Company's consolidated balance sheet as of December 31, 2001.

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 11. CAPITAL STOCK

CONVERTIBLE PREFERRED STOCK
The convertible preferred stock does not accrue dividends of any kind. Each share of convertible preferred stock is convertible into 100 shares of common stock at the option of the holder. The convertible preferred stock entitles the holder to one vote for each share of common stock into which the preferred stock is convertible, with respect to all matters voted on by the common stockholders of the Company, except for the election of directors. The holders of the convertible preferred stock have the right to elect a total of five members of the board of directors, and the holders of the common stock have the right to elect the remaining two directors. The convertible preferred stock has a $30 million liquidation preference over the Company's common stock.

STOCK REPURCHASES
As of December 31, 2001, the Company had 3,266,755 shares of treasury stock, which were acquired by the Company for an aggregate of $18.1 million. In December 2000, the board of directors of the Company authorized management to repurchase up to 500,000 shares of the Company's outstanding common stock, of which 10,000 shares had been repurchased as of December 31, 2001.

STOCKHOLDER RIGHTS PLAN
In March 1996, the board of directors of the Company declared a dividend of one right to purchase a fraction of a share of its Series A Junior Participating Preferred Stock, having rights, preferences, privileges and restrictions as designated, and under certain circumstances, other securities, for each outstanding share of the Company's common stock. The dividend was distributed to stockholders of record at the close of business on April 12, 1996. The Rights become exercisable upon the occurrence of certain defined events related to a possible change of control of the Company. The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 22, 1996, as amended, between the Company and American Stock Transfer and Trust Company, as Rights Agent. The Rights Agreement may be amended by the Company's board of directors without the approval of the Rights holders, at any time prior to the Rights becoming exercisable. The Rights Agreement was amended in March 2000 to specify that the recapitalization transaction initiated in March 2000 would not cause the Rights to become exercisable.

STOCK OPTION PLAN
The Company has a stock option plan (the "Plan") that authorizes the granting of both incentive and non-qualified stock options to purchase an aggregate of 3,000,000 shares of common stock. Either incentive or non-qualified stock options may be granted to executive officers and other employees of the Company. Only non-qualified stock options may be granted to non-employee directors of the Company. Under the Plan, the exercise price of any stock option granted must be at least equal to the market value of the Company's common stock on the date the option is granted. The Compensation and Stock Option Committee of the board of directors of the Company administers the Plan.

The following is a summary of activity in stock options:

                                                              Years Ended December 31,
                                                        ------------------------------------
                                                           2001          2000        1999
--------------------------------------------------------------------------------------------
Outstanding at beginning of year                         2,216,300       755,300    769,800
Stock options granted                                      805,000     2,080,000     55,000
Stock options exercised                                    (43,332)            -          -
Stock options canceled                                    (363,468)     (619,000)   (69,500)
                                                        ------------------------------------
Outstanding at end of year                               2,614,500     2,216,300    755,300
                                                        ====================================
Exercisable at end of year                                 616,107       105,966    551,000
Weighted average exercise price of options granted      $     1.26   $      1.00   $   3.72
Weighted average exercise price of options exercised          1.00             -          -
Weighted average exercise price of options canceled           3.81          9.96      12.70
Weighted average exercise price of options outstanding        1.14          1.53       9.88
Weighted average exercise price of options exercisable        1.23         10.39      10.39

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

                  Total Stock Options Outstanding          Stock Options Exercisable
               ----------------------------------------------------------------------
  Range of                   Weighted        Weighted                    Weighted
  Exercise      Number       Average          Average       Number        Average
   Prices      of Shares  Remaining Life  Exercise Price   of Shares  Exercise Price
-------------------------------------------------------------------------------------
$ 1.00 - 1.50  2,600,000      8.64 years  $          1.08    601,607  $          1.00
 9.00 - 11.88     13,500      3.97 years            10.62     13,500            10.62
     15.75         1,000      4.22 years            15.75      1,000            15.75
               ---------                                   ---------
     Total     2,614,500      8.61 years  $          1.14    616,107  $          1.23
               =========                                   =========

The weighted average fair value of stock options granted was $1.13, $0.76, and $2.73 per share during the years ended December 31, 2001, 2000, and 1999, respectively. In accordance with SFAS No. 123, the following table shows the pro forma effect of using the fair value method of accounting for stock options granted to employees (in thousands, except per share amounts):

                                                 Years Ended December 31,
                                               ----------------------------
                                                2001      2000      1999
---------------------------------------------------------------------------
Net income (loss), as reported                 $12,546  $(8,952)  $(52,036)
Pro forma net income (loss)                     11,713   (9,733)   (52,360)

Diluted income (loss) per share, as reported      0.38    (1.89)    (10.96)
Pro forma diluted income (loss) per share         0.35    (2.05)    (11.03)

SFAS No. 123 requires a publicly-traded entity to estimate the fair value of stock-based compensation by using an option-pricing model that takes into account certain facts and assumptions. The facts and assumptions that must be taken into account are the exercise price, the expected life of the option, the current stock price, the expected volatility of the stock price, the expected dividends on the stock, and the risk-free interest rate. The option-pricing models commonly used were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the stock options granted by the Company. The Company estimated the fair value of each stock option as of the date of grant by using the Black-Scholes option-pricing model. The facts and assumptions used to determine the fair value of stock options granted were: an average expected life of four years; expected volatility of 160% in 2001, 184% in 2000, and 97% in 1999; no expected dividends; and a risk-free interest rate of approximately 3.8% in 2001, and 6.0% in 2000 and 1999. The assumptions regarding the expected life of the options and the expected volatility of the stock price are subjective, and these assumptions greatly affect the estimated fair value amounts.

NOTE 12. INVESTMENT AND OTHER INCOME

Investment and other income consists of the following (in thousands):

                                           Years Ended December 31,
                                           -----------------------
                                            2001    2000    1999
------------------------------------------------------------------
Net realized gains on sale of investments  $  101  $   18  $1,200
Interest income                               945   1,330     932
Other, net                                     14      83     (65)
                                           -----------------------
     Total investment and other income     $1,060  $1,431  $2,067
                                           =======================

NOTES
  to CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE  13.  UNAUDITED  SELECTED  QUARTERLY  INFORMATION

QUARTERLY RESULTS OF OPERATIONS

Unaudited quarterly results of operations for the years ended December 31, 2001 and 2000 are shown below (in thousands, except per share data). The unaudited quarterly results should be read in conjunction with the accompanying audited consolidated financial statements.


                                                                  First     Second      Third     Fourth
YEAR ENDED DECEMBER 31, 2001                                     Quarter    Quarter    Quarter    Quarter
----------------------------------------------------------------------------------------------------------
Premium revenue, net                                            $ 21,643   $ 21,452   $ 20,831   $ 20,896
Health care services expense                                      15,187     14,914     14,456     14,135
Selling, general and administrative expense                        6,534      6,453      6,062      6,342
                                                                ------------------------------------------
Operating income (loss)                                              (78)        85        313        419
Investment and other income                                          435        255        213        157
Interest expense on debt that was converted to equity in 2001       (402)         -          -          -
Other interest expense                                               (32)       (30)       (31)        (9)
                                                                ------------------------------------------
Income (loss) before income taxes and extraordinary item             (77)       310        495        567
Income tax expense                                                     -          -          -          -
                                                                ------------------------------------------
Income (loss) before extraordinary item                              (77)       310        495        567
Extraordinary item:
  Gain on conversion of debt to convertible preferred stock       11,251          -          -          -
                                                                ------------------------------------------
Net income                                                      $ 11,174   $    310   $    495   $    567
                                                                ==========================================
Basic net income per share:
  Income before extraordinary item                              $      -   $   0.01   $   0.01   $   0.02
  Extraordinary item                                                0.45          -          -          -
                                                                ------------------------------------------
    Net income                                                  $   0.45   $   0.01   $   0.01   $   0.02
                                                                ==========================================
Weighted average basic shares outstanding                         24,738     34,740     34,753     34,781
Diluted net income per share:
  Income before extraordinary item                              $      -   $   0.01   $   0.01   $   0.02
  Extraordinary item                                                0.45          -          -          -
                                                                ------------------------------------------
    Net income                                                  $   0.45   $   0.01   $   0.01   $   0.02
                                                                ==========================================
Weighted average diluted shares outstanding                       24,738     35,502     35,542     35,564


Year ended December 31, 2000
----------------------------------------------------------------------------------------------------------
Premium revenue, net                                            $ 24,463   $ 24,173   $ 24,639   $ 23,976
Health care services expense                                      17,738     17,710     17,572     15,548
Selling, general and administrative expense                        8,413      7,119      7,436      8,235
Loss on impairment of assets                                           -          -          -        450
                                                                ------------------------------------------
Operating income (loss)                                           (1,688)      (656)      (369)      (257)
Investment and other income                                          259        378        478        316
Interest expense on debt that was converted to equity in 2001     (1,015)    (1,202)    (1,287)    (1,297)
Other interest expense                                               (17)       (18)       (53)       (24)
                                                                ------------------------------------------
Income (loss) before income taxes and discontinued operations     (2,461)    (1,498)    (1,231)    (1,262)
Income tax expense                                                     -          -          -          -
                                                                ------------------------------------------
Income (loss) before discontinued operations                      (2,461)    (1,498)    (1,231)    (1,262)
Discontinued operations:
  Loss from assets transferred under contractual arrangements          -          -     (1,750)      (750)
                                                                ------------------------------------------
    Net income (loss)                                           $ (2,461)  $ (1,498)  $ (2,981)  $ (2,012)
                                                                ==========================================
Basic and diluted net income (loss) per share:
  Income (loss) from continuing operations                      $  (0.52)  $  (0.32)  $  (0.26)  $  (0.26)
  Income (loss) from discontinued operations                           -          -      (0.37)     (0.16)
                                                                ------------------------------------------
    Net income (loss)                                           $  (0.52)  $  (0.32)  $  (0.63)  $  (0.42)
                                                                ==========================================
  Weighted average basic and diluted shares outstanding            4,747      4,747      4,747      4,747

SCHEDULE  II
  VALUATION  AND  QUALIFYING  ACCOUNTS

                                  Balance at   Charged to   Charged to                 Balance at
                                   Beginning    Costs and      Other                       End
                                    of Year     Expenses     Accounts     Write-offs     of Year
---------------------------------------------------------------------------------------------------
Year ended December 31, 1999:
Allowance for doubtful accounts:
  Accounts receivable             $     1,942  $       481  $         -  $    (1,369)  $     1,054
  Long-term notes receivable      $     2,020  $     1,819  $         -  $         -   $     3,839

Year ended December 31, 2000:
Allowance for doubtful accounts:
  Accounts receivable             $     1,054  $       300  $         -  $      (486)  $       868
  Long-term notes receivable      $     3,839  $       450  $         -  $    (1,483)  $     2,806

YEAR ENDED DECEMBER 31, 2001:
Allowance for doubtful accounts:
  Accounts receivable             $       868  $       245  $         -  $      (605)  $       508
  Long-term notes receivable      $     2,806  $         -  $         -  $    (2,339)  $       467

INDEPENDENT
  AUDITORS  REPORT

To the Board of Directors and Stockholders of SafeGuard Health Enterprises,
Inc.:

We have audited the accompanying consolidated balance sheets of SafeGuard Health Enterprises, Inc. and subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the consolidated financial statement schedule for the years ended December 31, 2001, 2000, and 1999, included in this annual report. These consolidated financial statements and consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of SafeGuard Health Enterprises, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



DELOITTE  &  TOUCHE  LLP



Costa  Mesa,  California
March  7,  2002

DIRECTORS
  and  OFFICERS

BOARD  OF  DIRECTORS

STEVEN  J.  BAILEYS,  DDS
Chairman  of  the  Board  of  Directors
SafeGuard  Health  Enterprises,  Inc.
Aliso  Viejo,  CA

JAMES  E.  BUNCHER
President  and  Chief  Executive  Officer
SafeGuard  Health  Enterprises,  Inc.
Aliso  Viejo,  CA

RONALD  I.  BRENDZEL,  JD
Senior Vice President, General Counsel and Secretary
SafeGuard  Health  Enterprises,  Inc.
Aliso  Viejo,  CA

DENNIS  L.  GATES,  CPA
Senior  Vice  President  and
Chief  Financial  Officer
SafeGuard  Health  Enterprises,  Inc.
Aliso  Viejo,  CA

JACK  R.  ANDERSON(1)
President
Calver  Corporation
Dallas,  TX

STEPHEN  J.  BLEWITT(1)
Senior  Managing  Director
John  Hancock  Life  Insurance  Company
Boston,  MA

LESLIE  B.  DANIELS(1)
Managing  Director
CAI  Advisors  &  Co.
New  York,  NY

(1)Member, Compensation and Stock Option Committee, and Audit Committee

EXECUTIVE  OFFICERS

JAMES  E.  BUNCHER
President  and  Chief  Executive  Officer

STEPHEN  J.  BAKER
Executive  Vice  President  and
Chief  Operating  Officer

RONALD  I.  BRENDZEL,  JD
Senior Vice President, General Counsel and Secretary

DENNIS  L.  GATES,  CPA
Senior  Vice  President  and
Chief  Financial  Officer

KENNETH  E.  KEATING
Vice  President,  Marketing  and
Chief  Marketing  Officer

BARBARA  LUCCI
Vice  President,  Service  Center  Operations

JOHN  F.  STEEN
Vice  President,  Development  and
Chief  Development  Officer

MIK  L.  SUMMERS
Vice  President,  Information  Services  and
Chief  Information  Officer

MICHAEL  B.  SUTHERLAND,  DDS
Vice  President,  Provider  Relations  and
Dental  Director


CORPORATE
  INFORMATION

INDEPENDENT  AUDITORS
Deloitte  &  Touche  LLP
Costa  Mesa,  CA

TRANSFER  AGENT  AND  REGISTRAR
American  Stock  Transfer  &  Trust  Company
New  York,  NY

CORPORATE  HEADQUARTERS
SafeGuard  Health  Enterprises,  Inc.
95  Enterprise
Suite  100
Aliso  Viejo,  CA  92656-2605
Telephone:  (949)  425-4300
Fax:  (949)  425-4586

FORM  10-K
The Company has filed an Annual Report on Form 10-K for the year ended December 31, 2001, with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing: Corporate Secretary, SafeGuard Health Enterprises, Inc., 95 Enterprise, Suite 100, Aliso Viejo, CA 92656-2605.

COMMON  STOCK
SafeGuards common stock is traded on the National Association of Securities Dealers Over the Counter Bulletin Board under the symbol SFGD. The table below sets forth the high and low sale prices of the Company's common stock each calendar quarter. The prices shown are based on transactions between market makers in the Company's common stock and do not necessarily represent transactions between non-dealer principals.

                              High     Low
--------------------------------------------
2001
FIRST  QUARTER              $  2.75  $  0.88
SECOND  QUARTER                1.80     1.25
THIRD  QUARTER                 2.00     1.15
FOURTH  QUARTER                2.40     1.17

2000
First  Quarter              $  3.50  $  0.41
Second  Quarter                1.50     0.50
Third  Quarter                 0.91     0.40
Fourth  Quarter                1.00     0.42

As of March 15, 2002, there were approximately 500 holders of the Company's common stock, including approximately 400 holders of record, and 21 holders of the Company's convertible preferred stock.

No cash dividends have been paid on the Company's common stock, and the Company does not expect to pay cash dividends during the foreseeable future. The Company's convertible preferred stock does not accrue dividends of any kind.

                                [GRAPHIC OMITTED]
                                  SAFEGUARD(R)

                                  95 Enterprise
                                    Suite 100
                           Aliso Viejo, CA 92656-2605
                                 (949) 425-4300